                                                                    Exhibit 10.1

                                 LOAN AGREEMENT

                                     [LIBOR]

                                     BETWEEN

PARKING COMPANY OF AMERICA AIRPORTS, LLC, A DELAWARE LIMITED LIABILITY COMPANY,
 PARKING COMPANY OF AMERICA AIRPORTS PHOENIX, LLC, A DELAWARE LIMITED LIABILITY COMPANY, PCAA SP, LLC, A DELAWARE LIMITED LIABILITY COMPANY, AND PCA AIRPORTS,
           LTD., A TEXAS LIMITED PARTNERSHIP (COLLECTIVELY, BORROWER)

                                       AND

                 CAPMARK FINANCE INC., A CALIFORNIA CORPORATION
                                    (LENDER)

                          DATED AS OF SEPTEMBER 1, 2006

Loan Numbers: 54375, 55184, 55185, 55186 and 55187


                                TABLE OF CONTENTS

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ARTICLE 1 DEFINED TERMS AND CONSTRUCTION GUIDELINES......................     2
   1.01.  Defined Terms..................................................     2
   1.02.  General Construction...........................................     2
   1.03.  Borrower.......................................................     3
   1.04.  Property.......................................................     3

ARTICLE 2 LOAN AMOUNT; PAYMENT TERMS; ADVANCES...........................     3
   2.01.  Commitment to Lend.............................................     3
   2.02.  Calculation of Interest........................................     3
   2.03.  Payment of Principal and Interest..............................     5
   2.04.  Payments Generally.............................................     8
   2.05.  Prepayment Rights..............................................     9
   2.06.  Right of First and Last Refusal................................    10
   2.07.  Interest Rate Cap/Hedge........................................    11

ARTICLE 3 CASH MANAGEMENT................................................    13
   3.01.  Lockbox........................................................    13

ARTICLE 4 ESCROW AND RESERVE REQUIREMENTS................................    13
   4.01.  Creation and Maintenance of Escrows and Reserves...............    13
   4.02.  Tax Escrow.....................................................    15
   4.03.  Insurance Premium Escrow.......................................    16
   4.04.  Capital Improvements/Deferred Maintenance Escrow Account.......    16
   4.05.  Replacement Reserve Account....................................    17
   4.06.  Intentionally Omitted..........................................    18
   4.07.  Intentionally Omitted..........................................    18
   4.08.  Leasehold Payment Reserve Account..............................    18
   4.09.  Excess Cash Flow Reserve Account...............................    19
   4.10.  Swap Payments Reserve Account..................................    19

ARTICLE 5 COMPLETION OF REPAIRS RELATED TO RESERVE ACCOUNTS; CONDITIONS
          TO RELEASE OF FUNDS............................................    20
   5.01.  Conditions Precedent to Disbursements from Certain Reserve
          Accounts.......................................................    20
   5.02.  Waiver of Conditions to Disbursement...........................    21
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                                TABLE OF CONTENTS
                                   (continued)

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   5.03.  Direct Payments to Suppliers and Contractors...................    22
   5.04.  Performance of Reserve Items...................................    22

ARTICLE 6 LOAN SECURITY AND RELATED OBLIGATIONS..........................    23
   6.01.  Security Instrument and Assignment of Rents and Leases.........    23
   6.02.  Assignment of Property Management Contract.....................    23
   6.03.  Assignment of Rate Cap Agreement...............................    23
   6.04.  Assignment of Operating Agreements.............................    23
   6.05.  Pledge as Property; Grant of Security Interest.................    23
   6.06.  Environmental Indemnity Agreement..............................    24
   6.07.  Guaranty of Borrower Sponsors..................................    25
   6.08.  Letter of Credit...............................................    24

ARTICLE 7 SINGLE PURPOSE ENTITY REQUIREMENTS.............................    25
   7.01.  Commitment to be a Single Purpose Entity.......................    25
   7.02.  Definition of Single Purpose Entity............................    26

ARTICLE 8 REPRESENTATIONS AND WARRANTIES.................................    30
   8.01.  Organization; Legal Status.....................................    30
   8.02.  Power; Authorization; Enforceable Obligations..................    31
   8.03.  No Legal Conflicts.............................................    31
   8.04.  No Litigation..................................................    31
   8.05.  Business Purpose of Loan.......................................    31
   8.06.  Warranty of Title..............................................    31
   8.07.  Condition of the Property......................................    32
   8.08.  No Condemnation................................................    32
   8.09.  Requirements of Law............................................    32
   8.10.  Operating Permits..............................................    32
   8.11.  Separate Tax Lot...............................................    32
   8.12.  Flood Zone.....................................................    32
   8.13.  Adequate Utilities.............................................    33
   8.14.  Public Access..................................................    33
   8.15.  Boundaries.....................................................    33
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                                   (continued)

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   8.16.  Mechanic Liens.................................................    33
   8.17.  Assessments....................................................    33
   8.18.  Insurance......................................................    33
   8.19.  Leases.........................................................    33
   8.20.  Management Agreement...........................................    34
   8.21.  Financial Condition............................................    34
   8.22.  Taxes..........................................................    34
   8.23.  No Foreign Person..............................................    34
   8.24.  Federal Regulations............................................    34
   8.25.  Investment Company Act; Other Regulations......................    34
   8.26.  ERISA..........................................................    34
   8.27.  No Illegal Activity as Source of Funds.........................    35
   8.28.  Compliance with Anti-Terrorism, Embargo, Sanctions and Anti-
          Money Laundering Laws..........................................    35
   8.29.  Brokers and Financial Advisors.................................    35
   8.30.  Equity Contribution............................................    35
   8.31.  Complete Disclosure; No Change in Facts or Circumstances.......    35
   8.32.  Parking Leases.................................................    35
   8.33.  Survival.......................................................    37
   8.34.  Philadelphia Joint Operation...................................    37

ARTICLE 9 BORROWER COVENANTS.............................................    37
   9.01.  Payment of Debt and Performance of Obligations.................    37
   9.02.  Payment of Taxes and Other Lienable Charges....................    37
   9.03.  Insurance......................................................    38
   9.04.  Obligations upon Condemnation or Casualty......................    42
   9.05.  Inspections and Right of Entry.................................    47
   9.06.  Leases and Rents...............................................    47
   9.07.  Use of Property................................................    48
   9.08.  Maintenance of Property........................................    48
   9.09.  Waste..........................................................    49
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                                   (continued)

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   9.10.  Compliance with Laws...........................................    49
   9.11.  Financial Reports, Books and Records...........................    49
   9.12.  Performance of Other Agreements................................    51
   9.13.  Existence; Change of Name; Location as a Registered
          Organization...................................................    52
   9.14.  Property Management............................................    52
   9.15.  ERISA..........................................................    52
   9.16.  Compliance with Anti-Terrorism, Embargo, Sanctions and Anti-
          Money Laundering Laws..........................................    53
   9.17.  Equity Contribution............................................    53
   9.18.  Net Worth Covenant.............................................    53
   9.19.  Liquidity Covenant.............................................    53
   9.20.  Parking Lease Covenants........................................    53
   9.21.  JFK Lease......................................................    56
   9.22.  LGA Lease......................................................    56
   9.23.  PCAA 7750 Property Lease.......................................    57
   9.24.  Rate Swap Covenants............................................    57
   9.25.  Capital Improvements/Deferred Maintenance......................    58
   9.26.  Environmental Remediation......................................    58

ARTICLE 10 NO TRANSFERS OR ENCUMBRANCES; DUE ON SALE.....................    58
   10.01. Prohibition Against Transfers..................................    58
   10.02. Lender Approval................................................    58
   10.03. Borrower Right to Partial Releases for Partial Release Price...    59
   10.04. Right to Release Outparcels....................................    61
   10.05. Other Releases of the Mortgaged Property.......................    64
   10.06. OFAC Compliance; Substantive Consolidation Opinion.............    64

ARTICLE 11 EVENTS OF DEFAULT; REMEDIES...................................    64
   11.01. Events of Default..............................................    64
   11.02. Remedies.......................................................    67
   11.03. Cumulative Remedies; No Waiver; Other Security.................    69
   11.04. Enforcement Costs..............................................    70
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                                TABLE OF CONTENTS
                                   (continued)

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   11.05. Application of Proceeds........................................    70
   11.06. Cross-Default; Cross-Collateralization; Waiver of Marshalling
          of Assets......................................................    70

ARTICLE 12 NONRECOURSE - LIMITATIONS ON PERSONAL LIABILITY...............    71
   12.01. Nonrecourse Obligation.........................................    71
   12.02. Full Personal Liability........................................    71
   12.03. Personal Liability for Certain Losses..........................    71
   12.04. No Impairment..................................................    72
   12.05. No Waiver of Certain Rights....................................    73

ARTICLE 13 INDEMNIFICATION...............................................    73
   13.01. Indemnification Against Claims.................................    73
   13.02. Duty to Defend.................................................    74

ARTICLE 14 SUBROGATION; NO USURY VIOLATIONS..............................    74
   14.01. Subrogation....................................................    74
   14.02. No Usury.......................................................    74

ARTICLE 15 SALE OR SECURITIZATION OF LOAN................................    75
   15.01. Splitting the Note.............................................    75
   15.02. Lender's Rights to Sell or Securitize..........................    75
   15.03. Dissemination of Information...................................    76
   15.04. Reserve Accounts...............................................    76
   15.05. Securitization Indemnification.................................    77
   15.06. Additional Financial Information for Large Loans...............    78

ARTICLE 16 BORROWER FURTHER ACTS AND ASSURANCES PAYMENT OF SECURITY
           RECORDING CHARGES.............................................    78
   16.01. Further Acts...................................................    78
   16.02. Replacement Documents..........................................    79
   16.03. Borrower Estoppel Certificates.................................    79
   16.04. Recording Costs................................................    80
   16.05. Publicity......................................................    80

ARTICLE 17 LENDER CONSENT................................................    80
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                                TABLE OF CONTENTS
                                   (continued)

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   17.01. No Joint Venture; No Third Party Beneficiaries.................    80
   17.02. Lender Approval................................................    80
   17.03. Performance at Borrower's Expense..............................    81
   17.04. Non-Reliance...................................................    81

ARTICLE 18 MISCELLANEOUS PROVISIONS......................................    81
   18.01. Notices........................................................    81
   18.02. Entire Agreement; Modifications; Time of Essence...............    82
   18.03. Binding Effect; Joint and Several Obligations..................    83
   18.04. Duplicate Originals; Counterparts..............................    83
   18.05. Unenforceable Provisions.......................................    83
   18.06. Governing Law..................................................    83
   18.07. Consent to Jurisdiction........................................    83
   18.08. WAIVER OF TRIAL BY JURY........................................    83
   18.09. Good Faith.....................................................    84

ARTICLE 19 LIST OF DEFINED TERMS.........................................    84
   19.01. Definitions....................................................    84

                              LOAN NUMBERS: 54375, 55184, 55185, 55186 AND 55187

                                 LOAN AGREEMENT

                                (LIBOR RATE LOAN)

          THIS LOAN AGREEMENT is made as of this 1st day of September, 2006 by PARKING COMPANY OF AMERICA AIRPORTS, LLC, a Delaware limited liability company ("PCAA"), PARKING COMPANY OF AMERICA AIRPORTS PHOENIX, LLC, a Delaware limited liability company ("PCAA PHOENIX"), PCAA SP, LLC, a Delaware limited liability company ("PCAA SP") and PCA AIRPORTS, LTD., a Texas limited partnership ("PCAA TEXAS" and, together with PCAA, PCAA Phoenix, and PCAA SP, each individually as an "Individual Borrower" collectively as the context requires, "BORROWER"), as borrower, and CAPMARK FINANCE INC., (formerly known as GMAC Commercial Mortgage Corporation) a California corporation (together with its successors and assigns "LENDER"), as lender.

                                    RECITALS

          WHEREAS, Lender made a loan to PCAA, PCAA Phoenix and PCAA Texas (collectively, the "2003 BORROWERS") in the original principal amount of $126,000,000 (the "2003 LOAN"), pursuant to a certain Loan Agreement dated as of October 1, 2003 by and between the 2003 Borrowers and Lender (the "2003 LOAN AGREEMENT") and as evidenced by that certain Consolidated, Amended and Restated Promissory Note dated October 1, 2003 in the face amount of $126,000,000 (the "2003 NOTE").

          WHEREAS, PCAA SP assumed and agreed to pay the 2003 Loan in accordance with the terms of the 2003 Note, and the 2003 Borrowers reaffirmed their obligations to pay the 2003 Loan in accordance with the terms of the 2003 Note pursuant to the terms of a certain Assumption of Promissory Note (2003), dated on or about the date hereof (the "2003 ASSUMPTION AGREEMENT"). Lender is the owner and holder of the 2003 Note, upon which the principal amount of $125,453,750.00 remains outstanding.

          WHEREAS, CAPMARK BANK, a Utah industrial bank, formerly known as GMAC Commercial Mortgage Bank ("BANK") made a loan to PCAA SP in the original principal amount of $58,740,000 (the "2005 LOAN"), pursuant to a certain Loan Agreement dated as of October 3, 2005 by and between PCAA SP and Bank (the "2005 LOAN AGREEMENT") and as evidenced by that certain Promissory Note dated October 3, 2005 originally in the face amount of $58,740,000 (the "ORIGINAL 2005 NOTE").

          WHEREAS, the Original 2005 Note was subsequently split into Promissory Note A-1 dated December 19, 2005 made by Borrower payable to the order of Bank in the original principal amount of $29,370,000 ("2005 NOTE A-1") and into Promissory Note A-2 dated December 19, 2005 made by Borrower payable to the order of CAPITAL TRUST, INC., a Maryland corporation ("TRUST") in the original principal amount of $29,370,000 ( "2005 NOTE A-2", and together with 2005 Note A-1, collectively, the "2005 NOTE"). Each of Bank and Trust transferred its interests in 2005 Note A-1 and 2005 Note A-2, respectively, 2005 Loan, and the 2005 Loan Agreement to Lender pursuant to those certain Assignment and Assumption Agreements dated as of the date hereof.

          WHEREAS, the 2003 Borrowers have assumed and agreed to pay the 2005 Loan in accordance with the terms of the 2005 Note, and PCAA SP has reaffirmed its obligation to pay the 2005 Loan in accordance with the terms of the 2005 Note pursuant to the terms of a certain Assumption of 2005 Promissory Note, dated on or about the date hereof (the "2005 ASSUMPTION AGREEMENT"). Lender is the owner and holder of the 2005 Note, upon which the principal amount of $ 58,740,000 remains outstanding.

          WHEREAS, Borrower desires to obtain additional financing from Lender in original principal amount of $10,806,250.00 (the "2006 LOAN") as evidenced by that certain Gap Note dated as of the date hereof in the face amount of $10,806,250.00 (the "GAP NOTE");

          WHEREAS, Lender is the owner and holder of the 2003 Note, the 2005 Note and the Gap Note, on which the aggregate principal amount of $195,000,000.00 remains outstanding. Lender and Borrower have agreed to consolidate and combine the 2003 Note, the 2005 Note and the Gap Note to form a single consolidated promissory note to evidence the Loan as set forth in that certain Consolidated, Amended and Restated Promissory Note and Consolidation Agreement dated as of the date hereof (the "CONSOLIDATED NOTE"). Lender and Borrower have further agreed to replace the Consolidated Note with five (5) replacement notes as set forth in that certain Note Severance and Modification Agreement dated as of the date hereof ("SEVERANCE AGREEMENT"); and

          WHEREAS, Lender and Borrower desire to modify, amend and restate the terms, conditions, provisions, covenants, agreements, warranties and privileges contained in the 2003 Loan Agreement and the 2005 Loan Agreement in certain respects in the manner set forth herein;

                                    AGREEMENT

          NOW, THEREFORE, in consideration of such loan and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, Borrower and Lender do hereby agree that the 2003 Loan Agreement and the 2005 Loan Agreement are hereby amended and restated in their entirety as follows:

                                   ARTICLE 1

                    DEFINED TERMS AND CONSTRUCTION GUIDELINES

     1.01. Defined Terms. Each defined term used in this Loan Agreement has the meaning given to that term in Article 19 of this Loan Agreement unless otherwise stated in any other provision hereof.

     1.02. General Construction. Defined terms used in this Loan Agreement may be used interchangeably in singular or plural form, and pronouns are to be construed to cover all genders. All references to this Loan Agreement or any agreement or instrument referred to in this Loan Agreement shall mean such agreement or instrument as originally executed and as hereafter amended, supplemented, extended, consolidated, restated or reinstated from time to time. The words "herein," "hereof" and "hereunder" and other words of similar import refer to this Loan Agreement as a whole and not to any particular subdivision; and the words "Article" and

"section" refer to the entire article or section, as applicable and not to any particular subsection or other subdivision. Reference to days for performance means calendar days unless Business Days are expressly indicated.

     1.03. Borrower. The parties hereto acknowledge that the defined term "Borrower" has been defined to collectively include each Individual Borrower. It is the intent of the parties hereto in making any determination under this Loan Agreement, including, without limitation, in determining whether (a) a breach of a representation, warranty or a covenant has occurred, (b) there has occurred a default or Event of Default, or (c) an event has occurred which would create recourse obligations under Article 12 of this Loan Agreement, that any such breach, occurrence or event with respect to any Individual Borrower shall be deemed to be such a breach, occurrence or event with respect to all Individual Borrowers and that all Individual Borrowers need not have been involved with such breach, occurrence or event in order for the same to be deemed such a breach, occurrence or event with respect to every Individual Borrower.

     1.04. Property. The parties hereto acknowledge that the defined term "Property" has been defined to collectively include each Individual Property. All references to "Property" in this Loan Agreement shall be deemed to refer to one or more Individual Properties, as the context requires. It is the intent of the parties hereto in making any determinations under this Loan Agreement, including, without limitation, in determining whether (a) breach of a representation, warranty or a covenant has occurred, (b) there has occurred a default or Event of Default, or (c) an event has occurred which would create recourse obligations under Article 12 of this Loan Agreement, that any such breach, occurrence or event with respect to any Individual Property shall be deemed to be such a breach, occurrence or event with respect to the Loan.

                                   ARTICLE 2

                      LOAN AMOUNT; PAYMENT TERMS; ADVANCES

     2.01. Commitment to Lend.

          (a) Loan Amount Approved. Subject to the terms and conditions set forth herein, and in reliance on Borrower's representations, warranties and covenants set forth herein, Lender agrees to loan the Loan Amount to Borrower. The Loan shall be evidenced by this Loan Agreement and by the Note made by Borrower to the order of Lender and shall bear interest and be paid upon the terms and conditions provided herein.

          (b) Advance of Loan Amount. On the Closing Date, Lender shall advance the entire Loan Amount to Borrower.

     2.02. Calculation of Interest.

          (a) Calculation Basis. Interest due on the Loan shall be paid for each Interest Accrual Period, calculated based on a 360-day year and paid for the actual number of days elapsed for any whole or partial month in which interest is being calculated.

          (b) Initial Applicable Interest Rate and Interest Rate Adjustment Date. Interest shall accrue on outstanding principal at the rate ("APPLICABLE INTEREST RATE") which is the LIBOR Rate plus one and nine tenths percent (1.90%)(as the same may be increased pursuant to Section 2.03(d)(ii)(E) below, "MARGIN"); provided, that the Margin applicable to each Note shall be as set forth on Schedule 2.02(b) attached hereto, which collectively, prior to an Event of Default and subject to Section 2.03(d)(ii)(E) below, shall not exceed the Applicable Interest Rate. Adjustments to the Applicable Interest Rate in connection with changes in the LIBOR Rate shall be made on the Interest Rate Adjustment Date and effective as of the first day of the applicable Interest Accrual Period, except that the initial Applicable Interest Rate shall be determined two (2) Business Days prior to the Closing Date.

          (c) LIBOR Unascertainable. Lender's obligation to maintain interest based on the LIBOR Rate shall be suspended and the Applicable Interest Rate shall be based on the Interest Rate Index (plus Margin) upon Lender's determination, in good faith, that adequate and reasonable means do not exist for ascertaining the LIBOR Rate or that a contingency has occurred which materially and adversely affects the London Interbank Eurodollar Market at which Lender prices loans (which determination by Lender shall be conclusive and binding on Borrower in the absence of manifest error). Computation of the Applicable Interest Rate based on the Interest Rate Index shall continue until Lender determines that the circumstances giving rise to Lender's substitution of the Interest Rate Index for the LIBOR Rate no longer exist. Lender shall promptly notify Borrower of each such determination.

          (d) Adjustment Due to Calculation Errors. If, at any time, Lender determines that it has miscalculated the Applicable Interest Rate (whether because of a miscalculation of the LIBOR Rate or otherwise), Lender shall promptly notify Borrower of the necessary correction. If the corrected Applicable Interest Rate represents an increase in the applicable monthly payment, Borrower shall, within ten (10) days after receipt of such written notice, pay to Lender the corrected amount. If the corrected Applicable Interest Rate represents an overpayment by Borrower to Lender and no Event of Default then exists, Lender shall refund the overpayment to Borrower or, at Lender's option, credit such amounts against Borrower's payment next due hereunder.

          (e) Adjustment for Impositions on Loan Payment. All payments made by Borrower hereunder shall be made free and clear of, and without reduction for, or on account of, any income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings hereafter imposed, levied, collected, withheld or assessed by any government or taxing authority (other than taxes on the overall net income or overall gross receipts of Lender imposed as a result of a present or former connection between Lender and the jurisdiction of the government or taxing authority imposing such; this exclusion shall not apply to a connection arising solely from Lender's having executed, delivered, performed its obligations under, received a payment under, or enforced this Loan Agreement or any other Loan Document). If any such amounts are required to be withheld from amounts payable to Lender, the amounts payable to Lender under these Loan Documents shall be increased to the extent necessary to yield to Lender, after payment of such amounts, interest or any such other amounts payable at the rates or in the amounts specified herein. If any such amounts are payable by Borrower, Borrower shall pay all such amounts before penalties or interest begin to accrue thereon and promptly send Lender a certified copy of an original official receipt showing payment thereof. If Borrower fails to pay such amounts before penalties or interest begin to accrue thereon or to deliver the required receipt to Lender, Borrower shall indemnify Lender for any incremental taxes, interest or penalties that may become payable by Lender as a result of any such failure.

          (f) Increased Costs of Maintaining Interest. If Lender determines that the adoption of any law, regulation, rule or guideline (including, without limitation, any change regarding the imposition or increase in reserve requirements but excluding taxes on the overall net income or overall gross receipts of Lender imposed as a result of a present or former connection between Lender and the jurisdiction of the government or taxing authority imposing such), whether or not having the force of law, does or will have the effect of reducing Lender's rate of return on the Loan, then, from time to time, within five (5) Business Days after written demand by Lender (which demand shall include an itemized calculation of the additional amounts necessary to compensate Lender for such reduction), Borrower shall pay Lender such additional amount as will compensate Lender for its reduction. In addition, if any law, regulation, rule or guideline hereafter is enacted or modified, whether or not having the force of law, and compliance therewith results in an increase in the cost to Lender (including, without limitation, a reduction in the income received by Lender but excluding taxes on the overall net income or overall gross receipts of Lender imposed as a result of a present or former connection between Lender and the jurisdiction of the government or taxing authority imposing such) in making, funding or maintaining interest on the Loan at the rate herein provided, then, within five (5) Business Days after written demand by Lender, Borrower shall pay Lender the additional amounts necessary to compensate Lender for such increased costs.

          (g) Acceleration. Notwithstanding anything to the contrary contained herein, if Borrower is prohibited by law from paying any amount due to Lender under Section 2.02(e) or (f), Lender may elect to declare the unpaid principal balance of the Loan, together with all unpaid interest accrued thereon and any other amounts due hereunder, due and payable within one hundred twenty (120) days after Lender's written notice to Borrower. No Prepayment Fee shall be due in such event. Lender's delay or failure in accelerating the Loan upon the discovery or occurrence of an event under Section 2.02(e) or (f) shall not be deemed a waiver or estoppel against the exercise of such right.

     2.03. Payment of Principal and Interest.

          (a) Payment at Closing. If the Loan is funded on a date other than the fifteenth (15th) day of a calendar month, Borrower shall pay to Lender at the time of funding an interest payment calculated by multiplying (i) (x) if the Closing Date is prior to the fifteenth (15th) day of a calendar month, the number of days from and including the Closing Date to (but excluding) the fifteenth (15th) day of the current month and (y) if the Closing Date is after the fifteenth (15th) day of the month, the number of days from and including the Closing Date to (but excluding) the fifteenth (15th) day of the next calendar month by (ii) a daily rate based on the Applicable Interest Rate effective on the Closing Date and calculated for a 360-day year.

          (b) Payment Dates. Commencing on the ninth (9th) day of October, 2006 and continuing on the ninth (9th) day of each and every successive month thereafter, provided that, if the ninth (9th) day of any month is not a Business Day, such payment shall be due and payable on the immediately following Business Day (each, a "PAYMENT DUE DATE"), through and including the Payment Due Date immediately prior to the Maturity Date, Borrower shall pay consecutive monthly payments of interest only, at the Applicable Interest Rate (determined on the immediately preceding Interest Rate Adjustment Date), based on principal advanced and outstanding during the Interest Accrual Period in which the applicable Payment Due Date occurs and any amounts due pursuant to Section 2.02 of this Loan Agreement.

          (c) Maturity Date. Subject to Section 2.03(d) below, on the ninth
(9th) day of September, 2009 ("MATURITY DATE"), Borrower shall pay the entire outstanding principal balance of the Loan, together with all accrued but unpaid interest thereon through the end of the then-current Interest Accrual Period and all other amounts due under this Loan Agreement, the Note or any other Loan Document; provided that, if the ninth (9th) day of such month is not a Business Day, such payment shall be due and payable on the immediately preceding Business Day.

          (d) Extension of Maturity Date.

               (i) Extension Option. Borrower has the right to extend the Maturity Date of the Loan for two (2) additional, consecutive, twelve-month terms (each an "EXTENSION TERM"), with the first additional term having twelve (12) months ("FIRST EXTENSION TERM") and extending the Maturity Date to September 9, 2010 ("FIRST EXTENDED MATURITY DATE"), and the second additional term having twelve (12) months ("SECOND EXTENSION TERM") and extending the First Extended Maturity Date to September 9, 2011 ("SECOND EXTENDED MATURITY DATE"). Upon Borrower's proper and timely exercise of its rights under this Section 2.03(d), the term "Maturity Date" shall be deemed to mean the First Extended Maturity Date and, as applicable, the Second Extended Maturity Date.

               (ii) Conditions Precedent to Maturity Date Extension. Each of the
                    following conditions must be satisfied in a manner reasonably acceptable to Lender (or waived in writing by Lender) as a condition precedent to extension of the Maturity Date:

                    (A) Borrower delivers written notice to Lender not more than ninety (90) days and not less than thirty (30) days prior to the expiring Maturity Date advising that Borrower is exercising its extension option, together with all materials needed by Lender to confirm that the Property satisfies the performance criteria identified in subsection (D) below.

                    (B) Intentionally omitted.

                    (C) No Event of Default exists as of the date Borrower exercises such extension option and as of the commencement date of the relevant Extension Term.

                    (D) Borrower demonstrates to Lender's satisfaction that the Property achieved and maintained, prior to the commencement date of the relevant Extension Term, the following performance criteria: (1) for the First Extension Term, a Debt Service Coverage Constant Ratio of at least 1.10:1.00 and (2) for the Second Extension Term, a Debt Service Coverage Constant Ratio of at least 1.20:1.00. Notwithstanding the foregoing, Lender reserves the right at least thirty (30) days prior to the expiring Maturity Date, to reconfirm that the Property continues to achieve the foregoing performance criteria, based upon the most recently available financial statements, and to condition the extension on such performance criteria being sustained until the commencement of the Extension Term. If such performance criteria have not been achieved as of the date Borrower exercises its extension option or any subsequent verification thereof made by Lender at least thirty (30) days prior to the expiring Maturity Date and the Lender notifies the Borrower of such failure to achieve the performance criteria not less than thirty (30) days prior to the expiring Maturity Date, prior to commencement of the Extension Term, Borrower may extend the Maturity Date provided that Borrower pays to Lender a portion of the outstanding principal in such amount necessary for the Property to achieve the foregoing performance criteria as of the commencement date of the Extension Term.

                    (E) Effective as of September 15, 2009, and ending on the First Extended Maturity Date, the Margin shall be equal to two and one tenths percent (2.10%), and effective as of September 15, 2010 and ending on the Second Extended Maturity Date, the Margin shall be equal to two and three tenths percent (2.30%).

                    (F) With respect to the First Extension Term, Borrower (i) unless a Rate Swap Agreement is in effect, or in combination with a Rate Swap Agreement, in each case as set forth in Section 2.07 of the Loan Agreement, obtains, and assigns to the benefit of Lender, a Rate Cap which (1) will be effective as of the commencement of the first Interest Accrual Period of such Extension Term and will remain effective through the end of the Interest Accrual Period in which the First Extended Maturity Date occurs, and provide for payments whenever the LIBOR Rate exceeds a strike price determined by Lender for the Extension Term such that a minimum Debt Service Coverage Constant Ratio of 1.10:1.00 is maintained, (2) with a notional amount equal to the Outstanding Loan Amount and (3) otherwise satisfies all requirements of Section 2.07 of this Loan Agreement, (ii) if a Rate Cap is then in effect, provides evidence, satisfactory to Lender in its sole discretion, that the Rate Cap has been extended until the First Extended Maturity Date, (iii) if a Rate Swap Agreement is then in effect, provides evidence, satisfactory to Lender in its sole discretion, that the term of the Rate Swap Agreement has been extended to a date not earlier than the First Extended Maturity Date or (iv) obtains a Rate Swap Agreement with a notional amount at least equal to the Outstanding Loan Amount and a fixed rate such that a minimum Debt Service Coverage Constant Ratio of 1.10:1.00 is maintained which shall meet the requirements set forth in Section
2.07 of the Loan Agreement for the First Extension Term and collaterally assigns such Rate Swap Agreement to Lender pursuant to an assignment of interest rate swap agreement in substantially the same form as the Rate Swap Assignment.

                    (G) Borrower executes and delivers to Lender an amendment to this Loan Agreement, reasonably acceptable to Lender in all respects, which confirms the date to which the Maturity Date has been extended, the principal and interest amounts payable during the Extension Term and such other matters as Lender may reasonably require.

                    (H) Borrower reimburses Lender for all out-of-pocket costs reasonably incurred by Lender in processing the extension request, including, without limitation, reasonable legal fees and expenses and, if the Loan has been included in a Securitization, a Rating Confirmation.

     2.04. Payments Generally.

          (a) Delivery of Payments. All payments due to Lender under this Loan Agreement and the other Loan Documents are to be paid to Lender at Lender's office located at 200 Witmer Road, P.O. Box 809, Horsham, Pennsylvania 19044,
Attn: Servicing - Accounting Manager, or at such other place as Lender may designate to Borrower in writing from time to time in immediately available funds. All amounts due under this Loan Agreement and the other Loan Documents shall be paid without setoff, counterclaim or any other deduction whatsoever.

          (b) Credit for Payment Receipt. No payment due under this Loan Agreement or any of the other Loan Documents shall be deemed paid to Lender until received by Lender at its designated office on a Business Day prior to 2:00 p.m. Eastern Standard Time. Any payment received after the time established by the preceding sentence shall be deemed to have been paid on the immediately following Business Day. Each payment that is paid to Lender within ten (10) days prior to the date on which such payment is due, and prior to its scheduled Payment Due Date, shall not be deemed a prepayment and shall be deemed to have been received on the Payment Due Date solely for the purpose of calculating interest due.

          (c) Invalidated Payments. If any payment received by Lender is deemed by a court of competent jurisdiction to be a voidable preference or fraudulent conveyance under any bankruptcy, insolvency or other debtor relief law, and is required to be returned by Lender, then the obligation to make such payment shall be reinstated, notwithstanding that the Note may have been marked satisfied and returned to Borrower or otherwise canceled, and such payment shall be immediately due and payable upon demand.

          (d) Late Charges. If any payment due on a Payment Due Date is not received by Lender on the Payment Due Date, Borrower shall pay to Lender, immediately and without demand, a late fee equal to five percent (5%) of such delinquent amount (provided, however, that Lender agrees to waive the late charge provided in this subsection (d) if and only if (i) such payment is received by Lender within five (5) days after the applicable Payment Due Date and (ii) Borrower's failure to make the payment on the Payment Due Date occurs no more than once in any calendar year during the term of the Loan).

          (e) Default Interest Rate. If the Loan is not paid in full on or before the Maturity Date (subject to any extension thereto properly exercised by Borrower in accordance with this Loan Agreement) or, if the Loan is accelerated following an Event of Default and during the continuance thereof, the interest rate then payable on the Loan shall immediately increase to the Applicable Interest Rate plus five hundred (500) basis points (the "DEFAULT RATE") and continue to accrue at the Default Rate until full payment is received or such Event of Default is waived in writing by Lender. In addition, Lender shall have the right, without acceleration of the Loan, to collect interest at the Default Rate on any other payment not described in the first sentence of this subsection (e) due hereunder (including, without limitation, late charges and fees for legal counsel) which is not received by Lender within five (5) days of the date on which such payment originally was due, taking into account any applicable grace, notice and/or cure periods. Interest at the Default Rate also shall accrue on any judgment obtained by Lender in connection with collection of the Loan or enforcement of any obligations due under the other Loan Documents until such judgment amount is paid in full.

          (f) Application of Payments. Payments of principal and interest due from Borrower shall be applied first to the payment of late fees, then to Lender advances made to protect the Property or to perform obligations which Borrower failed to perform, then to the payment of accrued but unpaid interest (including, without limitation, any interest at the Default Rate), and then to reduction of the outstanding principal. Prior to an Event of Default, all payments will be applied to Note A-1, Note A-2, Note A-3, Note B-1 and Note B-2, on a pro-rata basis. If at any time Lender receives less than the full amount due and payable on a Payment Due Date, Lender may apply the amounts received to amounts then due and payable in any manner and in any order determined by Lender, in its sole discretion. Following an Event of Default, Lender may apply all payments to amounts then due in any manner and in any order determined by Lender, in its sole discretion. Lender's acceptance of a payment from Borrower in an amount that is less than the full amount then due and Lender's application of such payments to amounts then due from Borrower shall not constitute or be deemed to constitute a waiver of the unpaid amounts or an accord and satisfaction. No principal amount repaid may be reborrowed.

     2.05. Prepayment Rights.

          (a) Intentionally Omitted.

          (b) Prepayment. Borrower may prepay principal in whole or in part, on any Payment Due Date as long as each of the following conditions are satisfied:

               (i) Borrower provides written notice to Lender of its intent to prepay not more than sixty (60) days and not less than thirty (30) days prior to the intended prepayment date.

               (ii) No Event of Default exists as of the date Borrower delivers notice of intent to prepay and as of the date such prepayment is made.

               (iii) Borrower pays the following prepayment consideration
                    ("PREPAYMENT FEE") with such prepayment:

                    (A) one percent (1.00%) of the amount prepaid if the prepayment is made on or before the twelfth (12th) Payment Due Date;

                    (B) one-half of one percent (0.50%) of the amount prepaid if the prepayment is made after the Payment Due Date stated in clause (A) above but on or before the eighteenth (18th) Payment Due Date; and

                    (C) zero percent (0.00%) of the amount prepaid if the prepayment is made after the eighteenth (18) Payment Due Date stated in clause
(B) above but on or before the Maturity Date.

               (iv) Borrower pays with such prepayment all accrued interest through the end of the then-current Interest Accrual Period and all other outstanding amounts then due and unpaid under this Loan Agreement and the other Loan Documents.

               (v) Lender acknowledges that the above Prepayment Fee shall not be due in connection with a refinancing of the Loan or a portion thereof, in the event that Lender and/or its affiliates refinance the Loan or such portion thereof.

               (vi) Notwithstanding anything to contrary, such prepayment shall be accompanied by evidence, satisfactory to Lender, of the payment of the Swap Breakage (if any) to the Rate Swap Provider.

          (c) Intentionally Omitted.

          (d) Prepayment as a Result of a Casualty or Condemnation or Charges on Lender. Prepayments arising from Lender's application of insurance proceeds upon the occurrence of a Casualty, the application of a condemnation award upon the occurrence of a Condemnation, or as set forth in Section 2.02(g) may be made without payment of the Prepayment Fee.

          (e) Notice Irrevocable. Notwithstanding any provision of this Loan Agreement to the contrary, Borrower's notice of prepayment in accordance with subsection 2.05(b) above shall be irrevocable, and the principal balance to be prepaid shall be absolutely and unconditionally due and payable on or about the date specified in such notice.

     2.06. Right of First and Last Refusal. In consideration for Lender's agreement to waive its customary exit fee, during the first eighteen (18) months of the term of the Loan, Borrower agrees to grant to Lender the right of first and last refusal to refinance the Loan unless such refinancing is provided by the Macquarie Group and further agrees in the event of the sale of all or part of the Property, to introduce Lender to the prospective purchaser of all or part of the Property. Borrower reserves the sole and exclusive right to select the source(s) of all refinancing proposals. If Lender does not agree, in writing, to refinance the Loan upon the same terms set forth in any bona fide refinancing proposal received by Borrower (a "REFINANCING PROPOSAL") within seven (7) days after Borrower gives Lender written notice of the terms of such Refinancing Proposal, Lender's rights under this Section shall terminate, provided, however, that if the material economic terms set forth in the Refinancing Proposal are modified in any material way adverse to Borrower prior to the closing of the new loan, Borrower shall once again notify Lender of same, and Lender shall have seven (7) days to notify Borrower of its intent to match the revised Refinancing Proposal. If Lender does not so notify Borrower within such seven (7) day period, Lender's rights under this Section shall terminate.

     2.07. Interest Rate Cap/Hedge. On or before the date hereof, Borrower must obtain and deliver to Lender a Rate Cap, a Rate Swap or a combination thereof, in each case satisfying the requirements of this Section 2.07.

          (a) Initial Interest Rate Cap. If Borrower elects to provide a Rate Cap, then on or before the date hereof, Borrower shall obtain a Rate Cap with a notional amount equal to the Loan Amount (less any amount provided by the Rate
Swap) for the benefit of Lender which provides for payments to be made by the Rate Cap Provider if, at any time during the term of the Loan, the LIBOR Rate exceeds the Strike Rate. Each Rate Cap required hereunder must: (i) be issued by a Rate Cap Provider that satisfies the credit criteria set forth below in
Section 2.07(d); (ii) be fully effective as of the Closing Date; (iii) permit Borrower's interest in the Rate Cap to be assigned to Lender without the payment of fees or costs and without the Rate Cap Provider's consent; (iv) contain no cross-defaults to any other agreements among any Borrower, Rate Cap Provider and Lender, or any of their respective Affiliates; (v) contain no performance obligations of Borrower or Lender beyond Borrower's payment of a one-time fee at the effective date of the Rate Cap Agreement; (vi) be evidenced by a Rate Cap Agreement acceptable to Lender in all respects and delivered to Lender on the Closing Date, fully executed, along with a legal opinion from Rate Cap Provider's counsel (which maybe in-house counsel) as to the authorization, execution and delivery by Rate Cap Provider and enforceability in accordance with its terms (vii) comply with criteria issued by any of the Rating Agencies regarding interest rate cap agreements including, without limitation, the requirement for additional legal opinions from Rate Cap Provider's counsel;
(viii) otherwise be reasonably satisfactory to Lender in all respects; and (ix) have a notional amount equal to the Loan Amount (less any amount provided by the Rate Swap).

          (b) Initial Interest Rate Swap. If Borrower elects to provide a Rate Swap, then on or before the date HEREOF, Borrower shall obtain a Rate Swap with a notional amount equal to the Loan Amount (less any amount provided by the Rate
Cap) with a per annum rate equal to the Swap Fixed Rate for the benefit of Lender which shall be coterminous with the initial term of the Loan. Each Rate Swap required hereunder must: (i) be issued by a Rate Swap Provider that satisfies the credit criteria set forth below in Section 2.07(d); (ii) be fully effective as of the Closing Date; (iii) permit Borrower's interest in the Rate Swap to be assigned to Lender without the payment of fees or costs and without the Rate Swap Provider's consent; (iv) contain no cross-defaults to any other agreements among any Borrower, Rate Swap Provider and Lender, or any of their respective Affiliates; (v) be evidenced by a Rate Swap Agreement acceptable to Lender in all respects and delivered to Lender on the Closing Date, fully executed, along with a legal opinion from Rate Swap Provider's counsel (which maybe in-house counsel) as to the authorization, execution and delivery by Rate Swap Provider and enforceability in accordance with its terms (vi) comply with criteria issued by any of the Rating Agencies regarding interest rate swap agreements including, without limitation, the requirement for additional legal opinions from Rate Swap Provider's counsel; and (vii) otherwise be reasonably satisfactory to Lender in all respects.

          (c) Assignment to Lender as Collateral. The Rate Cap or Rate Swap, as applicable, and each replacement of a Rate Cap or Rate Swap and each Rate Cap or Rate Swap that Borrower is required to provide in connection with the extension of the Maturity Date shall be assigned to Lender as collateral. Borrower acknowledges that Borrower's assignment of the Rate Cap or Rate Swap, as applicable, to Lender shall not be deemed completed until such time as Borrower has delivered to Lender a written acknowledgement from the Rate Cap Provider or Rate Swap Provider of Borrower's assignment of the Rate Cap or Rate Swap, as applicable, to Lender that is acceptable to Lender in all respects. All payments made by the Rate Cap Provider or Rate Swap Provider shall be made directly to the Deposit Account. Failure by the Rate Cap Provider or Rate Swap Provider to make any payment under the Rate Cap or Rate Swap shall not relieve Borrower of any of its obligations to make any payments hereunder or any other Loan Documents.

          (d) Credit Rating of Rate Cap Provider and Rate Swap Provider; Replacement Upon Adverse Change in Rating. The Rate Cap or Rate Swap, as applicable, must be issued by a Rate Cap Provider or Rate Swap Provider having
(i) a long term unsecured debt rating of at least "A-" from S & P; or (ii) a short-term unsecured debt rating of at least "A-1" from S & P; or (iii) an equivalent rating by a Rating Agency approved by Lender. If, at any time during the term of the Loan, the Rate Cap Provider's or Rate Swap Provider's credit rating falls below that required in the previous sentence, Lender shall have the right to require that Borrower, at Borrower's expense, provide a replacement Rate Cap or Rate Swap from a different Rate Cap Provider or Rate Swap Provider which satisfies the required credit rating. Each replacement Rate Cap or Rate Swap shall satisfy all requirements of this Section 2.07 and, unless otherwise agreed by Lender, shall be substantially in the form of the Rate Cap Agreement or Rate Swap Agreement assigned to Lender as of the Closing Date. Each replacement Rate Cap or Rate Swap and all required documents must be delivered to Lender within ten (10) Business Days of Lender's notification that a replacement Rate Cap or Rate Swap is required.

          (e) Borrower's Payment of Lender Review Expenses. Borrower shall pay all reasonable, out-of-pocket expenses incurred by Lender in connection with Lender's review and approval of the initial Rate Cap, Rate Cap Provider, initial Rate Swap, and Rate Swap Provider, each Rate Cap and/or Rate Swap due in connection with an extension of the Maturity Date, and each replacement of a Rate Cap and/or Rate Swap that is required under the terms of this Loan Agreement, including, without limitation, reasonable out-of-pocket legal fees and expenses

          (f) PCAA SP Initial Interest Rate Cap. Borrower acknowledges and agrees that the initial Rate Cap has been purchased solely in the name of PCAA SP. In the event that PCAA SP is released from its obligations under this Loan Agreement while the Loan is outstanding pursuant to the provisions hereof or otherwise and the initial Rate Cap is still in effect, PCAA SP shall promptly transfer the initial Rate Cap to the remaining Individual Borrowers or the remaining Individual Borrowers shall promptly obtain a replacement Rate Cap or Rate Swap in accordance with all requirements of this Section 2.07 and, unless otherwise agreed by Lender, shall be substantially in the form of the Rate Cap Agreement or Rate Swap Agreement assigned to Lender as of the Closing Date.

                                   ARTICLE 3

                                 CASH MANAGEMENT

     3.01. Lockbox. Borrower acknowledges that all Operating Income from the Property is deposited into the Collection Accounts with the Collection Account Banks by Borrower no less than twice weekly and, Borrower shall cause such Property Manager to do likewise. Borrower shall direct all Collection Account Banks to make deposits of all Operating Income (other than petty cash not to exceed $1,000 per Collection Account, and amounts necessary to satisfy the minimum balance requirements of the Collection Account Banks, if any) to the Deposit Account pursuant to the Lockbox Agreement in accordance with existing practices, but no less than once weekly. Borrower acknowledges that it has sent Credit Card Issuer Letters to all Credit Card Issuers. Prior to an Event of Default, Borrower shall have access to the Deposit Account in accordance with the terms and conditions of the Lockbox Agreement. Borrower agrees and covenants not to (i) change the identity of the Collection Account Banks, or (ii) alter or modify the terms and conditions governing the operation of the blocked accounts at the Collection Account Banks in any material respect without Lender's prior written consent, not to be unreasonably withheld, conditioned or delayed.

                                   ARTICLE 4

                         ESCROW AND RESERVE REQUIREMENTS

     4.01. Creation and Maintenance of Escrows and Reserves.

          (a) Control of Reserve Accounts. On the Closing Date, each of the Reserve Accounts shall be established by Lender. Each Reserve Account required under this Loan Agreement shall be a custodial account established by Lender, and, at Lender's option, funds deposited into a Reserve Account may be commingled with other money held by Lender. Each Reserve Account shall be under the sole dominion and control of Lender, and Borrower shall not have any right to withdraw funds from a Reserve Account. Unless required by the laws of the state which govern this Loan Agreement or otherwise expressly provided in this Loan Agreement, Borrower shall not be entitled to any earnings or interest on funds deposited in the Tax Escrow Account and the Insurance Premium Escrow Account. The Reserve Accounts, other than the Tax Escrow Account and the Insurance Premium Escrow Account, shall be interest-bearing accounts, provided, however, that interest paid or payable with respect to any Reserve Account held by or on behalf of Lender may not be based on the highest rate of interest payable by Lender on deposits and shall not be calculated based on any particular external interest rate or interest rate index, nor shall any such interest reflect the interest rate utilized by Lender to calculate interest payable on deposits held with respect to any particular loan or borrower or class of loans or borrowers, and Lender shall have no liability with respect to the amount of interest paid and/or loss of principal. All interest earned on the Reserve Accounts (other than the Tax Escrow Account and Insurance Premium Escrow Account) by Lender shall be credited to such accounts. Upon the occurrence of an Event of Default, Lender may, in addition to any and all other rights and remedies available to Lender, apply any sums then present in any or all of the Reserve Accounts to the payment of the Debt in any order as determined by Lender in its sole discretion. If and to the extent that, as of the Maturity Date, Borrower has previously deposited into any of the Reserve Accounts any sums that have (a) not been applied to the payment of the amounts with respect to which such Reserve Accounts were created or to the payment of subsequent monthly deposits required to be made into the applicable Reserve Accounts or (b) not repaid by Lender to Borrower, then such amounts shall be applied to the then-outstanding principal balance of the Loan, together with all accrued and unpaid interest and other charges then payable thereon.

          (b) Funds Dedicated to Particular Purpose. Funds held in a Reserve Account are not to be used to fund Reserve Items contemplated by a different Reserve Account, and Borrower may not use and Lender shall have no obligation to apply funds from one Reserve Account to pay for Reserve Items contemplated by another Reserve Account. For example, (i) funds held in the Capital Improvements/Deferred Maintenance Escrow Account shall not be used to pay for Replacements and (ii) funds held in the Replacement Reserve Account shall not be used to pay for Capital Improvements/Deferred Maintenance.

          (c) Release of Reserves Upon Payment of Debt. Upon payment in full of the Loan, Lender shall disburse to Borrower all unapplied funds, including any accrued and unpaid interest thereon, held by Lender in the Reserve Accounts pursuant to this Loan Agreement.

          (d) Release of Individual Reserve Account after Full Performance of Reserve Items. Lender shall disburse to Borrower all unapplied funds remaining in the Capital Improvements/Deferred Maintenance Escrow Account upon receipt of evidence reasonably satisfactory to Lender that (i) Borrower has completed, in the manner required by this Loan Agreement, all Reserve Items to be funded by such Reserve Account, and (ii) no Liens (other than Liens granted in favor of Lender) exist against the Property with respect to such Reserve Items. Lender shall not be obligated to make any such disbursement when an Event of Default exists, and Lender may deduct from any such disbursement all outstanding amounts then due and unpaid to Lender under the Loan Documents.

          (e) No Obligation of Lender. Nothing in this Loan Agreement shall: (i) make Lender responsible for making or completing any Reserve Item; (ii) require Lender to advance, disburse or expend funds in addition to funds then on deposit in the related Reserve Account to make or complete any Reserve Item; or (iii) obligate Lender to demand from Borrower additional sums to make or complete any Reserve Item.

          (f) No Waiver of Default. No disbursements made from a Reserve Account at the time when a Borrower default or Event of Default has occurred and is then continuing shall be deemed a waiver or cure by Lender of that default or Event of Default, nor shall Lender's rights and remedies by prejudiced in any manner thereby.

          (g) Insufficient Amounts in a Reserve Account. Notwithstanding that Lender has the right to require Borrower to pay any deficiency in a Reserve Account if Lender determines that amounts in a Reserve Account are insufficient, the insufficiency of funds in a Reserve Account, or Lender's application of funds in a Reserve Account following an Event of Default other than for funding of the Reserve Items, shall not relieve Borrower from its obligation to perform in full each of its: (i) obligations and covenants under this Loan Agreement or (ii) agreements or covenants as tenant under the Parking Leases.

     4.02. Tax Escrow.

          (a) Deposits to Tax Escrow Account. On the Closing Date, Borrower has deposited such amount as is noted on the Closing Statement for Taxes to the Tax Escrow Account which is the amount determined by Lender that is necessary to pay when due Borrower's obligation for Taxes upon the due dates established by the appropriate tax or assessing authorities during the next ensuing twelve (12) months, taking into consideration the Monthly Tax Deposits to be collected from the first Payment Due Date to the due date for payment of Taxes. Thereafter, beginning on the first Payment Due Date and on each Payment Due Date thereafter, Borrower shall deliver to Lender the Monthly Tax Deposit.

          (b) Disbursement from Tax Escrow Account. Provided amounts in the Tax Escrow Account are sufficient to pay the Taxes then due and no Event of Default exists, Lender shall pay the Taxes as they become due on their respective due dates on behalf of Borrower by applying the funds held in the Tax Escrow Account to the payments of Taxes then due. In making any payment of Taxes, Lender may do so according to any bill, statement or estimate obtained from the appropriate public office with respect to Taxes without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax, assessment, sale, forfeiture, tax lien or title or claim thereof.

          (c) Surplus or Deficiency in Tax Escrow Account. If amounts on deposit in the Tax Escrow Account collected for an annual tax period exceed the Taxes actually paid during such tax period, Lender shall return the excess to Borrower or, in its discretion, credit the excess against the payments Borrower is to make to the Tax Escrow Account for the next tax period. If amounts on deposit in the Tax Escrow Account collected for an annual tax period are insufficient to pay the Taxes actually due during such tax period, Lender shall notify Borrower of the deficiency and, within ten (10) days after Borrower's receipt of such notice, Borrower shall deliver to Lender such deficiency amount. If, however, Borrower receives notice of any such deficiency on a date that is within ten
(10) days prior to the date that Taxes are due, Borrower will deposit the deficiency amount within three (3) Business Days after its receipt of such deficiency notice.

          (d) Changes in Amount of Taxes Due; Changes in the Monthly Tax Deposit. Borrower shall notify Lender immediately of any changes to the amounts, schedules and instructions for payment of any Taxes of which it has or obtains knowledge and authorizes Lender or its agent to obtain the bills for Taxes directly from the appropriate taxing authority. If the amount due for Taxes shall increase and Lender reasonably determines that amounts on deposit in the Tax Escrow Account will not be sufficient to pay Taxes due for an annual tax period, Lender shall notify Borrower of such determination and of the increase needed to the Monthly Tax Deposit. Commencing with the first Payment Due Date following such notice from Lender, Borrower shall make deposits at the increased amount of the Monthly Tax Deposit.

     4.03. Insurance Premium Escrow.

          (a) Deposits to Insurance Premium Escrow Account. On the Closing Date, Borrower has deposited such amount as is noted on the Closing Statement for Insurance Premiums to the Insurance Premium Escrow Account which is the amount determined by Lender that is necessary to pay when due Borrower's obligation for twenty-five percent (25%) of the annual expected Insurance Premiums.

          (b) Payments of Insurance Premiums. Borrower shall pay the Insurance Premiums as they become due on their respective due dates and shall provide Lender with proof of such payment promptly following such payment.

          (c) Intentionally Omitted.

          (d) Changes in Insurance Premium Amounts. Borrower shall notify Lender immediately of any changes to the amounts, schedules and instructions for payment of any Insurance Premiums of which it has or obtains knowledge and authorizes Lender or its agent to obtain copies of the bills for the Insurance Premiums directly from the insurance provider or its agent. If the amount due for Insurance Premiums shall increase and Lender reasonably determines that amounts on deposit in the Insurance Premium Escrow Account will not be sufficient to pay for twenty-five percent (25%) of the annual expected Insurance Premiums, Lender shall notify Borrower of such determination and of the increase needed to the Insurance Premium Escrow Account. Promptly following such notice, but in no event more than thirty (30) days following such notice, Borrower shall make the required deposit. Following any failure of Borrower to provide evidence of the required monthly payment (following notice and a five (5) day cure period), or at any time following an Event of Default, Lender may require, in its sole discretion, change to the procedures for the escrow and payment of Insurance Premiums, to include monthly escrows for same. If Lender requires monthly escrows, Borrower shall deposit such amount as is determined by Lender that is necessary to pay when due Borrower's obligation for Insurance Premiums during the next ensuing twelve (12) months, taking into consideration the Monthly Insurance Deposits to be collected from the next succeeding Payment Due Date to the due date for payment of such Insurance Premiums. Thereafter, beginning on the next succeeding Payment Due Date and on each Payment Due Date thereafter, Borrower shall deliver to Lender the Monthly Insurance Deposit.

     4.04. Capital Improvements/Deferred Maintenance Escrow Account.

          (a) Capital Improvements/Deferred Maintenance Escrow Generally. Amounts in the Capital Improvements/Deferred Maintenance Escrow Account are to be used for the purpose of funding the Capital Improvements/Deferred Maintenance.

          (b) Deposit to the Capital Improvements/Deferred Maintenance Escrow Account. On the Closing Date, Borrower shall deposit $0.00 with Lender as the reserve for completion of the Capital Improvements/Deferred Maintenance described on Exhibit C hereto ("CAPITAL IMPROVEMENTS/DEFERRED MAINTENANCE DEPOSIT").

          (c) Disbursements from the Capital Improvements/Deferred Maintenance Escrow Account. Lender shall make disbursements from the Capital
Improvements/Deferred Maintenance Escrow Account upon Borrower's performance, to Lender's satisfaction, of all conditions to disbursement set forth in Article 5 of this Loan Agreement.

          (d) Reassessment of Required Deposit. If at any time Lender reasonably determines that the Capital Improvements/Deferred Maintenance Deposit will not be sufficient to pay the cost of the Capital Improvements/Deferred Maintenance, Lender may notify Borrower of such determination and of the amount estimated by Lender to make-up such deficiency. Within ten (10) days after receipt of such notice from Lender, Borrower shall deliver the deficiency amount to Lender, and Lender shall deposit in the Capital Improvements/Deferred Maintenance Escrow Account and hold and administer same in accordance with this Loan Agreement.

     4.05. Replacement Reserve Account.

          (a) Replacement Reserve Generally. Amounts in the Replacement Reserve Account are to be used for the purpose of funding the Replacements, which Replacements Borrower covenants and agrees to perform in accordance with the terms of this Loan Agreement, and within the time periods shown on Exhibit F attached hereto.

          (b) Deposits to the Replacement Reserve Account. On the Closing Date, Borrower shall deposit $380,510.00 with Lender as an initial deposit to the Replacement Reserve Account. Beginning on the first Payment Due Date and on each Payment Due Date thereafter, Borrower shall pay $31,709.00 ("MONTHLY REPLACEMENT RESERVE DEPOSIT") to Lender as a deposit to the Replacement Reserve Account.

          Provided no Event of Default exists, the amounts on deposit in the Replacement Reserve Account shall not exceed $380,510.00 (the "REPLACEMENT RESERVE CAP"). Notwithstanding the foregoing, the Replacement Reserve Cap may be increased not more than once annually upon mutual agreement of Borrower and Lender. If Lender and Borrower are unable, after using good faith efforts, to agree upon whether any increase in the Replacement Reserve Cap is necessary, and, if so, the amount of any such increase, Lender may, but not more frequently than once per year, engage an independent inspector at Borrower's expense to inspect the Property and to determine whether an increase in the Replacement Reserve Cap is necessary to fund replacements of the nature described in Section 4.05(d)(i) or (ii) below. In such event, the determination of the independent inspector shall be final absent manifest error.

          Borrower's Monthly Reserve Deposit shall be suspended at such time as and only for so long as, the amounts on deposit in the Replacement Reserve Account equals or exceeds the Replacement Reserve Cap. At such time as amounts on deposit in the Replacement Reserve Account are less than the Replacement Reserve Cap, Borrower's obligation to make the Monthly Replacement Reserve Deposit shall be reinstated until such time as and only for so long as, the amount on deposit in the Replacement Reserve Account equals the Replacement Reserve Cap. Borrower may, at its option, provide a Letter of Credit which complies with the terms and conditions of Section 6.08 of this Loan Agreement, in the amount of the Replacement Reserve Cap, in fulfillment of its obligations under this Section 4.05, provided that, upon disbursement of funds under such Letter of Credit, Borrower provides Lender with a replacement Letter of Credit in the amount of the Replacement Reserve Cap.

          (c) Disbursements from the Replacement Reserve Account. Lender shall make disbursements from the Replacement Reserve Account upon Borrower's performance, to Lender's satisfaction, of all conditions to disbursement set forth in Article 5 hereof.

          (d) Reassessment of Required Monthly Deposits. The amount of the Monthly Replacement Reserve Deposit may be increased upon the mutual agreement of Lender and Borrower if an increase is necessary (i) to fund replacements not listed as part of the Replacements (and not intended to be covered by the Capital Improvements/Deferred Maintenance Escrow Account) which are advisable to keep the Property in good order, repair and marketable condition, or (ii) to fund the replacement of any major building systems or components (e.g., roof, HVAC system) not listed as part of the Replacements (and not intended to be covered by the Capital Improvements/Deferred Maintenance Escrow Account) which will reach the end of its useful life within two (2) years of the date of Lender's inspection. If Lender and Borrower are unable, after using good faith efforts, to agree upon whether any increase in the Monthly Replacement Reserve Deposit is necessary, and, if so, the amount of any such increase, Lender may, but not more frequently than once per year, engage an independent inspector at Borrower's expense to inspect the Property and to determine whether an increase in the Monthly Replacement Reserve Deposit is necessary to fund replacements of the nature described in clause (i) or clause (ii) above. In such event, the determination of the independent inspector shall be final absent manifest error. Promptly following such determination, whether by mutual agreement or following the determination by the independent inspector, but in no event more than thirty
(30) days following such notice, Borrower shall commence paying the increased Monthly Replacement Reserve Deposit.

     4.06. Intentionally Omitted.

     4.07. Intentionally Omitted.

     4.08. Leasehold Payment Reserve Account.

          (a) Intentionally Omitted.

          (b) Deposits into the Leasehold Payment Reserve Account. On the Closing Date, Borrower shall deposit $722,244.00 ("LEASEHOLD PAYMENT RESERVE DEPOSIT") with Lender for the Leasehold Payment Reserve Account, which is the amount determined by Lender that is necessary to pay when due Borrower's obligations under the Parking Leases for a minimum of one (1) month.

          (c) Payments of Leasehold Rents. Borrower shall pay all amounts due under the Parking Leases on their respective due dates, and each month during the term of the Loan shall promptly provide Lender with a certification which provides reasonable proof of all such payments during the month.

          (d) Deposit Reassessment. Lender may, from time to time, based on Lender's review of the Parking Leases, reassess the amount determined by Lender that is necessary to pay when due Borrower's obligations under the Parking Leases for a minimum of one (1) month and may increase such amount on not less than thirty
(30) days written notice to Borrower if Lender determines that an increase is necessary to maintain a proper reserve to pay all amounts likely to arise with respect to the Parking Leases for a minimum of one (1) month. Following any failure of Borrower to provide evidence of the required monthly payment, or following an Event of Default, Lender may require, in its sole discretion, changes to the procedures for the escrow and payment of amounts due under the Parking Leases, to include monthly escrows for same.

     4.09. Excess Cash Flow Reserve Account.

          (a) Deposits to the Excess Cash Flow Reserve Account. Beginning on the third (3rd) Payment Due Date and at three (3) month intervals thereafter (each such date, a "PERFORMANCE TEST DATE") the Property will be required to achieve a Debt Service Coverage Constant Ratio of 1.00 to 1.00 (the "PERFORMANCE CRITERIA"), as determined by Lender with respect to the twelve (12) month period immediately preceding the applicable Performance Test Date. In the event the Property fails to meet the Performance Criteria on the applicable Performance Test Date, Lender shall provide to Borrower written notice of such failure and beginning on such Performance Test Date, in addition to the interest payments required pursuant to Section 2.03 hereof, on each Payment Due Date following such notice, Borrower shall pay to Lender for deposit in the Excess Cash Flow Reserve Account all Excess Cash Flow from the Property, or all Excess Cash Flow shall be deposited into the Excess Cash Flow Reserve Account in accordance with the provisions of Section 6.02(e) of the Lockbox Agreement, as applicable, until the Property meets the Performance Criteria on any following Performance Test Date. Together with each payment required under this Section 4.09(a), Borrower shall provide to Lender evidence reasonably satisfactory to Lender of the calculation of Excess Cash Flow due on such Payment Due Date, together with any necessary supporting information.

          (b) Excess Cash Flow Reserve Generally. Amounts in the Excess Cash Flow Reserve Account may be applied as follows, as determined by Lender in Lender's sole discretion: (i) held in the Excess Cash Flow Reserve Account as additional collateral for the Loan or (ii) applied to the outstanding principal amount of the Loan until such time as Borrower satisfies the Performance Criteria; provided, however, no Prepayment Fee shall apply to such application. In the event of a Cash Flow Trigger Cure, provided no Event of Default then exists, to the extent that any funds are then held as additional collateral in the Excess Cash Flow Reserve Account, such funds shall be released to the Borrower.

     4.10. Swap Payments Reserve Account.

          (a) Swap Payments Reserve Account. Borrower shall make all Swap Payments directly to the Rate Swap Provider in accordance with the terms of the Rate Swap Agreement. Following the failure to satisfy the Performance Criteria on any Performance Test Date, Borrower shall make Swap Payments into the Swap Payments Reserve Account. Provided amounts in the Swap Payments Reserve Account are sufficient to pay such amounts as required pursuant to the Rate Swap Agreement then due (other than Swap Breakage), which have been certified as correct to Lender by the Rate Swap Counterparty, and no Event of Default exists, Lender shall pay such amounts as they become due on their respective due dates on behalf of Borrower by applying the funds held in the Swap Payments Reserve Account to the payments then due to the Rate Swap Counterparty.

          (b) Swap Gain. Following (i) the failure to satisfy the Performance Criteria on any Performance Test Date or (ii) an Event of Default, any Swap Gain shall be paid by Borrower to Lender to be held by Lender in the Swap Payments Reserve Account, provided, however, following a Cash Sweep Trigger Cure and provided, further, that no Event of Default then exists, Lender shall disburse such Swap Gain to Borrower within a reasonable time after receipt of Swap Gain (not to exceed ten (10) Business Days).

                                   ARTICLE 5

          COMPLETION OF REPAIRS RELATED TO RESERVE ACCOUNTS; CONDITIONS
                               TO RELEASE OF FUNDS

     5.01. Conditions Precedent to Disbursements from Certain Reserve Accounts. The following provisions apply to each request for disbursement from the Capital Improvements/Deferred Maintenance Escrow Account and the Replacement Reserve Account.

          (a) Disbursement only for Completed Repairs. Disbursements shall be limited to Reserve Items that are fully completed and paid for in full by Borrower, except to the extent permitted under Section 5.01(b) of this Loan Agreement. At no time shall Lender be obligated to pay amounts to Borrower in excess of the current balance in the applicable Reserve Account at the time of disbursement.

          (b) Partial Completion. Lender may agree to disburse funds for Reserve Items prior to completion thereof where (i) the contractor performing such work requires periodic payments pursuant to the terms of its written contract with Borrower and Lender has given its prior written approval to such contract, and
(ii) the cost of the portion of the Reserve Item to be completed under such contract exceeds $10,000.

          (c) Disbursement Request; Maximum Frequency and Amount. Borrower shall submit to Lender a Disbursement Request together with such additional information as Lender may reasonably request in connection with the Disbursement Request, at least ten (10) Business Days prior to the date on which Borrower requests Lender to make a disbursement from a Reserve Account. Unless otherwise agreed to by Lender, Borrower may not submit, and Lender shall not be required to respond to, more than one (1) Disbursement Request for each Reserve Account during any calendar quarter. No Disbursement Request shall be made for less than $10,000 or the total cost of the Reserve Items, if less.

          (d) No Existing Event of Default. Lender may refuse to make any disbursement if an Event of Default exists as of the date on which Borrower submits the Disbursement Request or on the date the disbursement is actually to be made.

          (e) Responsible Officer Certificate. Lender must receive a certificate, signed by a Responsible Officer of Borrower (and, at Lender's option, also signed by Borrower's project architect or engineer if (i) Borrower has engaged an architect or engineer or (ii) the disbursement requested is for a work which is structural in nature), which certifies that:

               (i) All information stated in the Disbursement Request is true and correct in all material respects, each attachment to the Disbursement Request is correct and complete in all material respects, and if the attachment is a copy of the original, it is a true and an accurate reproduction of the original;

               (ii) Each of the Reserve Items to be funded in connection with the Disbursement Request was performed in a good and workmanlike manner and in accordance with all Requirements of Law and has been paid in full by Borrower;

               (iii) Subject to Section 5.03, each party that supplied
                    materials, labor or services has been paid in full (for the portion for which disbursement is sought in the case of disbursements authorized in accordance with Section 5.01(b) hereof); and

               (iv) In the case of disbursements authorized in accordance with
                    Section 5.01(b) hereof, the materials for which the request are made are on-site at the Property and properly secured or have been installed in the Property.

          (f) Inspection to Confirm Completion. Prior to making any disbursement Lender may require an inspection of the Property, performed at Borrower's expense, to verify completion thereof.

          (g) Absence of Liens. Lender may require that Borrower provide Lender with any or all of the following: (i) a written lien waiver acceptable to Lender from each party to be paid in connection with the Disbursement Request; (ii) a search of title to the Property effective to the date of the disbursement which shows no Liens other than the Permitted Encumbrances; or (iii) an endorsement to the Title Insurance Policy which updates the effective date of such policy to the date of the disbursement and shows no Liens other than the Permitted Encumbrances.

          (h) Payment of Lender's Expenses. Borrower shall pay all reasonable out-of-pocket expenses incurred by Lender in good faith in processing Borrower's Disbursement Request, provided such costs are customary in the industry, including, without limitation, any inspection costs (whether performed by Lender or an independent inspector selected by Lender) and reasonable legal fees and expenses.

          (i) Other Items Lender Deems Necessary. Lender shall have received such other evidence as Lender reasonably requests in connection with its confirmation that each Reserve Item to be paid in connection with the Disbursement Request has been completed or performed in accordance with the terms of this Loan Agreement.

     5.02. Waiver of Conditions to Disbursement. No waiver given by Lender of any condition precedent to disbursement from a Reserve Account shall preclude Lender from requiring that such condition be satisfied prior to making any other disbursement from a Reserve Account.

     5.03. Direct Payments to Suppliers and Contractors. Lender, at its option, may make disbursements directly to the supplier or contractor to be paid in connection with the Disbursement Request. Borrower's execution of this Loan Agreement constitutes an irrevocable direction and authorization for Lender to make requested payments directly to the supplier or contractor, notwithstanding any contrary instructions from Borrower or notice from Borrower of a dispute with such supplier or contractor, unless such dispute is conducted by Borrower in accordance with the applicable provisions of Section 9.02(b). Each disbursement so made by Lender shall satisfy Lender's obligation under this Loan Agreement.

     5.04. Performance of Reserve Items.

          (a) Performance of Reserve Items. Borrower agrees to commence each Reserve Item by its required commencement date stated on the applicable Exhibit to this Loan Agreement identifying such Reserve Item and to pursue completion diligently of each Reserve Item on or before its completion date stated on such Exhibit and, in the absence of a commencement date or completion date being specified, when necessary in order to keep the Property in good order and repair, in a good and marketable condition and as necessary to keep any portion thereof from deteriorating. Borrower shall complete each Reserve Item in a good and workmanlike manner, using only materials of the same or better quality than that being replaced. All Reserve Items shall be performed in accordance with, and upon completion shall comply with, all Requirements of Law (including without limitation obtaining and maintaining in effect all necessary permits and governmental approvals) and all applicable insurance requirements.

          (b) Contracts. Borrower shall promptly provide to Lender copies of all contracts or work orders with materialmen, mechanics, suppliers, subcontractors, contractors or other parties providing labor or materials in connection with the Reserve Items. Borrower shall not enter into any such contract or work order for $50,000 or more without Lender's prior written approval, which approval shall not be unreasonably withheld, conditional or delayed.

          (c) Entry onto Property. In order to perform inspections or, following an Event of Default, to complete Reserve Items which Borrower has failed to perform, Borrower hereby grants Lender and its agents the right, from time to time, to enter onto the Property upon prior notice to Borrower (notice to be given not less than (2) Business Days prior to entry by Lender or its agents unless an Event of Default or an emergency exists, as determined by Lender in good faith).

          (d) Lender Remedy for Failure to Perform. In addition to Lender's remedies following an Event of Default, Borrower acknowledges that Lender shall have the right following an Event of Default (but not the obligation) to complete or perform the Reserve Items for which amounts have been reserved under this Loan Agreement and for such purpose, Borrower hereby appoints Lender its attorney-in-fact with full power of substitution (and which shall be deemed to be coupled with an interest and irrevocable until the Loan is paid in full and the Security Instrument is discharged of record, with Borrower hereby ratifying all that its said attorney shall do by virtue thereof): (i) to complete or undertake such work in the name of Borrower; (ii) to proceed under existing contracts or to terminate existing contracts (even where a termination penalty may be incurred) and employ such contractors, subcontractors, watchman, agents, architects and inspectors as Lender determines necessary or desirable for completion of such work; (iii) to make any additions, changes and corrections to the scope of the work as Lender deems necessary or desirable for timely completion; (iv) to pay, settle or compromise all existing bills and claims which are or may become Liens against the Property or as may be necessary or desirable for completion of such work;
(v) to execute all applications and certificates in the name of Borrower which may be required to obtain permits and approvals for such work or completion of such work; (vi) to prosecute and defend all actions or proceedings in connection with the repair or improvements to the Property; and (vii) to do any and every act which Borrower might do in its own behalf to fulfill the terms of Borrower's obligations under this Loan Agreement. Amounts expended by Lender which exceed amounts held in the Reserve Accounts shall be added to the Loan Amount, shall be immediately due and payable, and shall bear interest at the Default Rate from the date of disbursement until paid in full.

                                   ARTICLE 6

                     LOAN SECURITY AND RELATED OBLIGATIONS

     6.01. Security Instrument and Assignment of Rents and Leases. Payment of the Loan and performance of the Obligations shall be secured, inter alia, by the Security Instrument and the Assignment of Leases and Rents. Borrower shall execute at closing the Security Instrument and the Assignment of Leases and Rents and abide by its obligations thereunder.

     6.02. Assignment of Property Management Contract. Borrower and any Property Manager shall execute at closing the Assignment of the Property Management Contract and Subordination of Management Fees and to abide by their respective obligations thereunder.

     6.03. Assignment of Rate Cap Agreement. Borrower shall execute and deliver at closing the assignment and consent with respect to the Rate Cap as contemplated by Section 2.07 of this Loan Agreement and abide by its obligations thereunder.

     6.04. Assignment of Operating Agreements. As security for payment of the Loan and performance by Borrower of all Obligations, Borrower hereby transfers, sets over and assigns to Lender, to the extent assignable, all of Borrower's right, title and interest in and to the Operating Agreements to Lender for security purposes.

     6.05. Pledge as Property; Grant of Security Interest. As security for payment of the Loan and performance by Borrower of all Obligations, Borrower hereby pledges, assigns, sets over and transfers to Lender, and grants to Lender a continuing security interest in and to: (a) each of the Reserve Accounts and each of the Collection Accounts, (b) all funds and monies from time to time deposited or held in each of the Reserve Accounts and each of the Collection Accounts, and (c) all interest accrued, if any, with respect to the Reserve Accounts and each of the Collection Accounts; provided that Lender shall make disbursements from each of the Reserve Accounts when, as and to the extent required by this Loan Agreement. The parties agree that each of the Reserve Accounts and each of the Collection Accounts is a "deposit account" within the meaning of Article 9 of the UCC and that this Loan Agreement also constitutes a "security agreement" within the meaning of Article 9 of the UCC. Borrower shall not, without Lender's prior written consent, further pledge, assign, transfer or grant any security interest in any of the Reserve Accounts or in any of the Collection Accounts nor permit any Lien to attach thereto, except as may be created in favor of Lender in connection with the Loan.

     6.06. Environmental Indemnity Agreement. Borrower and each Guarantor will be required to execute at closing the Environmental Indemnity and to abide by their obligations thereunder.

     6.07. Guaranty of Borrower Sponsors. Each Guarantor will be required to execute at closing the Guaranty and to abide by its obligations thereunder.

     6.08. Letter of Credit. In lieu of making cash deposits into the Replacement Reserve Account, Borrower may, as security for its obligations under
Section 4.05 of this Loan Agreement, deliver to Lender on the Closing Date an irrevocable letter of credit (payable on sight draft) in an amount equal to Three Hundred Eighty Thousand Five Hundred Ten and 00/100 Dollars ($380,510.00) ("LETTER OF CREDIT"), naming Lender as the sole beneficiary thereof. The Letter of Credit shall: (a) be perpetual or for a term of one year with automatic renewals unless Lender receives written notice of non-renewal from the issuing financial institution at least sixty (60) days prior to the expiration of the then current Letter of Credit; (b) be issued by a domestic financial institution that is not an Affiliate of Borrower and that has a long-term senior debt rating by S&P of not less than "AA" or such other credit rating as is acceptable to Lender; (c) permit full or partial draws without condition or charge to the beneficiary of the Letter of Credit; (d) be freely transferable by the beneficiary of the Letter of Credit (and each successor as beneficiary) without restriction or charge and (e) otherwise be acceptable to Lender in all respects. If Borrower elects, in lieu of making deposits to the Replacement Reserve Account to deliver to Lender a Letter of Credit. Borrower shall cause the Letter of Credit to remain valid and effective at all times while the Loan is outstanding plus an additional thirty (30) days following the full payment of the Loan unless and to the extent the Letter of Credit is drawn upon by Lender and paid in the amount of such draw. The Letter of Credit shall be effective and delivered as of the Closing Date. Lender shall have the right to draw in full or in part upon the Letter of Credit, without notice to Borrower: (i) upon the occurrence of an Event of Default; (ii) if Lender has not received, at least thirty (30) days prior to the date on which the then outstanding Letter of Credit is scheduled to expire, a renewal or replacement Letter of Credit that satisfies all requirements of this Section 6.08 and Borrower has not deposited into the Replacement Reserve Account the amounts that Borrower is obligated to deposit pursuant to Section 4.05; (iii) upon a transfer of the Loan by Lender (within the meaning of Article 15 hereof) to another party ("TRANSFEREE"), Lender or is Transferee has not been delivered within ten (10) days of Lender's notice of such transfer, for any reason, either an endorsement to any Letter of Credit by the issuing financial institution evidencing Transferee as the new beneficiary thereunder or a substitute Letter of Credit naming Transferee as beneficiary thereunder and Borrower has not deposited into the Replacement Reserve Account the amounts that Borrower is obligated to deposit pursuant to Section 4.05; (iv) if Borrower fails to cooperate in any manner deemed appropriate or advisable by Lender in order for Lender to obtain an endorsement or substitute Letter of Credit and Borrower has not deposited into the Replacement Reserve Account the amounts that Borrower is obligated to deposit pursuant to Section 4.05; (v) if Borrower fails to pay any transfer fee due in connection with transferring the Letter of Credit to the Transferee and Borrower has not deposited into the Replacement Reserve Account the amounts that Borrower is obligated to deposit pursuant to Section 4.05; or (vi) if Lender has not received within ten (10) Business Days of the earlier of (A) Lender's notice to Borrower that the financial institution issuing the Letter of Credit ceases to meet the rating requirement set forth in this Section 6.08, or (B) Borrower finding out that the financial institution issuing the Letter of Credit ceases to meet the rating requirement set forth in this Section 6.08, a replacement Letter of Credit that satisfies all requirements of this Section 6.08 and Borrower has not deposited into the Replacement Reserve Account the amounts that Borrower is obligated to deposit pursuant to Section 4.05. Lender shall be entitled to charge Borrower a reasonable processing fee for administering and reviewing any renewal, replacement or release of the Letter of Credit which Borrower is required to provide pursuant to this Loan Agreement, provided Borrower has not deposited into the Replacement Reserve Account the amounts that Borrower is obligated to have on deposit pursuant to Section 4.05.

                                   ARTICLE 7

                       SINGLE PURPOSE ENTITY REQUIREMENTS

     7.01. Commitment to be a Single Purpose Entity. Borrower represents, warrants and covenants to Lender as follows:

          (a) Borrower has been a Single Purpose Entity at all times since its formation and will continue to be a Single Purpose Entity at all times until the Loan has been paid in full. Borrower has at all times since its formation been in material compliance with the Borrower criteria set forth in Section 7.02(a) hereof.

          (b) Texas Equity Owner has been a Single Purpose Entity at all times since its formation and will continue to be a Single Purpose Entity at all times until the Loan has been paid in full.

          (c) As of the Closing Date, the Organizational Chart attached to this Loan Agreement as Exhibit D is true, complete and correct.

          (d) All of the factual assumptions made in the substantive nonconsolidation opinion delivered by Borrower's counsel to Lender, of even date herewith, are true and correct in all material respects.

          (e) The "single purpose entity" provisions included in the organizational documents of Borrower and Texas Equity Owner shall not, without Lender's prior written consent, be amended, rescinded or otherwise revoked until the Loan has been paid in full.

          (f) Prior to the withdrawal or the disassociation of the Texas Equity Owner from PCAA Texas, PCAA Texas shall immediately appoint a new general partner or managing member whose organizational documents are substantially similar to those of the original Texas Equity Owner and, if an opinion letter pertaining to substantive nonconsolidation was required at closing, deliver a new substantive nonconsolidation opinion letter with respect to the new Texas Equity Owner and its equity owners which is acceptable in all respects to Lender and to the Rating Agencies if a Securitization has occurred. (The requirements of this subsection shall not be construed to permit a Transfer in violation of
Article 10.)

          (g) Prior to the withdrawal or the disassociation of the Equity Owner from PCAA, PCAA SP and/or PCAA Phoenix (the "LLC BORROWERS"), the applicable LLC Borrower, shall immediately appoint a new general partner or managing member whose organizational documents are substantially similar to those of the original Equity Owner and, if an opinion letter pertaining to substantive nonconsolidation was required at closing, deliver a new substantive nonconsolidation opinion letter with respect to the new Equity Owner and its equity owners which is acceptable in all respects to Lender and to the Rating Agencies if a Securitization has occurred. (The requirements of this subsection shall not be construed to permit a Transfer in violation of Article 10.)

     7.02. DEFINITION OF SINGLE PURPOSE ENTITY.

          (a) Borrower Criteria. With respect to Borrower, a "SINGLE PURPOSE ENTITY" means a corporation, limited partnership or limited liability company which, at all times since its formation and thereafter:

               (i) has not engaged and shall not engage in any business or activity other than with respect to Borrower, the ownership, operation and maintenance of the Property, and activities incidental thereto, including, without limitation, the operation and leasing of Additional Overflow Parking Lots;

               (ii) has not acquired or owned and shall not acquire or own any assets other than with respect to Borrower, the Property and such incidental Personal Property as may be necessary for the operation of the Property and Additional Overflow Parking Lots. Except as expressly provided in this Loan Agreement, Borrower may not acquire additional property (whether through purchase or lease of additional land) without the prior written consent of Lender, which consent may be conditioned upon receipt of a Rating Confirmation;

               (iii) if such entity is (A) a limited liability company (other than a single member limited liability company which satisfies the requirements of clause (iv) below), has had and shall have at least one (1) member that satisfies the requirements of Section 7.02(b) below and such member is its managing member, or (B) a limited partnership, all of its general partners have satisfied and shall satisfy the requirements of Section 7.02(b) below, and, in the event of either (A) or (B), shall have at least one (1) Independent Director/Manager on its board of directors/managers; provided however if this Loan becomes part of a securitization and any Rating Agency's criteria at such time requires at least two (2) Independent Directors/Managers, Borrower shall appoint, or cause the appointment of, a second Independent Director/Manager;

               (iv) if such entity is a single member limited liability company,
                    (A) such entity shall be formed and organized under Delaware law and otherwise comply with all other Rating Agency criteria for single member limited liability companies (including, without limitation, the inclusion of a "springing member" and delivery of Delaware single member limited liability company opinions acceptable in all respects to Lender and to the Rating Agencies); and (B) such entity shall have at least one (1) Independent Director/Manager on its board of directors/managers; provided however if this Loan becomes part of a securitization and any Rating Agency's criteria at such time requires at least two (2) Independent Directors/Managers, Borrower shall appoint, or cause the appointment of, a second Independent Director/Manager;

               (v) if such entity is a corporation, has had and shall have at least one (1) Independent Director on its board of directors, provided, however, if this Loan becomes part of a Securitization and any Rating Agency's criteria at such time require at least two (2) Independent Directors, Borrower shall appoint, or cause the appointment of, a second Independent Director;

               (vi) has preserved and shall preserve its existence as an entity duly organized, validly existing and in good standing (if applicable) under the laws of the jurisdiction of its formation or organization;

               (vii) has not merged or consolidated and shall not merge or consolidate with any other Person;

               (viii) has not taken, and shall not take any action to dissolve, wind-up, terminate or liquidate in whole or in part; to sell, transfer or otherwise dispose of all or substantially all of its assets; to change its legal structure; transfer or permit the direct or indirect transfer of any partnership, membership or other Equity Interests, as applicable, other than Permitted Transfers; issue additional partnership, membership or other Equity Interests, as applicable; or seek to accomplish any of the foregoing;

               (ix) shall not, without the unanimous written consent of all
                    Borrower's partners, members, or shareholders, as applicable, and the written consent of one hundred percent (100%) of the members of the board of directors of the Equity Owner or board of managers in the case of a single member limited liability company, including without limitation the Independent Director(s)/Manager(s): (A) file or consent to the filing of any petition, either voluntary or involuntary, to take advantage of any applicable insolvency, bankruptcy, liquidation or reorganization statute; (B) seek or consent to the appointment of a receiver, liquidator or any similar official; or (C) make an assignment for the benefit of creditors;

               (x) shall not amend or restate its organizational documents if such change would adversely impact the requirements set forth in this Section 7.02;

               (xi) shall not own any subsidiary or make any investment in, any other Person;

               (xii) shall not commingle its assets with the assets of any other
                    Person;

               (xiii) shall not incur any debt, secured or unsecured, direct or contingent (including, without limitation, guaranteeing any obligation), other than (A) the Loan, (B) customary unsecured trade payable incurred in the ordinary course of owning and operating the Property, or capital leases or installment financing contracts for shuttle buses, provided the same do not exceed, in the aggregate, at any time a maximum amount of four percent (4%) of the outstanding principal balance of the Loan, and are paid within ninety
                    (90) days of the date incurred (other than the capital leases or installment financing contracts which shall be paid in accordance with their terms) and (C) the obligations under the Rate Swap Agreement;

               (xiv) shall maintain its records, books of account, financial statements, accounting records and other entity documents separate and apart from those of any other Person and maintain its bank accounts separate and apart from those of any other Person who is not a Borrower. Borrower agrees, if requested by Lender, to establish separate bank accounts for all operating and collection accounts, all such accounts to be in accordance with the terms and conditions of the Lockbox Agreement;

               (xv) shall only enter into any contract or agreement with any general partner, member, shareholder, principal or Affiliate of Borrower or Guarantor, or any general partner, member, principal or Affiliate thereof, upon terms and conditions that are intrinsically fair and substantially similar to those that would be available on an arms-length basis with third parties;

               (xvi) shall not maintain its assets in such a manner that it will be costly or difficult to segregate, ascertain or identify its individual assets from those of any other Person;

               (xvii) shall not assume or guaranty the debts of any other
                    Person, hold itself out to be responsible for the debts of another Person, or otherwise pledge its assets for the benefit of any other Person or hold out its credit as being available to satisfy the obligations of any other Person, other than the liability which each of the four Borrowers hereunder, jointly and severally, have with respect to the Loan;

               (xviii) shall not make any loans or advances to any other Person;

               (xix) shall file its own tax returns as required under federal and state law;

               (xx) shall hold itself out to the public as a legal entity separate and distinct from any other Person, shall conduct its business solely in its own name or any Trademark listed on Schedule 7.02(a)(xx) and shall correct any known misunderstanding regarding its separate identity;

               (xxi) shall maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations;

               (xxii) shall allocate shared expenses (including, without
                    limitation, shared office space) and to use separate stationery, invoices and checks;

               (xxiii) shall pay (or cause the Property Manager, if any, to pay on behalf of Borrower from Borrower's funds) its own liabilities (including, without limitation, salaries of its own employees) from its own funds; and

               (xxiv) shall not acquire obligations or securities of its
                    partners, members or shareholders, as applicable.

          (b) Texas Equity Owner Criteria. With respect to Texas Equity Owner, a "SINGLE PURPOSE ENTITY" means a corporation or a Delaware single member limited liability company which, at all times since its formation and thereafter complies in its own right with each of the requirements contained in Section 7.02(a)(i) - (xxiv), except that:

               (i) with respect to Section 7.02(a)(i) the Texas Equity Owner shall not engage in any business or activity other than being the sole managing member or general partner, as the case may be, of the PCAA Texas and owning its Equity Interest in PCAA Texas;

               (ii) with respect to Section 7.02(a)(ii), the Texas Equity Owner has not and shall not acquire or own any assets other than its Equity Interest in PCAA Texas; and

               (iii) with respect to Section 7.02(a)(xiii) the Texas Equity
                    Owner has not and shall not incur any debt, secured or unsecured, direct or contingent (including, without limitation, guaranteeing any obligation).

          (c) Equity Owner Criteria. With respect to Equity Owner, a "SINGLE PURPOSE ENTITY" means a corporation or a Delaware single member limited liability company which, at all times since its formation and thereafter complies in its own right with each of the requirements contained in Section 7.02(a)(i) - (xxiv), except that:

               (i) with respect to Section 7.02(a)(i) the Equity Owner shall not engage in any business or activity other than being the sole managing member or general partner, as the case may be, of the LLC Borrowers and owning its Equity Interest in the LLC Borrowers;

               (ii) with respect to Section 7.02(a)(ii), the Equity Owner has not and shall not acquire or own any assets other than its Equity Interest in the LLC Borrowers; and

               (iii) with respect to Section 7.02(a)(xiii) the Equity Owner has not and shall not incur any debt, secured or unsecured, direct or contingent (including, without limitation, guaranteeing any obligation).

          (d) Additional Criteria. So long as the Texas Equity Owner and each LLC Borrower remains a single member limited liability company formed and organized under Delaware law and otherwise complies with all other Rating Agency criteria for single member limited liability companies (including, without limitation, the inclusion of a "springing member") and delivery of Delaware single member liability company opinions acceptable in all respects to Lender and to the Rating Agencies and Independent Director or equivalent, Equity Owner, their respective, single member, need not comply with the provisions of Sections 7.02(a) or (c).

                                   ARTICLE 8

                         REPRESENTATIONS AND WARRANTIES

     Borrower represents and warrants to Lender that, as of the Closing Date:

     8.01. Organization; Legal Status. Borrower, Texas Equity Owner and Equity Owner are each duly organized, validly existing and in good standing under the laws of its state of formation and Borrower; (a) is duly qualified to transact business and is in good standing in each state where the Property is located; and (b) other than as set forth on Schedule 8.01 attached hereto, has all necessary approvals, governmental and otherwise, and full power and authority to own, operate and lease the Property and otherwise carry on its business as now conducted and proposed to be conducted. Borrower's correct legal name is set forth on the first page of this Loan Agreement. Borrower is a "registered organization" within the meaning of the UCC and Borrower's organization identification number issued by its state of organization is correctly stated on the signature page to this Loan Agreement.

     8.02. Power; Authorization; Enforceable Obligations. Borrower has full power, authority and legal right to execute, deliver and perform its obligations under the Loan Documents. Borrower has taken all necessary action to authorize the borrowing of the Loan on the terms and conditions of this Loan Agreement and the other Loan Documents, and Borrower has taken all necessary action to authorize the execution and delivery of its performance under the Loan Documents. The officer or representative of Borrower signing the Loan Documents has been duly authorized and empowered to do so. The Loan Documents constitute legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with their terms.

     8.03. No Legal Conflicts. The borrowing of the Loan and Borrower's execution, delivery and performance of its obligations under the Loan Documents will not: (a) violate, conflict with or result in a material default (following notice and/or expiration of the related grace/cure period without cure or both, as applicable) under any agreement or other instrument to which Borrower is a party or by which the Property may be bound or affected, or any Requirements of Law (including, without limitation, usury laws); (b) result in the creation or imposition of any Lien whatsoever upon any of its assets, except the Liens created by the Loan Documents; or (c) require any authorization or consent from, or any filing with, any Governmental Authority (except for the recordation of the Security Instrument in the appropriate land records in each state where the Property is located and UCC filings relating to the security interest created hereby and by the Security Instrument which are necessary to perfect Lender's security interest in the Property).

     8.04. No Litigation. Except as set forth on Schedule 8.04 attached hereto, no action, suit, or proceeding or investigation, judicial, administrative or otherwise (including, without limitation, any reorganization, bankruptcy, insolvency or similar proceeding) currently is pending or, to the best of Borrower's knowledge, threatened or contemplated against or affecting Borrower, Texas Equity Owner, Equity Owner, any Guarantor or the Property that has not been disclosed by Borrower in writing to Lender and which, if adversely determined, could reasonably be expected to have a Material Adverse Effect.

     8.05. Business Purpose of Loan. Borrower will use the proceeds of the Loan solely for the purpose of carrying on a business or commercial enterprise and not for personal, family or household purposes.

     8.06. Warranty of Title. Borrower has good, marketable and insurable fee simple or leasehold title of record to the Property, as applicable, free and clear of all Liens whatsoever except for the Permitted Encumbrances. The Security Instrument and Assignment of Leases and Rents, when properly recorded in the appropriate recording office, together with the UCC financing statements required to be filed in connection therewith, will create (a) a valid, first priority, perfected lien on the Property subject only to Permitted Encumbrances; and (b) perfected security interests in and to, and perfected assignments as collateral of, all Personal Property (including, without limitation, the Leases), all in accordance with the terms thereof, in each case subject only to any Permitted Encumbrances. None of the Permitted Encumbrances, individually or in the aggregate: (a) materially interferes with the benefits of the security intended to be provided by the Security Instrument, (b) materially and adversely affects the value of the Property, or (c) materially and adversely impair the use and operations of the Property. Borrower owns or has rights in all collateral given as security for the Loan, free and clear of any and all Liens except for Permitted Encumbrances and the Liens created in favor of Lender in connection with the Loan. Borrower shall forever warrant, defend and preserve the title and the validity and priority of the Liens created in favor of Lender in connection with the Loan and shall forever warrant and defend the same to Lender against the claims of all persons except the holders of Permitted Encumbrances.

     8.07. Condition of the Property. The Improvements are fit for the purpose for which they are used, are structurally sound, in good repair and free of material defects in materials and workmanship. All major building systems located within the Improvements (including, without limitation, the heating and air conditioning systems, the electrical systems, plumbing systems, and all liquid and solid waste disposal, septic and sewer systems), if any, are in good working order and condition and in compliance with all Requirements of Law. The Property is free from damage caused by fire or other casualty.

     8.08. No Condemnation. Except as set forth on Schedule 8.08 attached hereto, no Condemnation proceeding has been commenced or, to the best of Borrower's knowledge, is contemplated with respect to all or any portion of the Property or for the relocation of roadways providing access to the Property.

     8.09. Requirements of Law. Except as set forth on Schedule 8.09 attached hereto, the Property and its present and contemplated use and occupancy are in compliance in all material respects with all Requirements of Law.

     8.10. Operating Permits. To the best of Borrower's knowledge upon due inquiry, except as set forth on Schedule 8.10 attached hereto, Borrower has obtained all licenses, permits, registrations, certificates and other approvals, governmental and otherwise (including, without limitation, zoning, building code, land use and environmental), necessary for the use, occupancy and operation of the Property and the conduct of its business thereat, all of which are in full force and effect as of the date hereof. No event or condition currently exists which could result in the revocation, suspension, or forfeiture thereof. If Borrower determines that any additional Operating Permits are required for the full use, occupancy and/or operation of the Property and the conduct of its business thereat (collectively, the "OPERATING PERMITS"), Borrower shall obtain such Operating Permits within thirty (30) days of the date hereof. If Borrower determines that any of its activities on the Property require any additional Operating Permits, Borrower shall immediately terminate such activities until it has obtained the necessary Operating Permits.

     8.11. Separate Tax Lot. Except as set forth on Schedule 8.11 attached hereto, the Property is assessed for real estate tax purposes as one or more wholly independent tax lot or lots, separate from any adjoining land or improvements not constituting a part of the Property.

     8.12. Flood Zone. Except as otherwise disclosed on the surveys of the Property provided to Lender in connection with the Loan, no portion of the Improvements is located in an area identified by the Federal Emergency Management Agency or any successor thereto, as an area having special flood hazards.

     8.13. Adequate Utilities. The Property is adequately served by all utilities required for the current or contemplated use thereof. All water and sewer systems are provided to the Property by public utilities, and the Property has accepted or is equipped to accept such utility services.

     8.14. Public Access. All public roads and streets necessary for access to the Property for the current or contemplated use thereof have been completed, are serviceable and all-weather, and are physically and legally open for use by the public.

     8.15. Boundaries. Except as set forth on Schedule 8.15 attached hereto, all of the Improvements lie wholly within the boundaries and building restriction lines of the Property, and no easements or other encumbrances affecting the Property (including, without limitation, the Permitted Encumbrances) encroach upon any of the Improvements. No improvements on adjacent properties encroach upon the Property.

     8.16. Mechanic Liens. No mechanics', materialmens' or similar liens or claims have been, or may be, filed for work, labor or materials affecting the Property which are or may be Liens prior, equal or subordinate to the Security Instrument.

     8.17. Assessments. No unpaid assessments for public improvements or assessments otherwise affecting the Property currently exist or, to the best of Borrower's knowledge, are pending, nor are improvements contemplated to the Property that may result in any such assessments.

     8.18. Insurance. Borrower has obtained and delivered to Lender all insurance policies Lender has required pursuant to Section 9.03 of this Loan Agreement, reflecting the insurance coverages, amounts and other requirements set forth in this Loan Agreement. No claims have been made under any of such insurance policies, and no party, including Borrower, has done, by act or omission, anything which would impair the coverage of any of such insurance policies.

     8.19. Leases. With respect to the Leases: (a) except as disclosed on
Schedule 8.19(a), the Property is not subject to any Leases; (b) Borrower has delivered to Lender complete and accurate copies of all Leases and no verbal or written agreements exist which terminate, modify or supplement the Leases, except as otherwise disclosed to Lender in writing and acknowledged by Lender;
(c) Borrower is the sole owner of the entire lessor's interest in the Leases and has not assigned, pledged or otherwise transferred the Rents reserved in the Leases (except to Lender);

(d) except as disclosed on Schedule 8.19(d), all of the Leases are bona fide, arms-length agreements with tenants unrelated to Borrower; (e) none of the Rents have been collected for more than one (1) month in advance (and for such purpose, a security deposit shall not be deemed rent collected in advance); (f) all security deposits, if any, have been collected and are being held by Borrower in the full amount; (g) all work to be performed by Borrower, if any, under each Lease has been performed as required and has been accepted unconditionally by the applicable tenant; (h) no offsets or defenses exist in favor of any tenant under any Lease to the payment of any portion of the Rents and Borrower has no monetary obligation to any tenant under any Lease; (i) Borrower has not received notice from any tenant under any Lease challenging the validity or enforceability of the applicable Lease; (j) all payments due from tenants under the Leases are current; (k) no tenant under any Lease is in default thereunder, or is a debtor in any bankruptcy, reorganization, insolvency or similar proceeding, or has demonstrated a history of payment problems which suggest financial difficulty; (l) no Lease contains an option to purchase, right of first refusal to purchase, or any other similar provision; and (m) no brokerage commissions, finders fees or similar payment obligations are due and unpaid by Borrower or any Affiliate of Borrower regarding any Lease.

     8.20. Management Agreement. No change in the Property Manager or Property Management Contract has occurred since the date of the most recent information submitted to Lender with respect thereto, other than has been disclosed in writing to Lender.

     8.21. Financial Condition. Borrower currently is solvent and has received reasonably equivalent value for its granting of the Liens in favor of Lender in connection with the Loan. No change has occurred in the financial condition of Borrower, Texas Equity Owner, Equity Owner, Guarantor, or any of their respective constituent equity owners, general partners or managing members which would have a Material Adverse Effect, since the date of the most recent financial statements submitted to Lender with respect to each such party, other than has been disclosed in writing to Lender and acknowledged by Lender in writing.

     8.22. Taxes. Borrower, Texas Equity Owner and Equity Owner have filed all federal, state, county, municipal, and city income tax returns required to have been filed by them and have paid all taxes and related liabilities which have become due pursuant to such returns or pursuant to any assessments received by them. Borrower does not know of any basis for any additional assessment in respect of any such taxes and related liabilities for prior years.

     8.23. No Foreign Person. Borrower is not a "foreign person" within the meaning of Section 1445(f)(3) of the Tax Code.

     8.24. Federal Regulations. Borrower is not engaged nor will it engage, principally, or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U or Regulation G.

     8.25. Investment Company Act; Other Regulations. Borrower is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940 and the regulations issued thereunder, each as amended.

Borrower is not subject to regulations under any federal or state statute or regulation which limits its ability to incur indebtedness.

     8.26. ERISA. (a) Borrower is not, and does not maintain, contribute to, or have any obligation to contribute to, an "employee benefit plan," as defined in
Section 3(3) of ERISA, subject to Title I of ERISA, a "plan" as defined in and subject to Section 4975 of the Code, and subject thereto, or a "governmental plan" within the meaning of Section 3(3) of ERISA; (b) none of the assets of Borrower constitute "plan assets" of one or more such plans within the meaning of 29 C.F.R. Section 2510.3; and (c) Borrower is not subject to state statutes regulating investments and fiduciary obligations with respect to governmental plans.

     8.27. No Illegal Activity as Source of Funds. No portion of the Property has been or will be purchased, improved, equipped or furnished with proceeds of any illegal activity.

     8.28. Compliance with Anti-Terrorism, Embargo, Sanctions and Anti-Money Laundering Laws. Borrower, Texas Equity Owner, Equity Owner, Guarantor, the Property Manager, and to the best of Borrower's knowledge, after having made reasonable inquiry (a) each Person owning an interest in Borrower, Texas Equity Owner, Equity Owner, a Guarantor, or the Property Manager (if the Property Manager is an Affiliate of Borrower) and (b) any tenant whose rent exceeds 20% of the total revenue generated by relevant Parking Lot Operation: (i) is not currently identified on OFAC List, and (ii) is not a Person with whom a citizen of the United States is prohibited to engage in transactions by any trade embargo, economic sanction, or other prohibition of United States law, regulation, or Executive Order of the President of the United States. As of the Closing Date, Borrower has implemented procedures, and will consistently apply those procedures throughout the term of the Loan, to ensure the foregoing representations and warranties remain true and correct during the term of the Loan.

     8.29. Brokers and Financial Advisors. Borrower has not dealt with any financial advisor, broker, underwriter, placement agent or finder in connection with the transaction contemplated by this Loan Agreement who may be owed a commission or other compensation which Borrower will not have paid in full as of the Closing Date, including but not limited to, a fee to Macquarie Securities
(USA), Inc. for financial advisory services rendered in connection with the contemplated transaction. To the extent any fee due under this Section 8.29 is not paid at Closing, Borrower shall deposit a like sum with Lender at Closing to be held in escrow pending the payment of such obligation.

     8.30. Equity Contribution. As of the Closing Date, Borrower has satisfied the condition set forth Section 9.17.

     8.31. Complete Disclosure; No Change in Facts or Circumstances. Borrower has disclosed to Lender all material facts and has not failed to disclose any material fact that could cause any representation or warranty made herein to be materially inaccurate, incomplete or misleading. All information provided or supplied in connection with the application for Loan, or in satisfaction of the terms thereof, remains true, complete and correct in all material respects, and no adverse change in any condition or fact has occurred that would make any of such information materially inaccurate, incomplete or misleading.

     8.32. Parking Leases.

          (a) Recording. Except as set forth on Schedule 8.32(a) attached hereto, a memorandum of ground lease or its equivalent has been duly recorded for each Parking Lease. Each Parking Lease contains the entire agreement of the landlord thereunder (the "PARKING LEASE LESSOR") and the Borrower pertaining to Borrower's interest under the respective Parking Lease. Except as described on
Schedule 8.32(a) attached hereto, since the date on which each such memorandum was recorded, the applicable Parking Lease has not been amended or modified so as to render the memorandum thereof inaccurate in any material respect. Except for overflow parking leases identified on Schedule 8.32(a) and as otherwise set forth on Schedule 8.32(a), each Parking Lease permits the interest of the lessee thereunder to be encumbered by the Security Instrument.

          (b) No Senior Liens. Except for the Permitted Encumbrances, Borrower's interest in each Parking Lease is not subject to any liens or encumbrances superior to, or of equal priority with, the Security Instrument, other than the fee interest of the Parking Lease Lessor thereunder and any fee mortgage liens thereon.

          (c) Parking Lease Assignable. Except for overflow parking leases set forth on Schedule 8.32(c), Borrower's interest in each Parking Lease is assignable to Lender upon notice to, but without the consent of, the Parking Lease Lessor thereunder and, in the event that it is so assigned, it is further assignable to the trustee in a Securitization upon notice to, but without a need to obtain the consent of, such Parking Lease Lessor.

          (d) Default. Except as disclosed on Schedule 8.32(d) attached hereto, to the best of Borrower's knowledge upon due inquiry, each Parking Lease is in full force and effect and no default has occurred under any Parking Lease and there is no existing condition which, but for the passage of time or the giving of notice, would result in a default under the terms of the Parking Lease.

          (e) Notice. Except as disclosed on Schedule 8.32(e) attached hereto, each Parking Lease requires the Parking Lease Lessor thereunder to give notice of any default by Borrower to Lender and provides that notice of termination given under the Parking Lease is not effective against such mortgagee unless a copy of the notice has been delivered to the Lender in the manner described in the Parking Lease.

          (f) Cure. Except as disclosed on Schedule 8.32(f) attached hereto, Lender is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of Borrower under each Parking Lease) to cure any default under each Parking Lease, which is curable after the receipt of notice of the default before the Parking Lease Lessor thereunder may terminate the applicable Parking Lease.

          (g) Term. Except as disclosed on Schedule 8.32(g) attached hereto, Each Parking Lease has a term, inclusive of renewal options, which extends not less than twenty (20) years beyond the Maturity Date.

          (h) New Lease. Except as disclosed on Schedule 8.32(h) attached hereto, each Parking Lease requires the Parking Lease Lessor thereunder to enter into a new lease upon termination of any Parking Lease for any reason, including rejection of the applicable Parking Lease in a bankruptcy proceeding, provided that Lender cures any defaults which are susceptible to being cured.

          (i) Parking Lease Insurance Proceeds. Except as disclosed in Schedule 8.32(i) attached hereto, under the terms of each Parking Lease and the Security Instrument, taken together, any insurance proceeds will be applied either to the repair or restoration of the affected Individual Property with Lender having the right to hold and disburse the proceeds as the repair or restoration progresses, or, to the extent not so used, to the payment of the outstanding principal balance of the Loan together with any accrued interest thereon.

          (j) Parking Lease Subleasing. Except as disclosed in Schedule 8.32(j) attached hereto, the Parking Leases do not impose commercially unreasonable restrictions on subletting, however, each Parking Lease requires the prior consent of the related Parking Lease Lessor.

     8.33. Survival. The representations and warranties contained in this
Article 8 survive for so long as the Loan remains payable and any Obligation remains to be performed.

     8.34. Philadelphia Joint Operation. Lender and Borrower acknowledge that PCAA leases and operates a parking facility located at 7750 Essington Avenue, Philadelphia, Pennsylvania ("PCAA 7750 PROPERTY") adjacent to an Individual Property owned by PCAA SP and located at 7060 Essington Avenue, Philadelphia, Pennsylvania ("PCAA SP 7060 PROPERTY"). To minimize administrative costs and expenses, PCAA SP and PCAA have agreed to operate such properties as a single operating unit. Accordingly, Cash Flow Available for Debt Service calculated for the combined PCAA 7750 Property and PCAA SP 7060 Property shall be allocated 90% to PCAA SP and 10% to PCAA.

                                   ARTICLE 9

                               BORROWER COVENANTS

     9.01. Payment of Debt and Performance of Obligations. Borrower shall fully and punctually pay the Loan and perform the Obligations when and as required by the Loan Documents. Borrower may not prepay the Loan except in strict accordance with this Loan Agreement.

     9.02. Payment of Taxes and Other Lienable Charges.

          (a) Payment Obligation. Except to the extent sums sufficient to pay Taxes or Other Charges have been deposited with Lender in accordance with this Loan Agreement, Borrower shall promptly and fully pay by their due date all Taxes and Other Charges now or hereafter assessed or charged against the Property as they become due and payable. Subject to Section 9.02(b) below, Borrower shall promptly cause to be paid and discharged any Lien which may be or become a Lien against the Property (including, without limitation, mechanics' or materialmens' liens). Except to the extent sums sufficient to pay Taxes or Other Charges have been deposited with Lender in accordance with this Loan Agreement,

Borrower shall furnish to Lender, upon request, evidence reasonably satisfactory to Lender that all Taxes and Other Charges have been paid and are not delinquent. Provided (i) the Tax Escrow Account has sufficient funds to pay Taxes and Other Charges, and (ii) no Event of Default has occurred and is then continuing, Lender shall pay such Taxes and Other Charges on Borrower's behalf from funds in the Tax Escrow Account.

          (b) Right to Contest. After prior written notice to Lender, Borrower, at its own expense, may contest by appropriate legal proceedings, promptly initiated and conducted in good faith with due diligence, the amount or validity or application in whole or in part of any of the Taxes or Other Charges, provided that: (i) no Event of Default exists; (ii) such proceedings suspend the collection of such Taxes or Other Charges and the Property will not be in danger of being sold for such unpaid Taxes or Other Charges, or Borrower has paid all of such Taxes or Other Charges under protest; (iii) such proceeding is permitted under and is conducted in accordance with the provisions of any other instrument to which Borrower or the Property is subject and does not constitute a default thereunder; (iv) if Borrower has not paid the disputed amounts in full under protest, Borrower shall deposit with Lender cash (or other security as may be approved, in writing, by Lender) in an amount which Lender deems (together with all funds then existing in the Tax Escrow Account) sufficient to insure the payment of any such Taxes or Other Charges together with interest and penalties thereon, if any, provided that after a Securitization, one hundred twenty-five percent (125%) of the contested amount (plus anticipated penalty and interest) shall be deposited with Lender (after crediting all amounts then existing in the Tax Escrow Account which are not otherwise reserved for other known Taxes or Other Charges due or to become due); (v) Borrower furnishes to Lender all other items reasonably requested by Lender; and (vi) upon a final determination thereof, Borrower, subject to the provisions of the following sentence, promptly pays the amount of any such Taxes or Other Charges, together with all costs, interest and penalties which may be payable in connection therewith. Lender shall pay over any security held by Lender pursuant to this Section to the claimant entitled thereto at any time when, in Lender's reasonable judgment, the entitlement of such claimant is established, and, to the extent the security posted by Borrower with Lender is insufficient to pay the full amount due (including, without limitation, any penalties or interest thereon), Borrower shall be liable for the deficiency. If Lender pays the deficiency (which Lender shall not be obligated to do), the amount paid by Lender shall be added to principal, shall bear interest at the Default Rate until paid in full and payment of such amounts shall be secured by the Security Instrument and other collateral given to secure the Loan.

     9.03. Insurance.

          (a) Insurance Required During the Loan Term. Borrower, at Borrower's expense, shall obtain and maintain during the term of the Loan such insurance coverage (including, without limitation, type, minimum coverage amount, maximum deductible and acceptable exclusions) for Borrower and the Property as Lender deems reasonably necessary considering, among other things, the location and occupancy of the Property and all uses of the Property. Lender reserves the right to periodically review the insurance coverage Lender has required (types, minimum coverage amounts and maximum deductibles) and to increase or otherwise change the required coverage should Lender deem an increase or change to be reasonably necessary under then existing circumstances. Without limiting Lender's rights hereunder in any respect, it shall be deemed reasonable for Lender to require no less coverage than the coverage in place on the Closing Date. Subject to the foregoing, Lender shall require the following insurance coverage to be effective during the term of the Loan, coverage amounts and deductibles to be acceptable to Lender:

               (i) Property Insurance. Casualty insurance must be maintained for the Improvements and all Personal Property insuring against any peril now or hereafter included within the classification "special perils" and in an amount at all times equal to the full replacement cost (as reasonably determined and adjusted from time to time by Lender) of the Improvements and Personal Property (without taking into account any depreciation and exclusive of excavations, footings and foundations, landscaping and paving), without any exclusions for windstorms. In all cases where (A) the outstanding principal balance on the Note exceeds $5,000,000.00, or (B) any part of the Improvements constitutes a legal non-conforming use under the Requirements of Law, such insurance must include "Ordinance of Law Coverage," with "Time Element," "Loss to the Undamaged Portion of the Building," "Demolition Cost" and "Increased Cost of Construction" endorsements, in the amount of coverage requested by Lender. The policy must name Lender as an insured mortgagee under a standard mortgagee clause. The deductible shall not exceed $10,000.00 for each Individual Property.

               (ii) Insurance against Acts of Terrorism. The insurance coverage provided under Section 9.03(a) in effect as of the Closing Date and during the Loan Term must also insure against loss or damage resulting from acts of terrorism or comparable coverage acceptable to Lender in its discretion. The deductible shall not exceed $10,000.00 for each Individual Property.

               (iii) Boiler and Machinery Insurance. Broad form boiler and machinery insurance (without exclusion for explosion) and systems breakdown coverage must be maintained, covering all steam boilers, pipes, turbines, engines or other pressure vessels, electrical machinery, HVAC equipment, refrigeration equipment and other similar mechanical equipment located in, on or about the Property in such amount per accident equal to the full replacement cost thereof (as reasonably determined and adjusted from time to time by Lender) and also providing coverage against loss of occupancy or use arising from any breakdown thereof. The policy must name Lender as an insured under a standard joint loss clause and provide that all proceeds are to be paid to Lender.

               (iv) Flood Insurance. Flood insurance must be maintained if any portion of the Improvements is located in an area identified by the Federal Emergency Management Agency or any successor thereto as a 100-year flood zone or special hazard area. The required coverage amount shall be equal to the full replacement cost of the Improvements and Personal Property (without taking into account any depreciation and exclusive of excavations, footings and foundations, landscaping and paving). Such coverage may need to be purchased through excess carriers if the required coverage exceeds the maximum insurance available for the Property under the then-current guidelines published by the Federal Emergency Management Agency or any successor thereto. The policy must name Lender as an insured mortgagee under a standard mortgagee clause.

               (v) Business Interruption. Business interruption insurance must be maintained in an amount sufficient to provide the lost Operating Income for the Property for a period of not less than one (1) year from the date of Casualty, with a six (6) month extended period of indemnity (but a minimum of eighteen (18) months with a six (6) month extended period of indemnity at all times during which the outstanding principal balance of the Note is greater than $25,000,000 and a minimum of eighteen (18) months with a twelve (12) month extended period of indemnity at all times during which the outstanding principal balance of the Note is greater than $50,000,000). The policy must name Lender as a loss payee and provide that all proceeds are to be paid to Lender.

               (vi) Liability Insurance. Commercial general liability insurance coverage must be maintained, covering bodily injury or death and property damage, including all legal liability to the extent insurable and all court costs, legal fees and expenses, arising out of, or connected with, the possession, use, leasing, operation, maintenance or condition of the Property in such amounts generally required by institutional lenders for properties comparable to the Property but in no event for a combined single limit of less than $27,000,000 aggregate and $26,000,000 per occurrence. The required coverage must provide for claims to be made on an occurrence basis. The policy must name Lender as an additional insured. The insurance coverage required under this subsection (vi) may be satisfied by a layering of Commercial General Liability, Umbrella and Excess Liability Policies, but in no event will the Commercial General Liability policy be written for an amount less than $1,000,000 per occurrence and $2,000,000 aggregate for bodily injury and property damage liability, Lender may require umbrella coverage which will be evaluated on a case-by-case basis, but in no event less than $25,000,000.

               (vii) Workers' Compensation Insurance. Workers' compensation insurance must be maintained with respect to all employees employed at the Property, in compliance with the laws of the state in which the Property is located.

               (viii) Earthquake Insurance. If the Property is located in a high earthquake hazard area, earthquake insurance must be maintained in an amount equal to the full replacement value of the Property and for loss of revenues and be in form, amount and with deductibles satisfactory to Lender but in no event greater than 10% of the Allocated Loan Amount.

               (ix) Garage Keeper's Insurance. Garage keeper's insurance in form and substance acceptable to Lender must be maintained in the amount of $2,500,000 for each Individual Property and must name Lender as an insured mortgagee under a standard mortgage clause.

               (x) Automobile Insurance. Comprehensive automobile liability insurance must be maintained for all owned and non-owned vehicles used in connection with the operation, maintenance, or management of the Property and in an amount of not less than $1,000,000 per occurrence.

               (xi) Other Coverage. Without limiting Lender's rights under this
                    Section 9.03(a), Lender may also require Borrower to maintain builder's risk insurance during any period of construction, renovation or alteration of the Improvements, "dram shop" or similar coverage if alcoholic beverages are sold at the Property, fidelity bond coverage for employees handling Rents and other income from the Property, environmental insurance, sinkhole coverage and other insurance with respect to the Property or on any replacements or substitutions thereof or additions thereto against other insurable hazards or casualties which at the time are commonly insured against in the case of property similarly situated, due regard being given to the height and type of buildings, their construction, location, use and occupancy.

          (b) Qualified Insurers; Lender's Consent. All insurance must be issued under valid and enforceable policies of insur ance acceptable to Lender and issued by one or more domestic primary insurers authorized to issue insurance in the state in which the Property is located. Each insurer must have a minimum investment grade rating of "A" or better (but a minimum rating of "AA" at all times during which the outstanding principal balance of the Note is $25,000,000 or more unless Borrower obtains an acceptable "cut through" endorsement from a properly-rated reinsurer) from S & P and/or equivalent ratings from one or more Rating Agencies acceptable to Lender. Lender's approval of insurance coverage at any time is not a representation or warranty concerning the sufficiency of any coverage or the solvency of any insurer, and Lender shall not be responsible for, nor incur any liability for, the insolvency of the insurer or other failure of the insurer to perform.

          (c) Policy Requirements. All policies must be for a term of not less than a year and name Lender as a beneficiary of such coverage as provided in this Section 9.03 or otherwise identified by Lender. Each policy must also contain: (i) an endorsement or provision that permits recovery by Lender notwithstanding the negligent or willful acts or omission of Borrower; (ii) a waiver of subrogation endorsement as to Lender to the extent available at commercially reasonable rates; (iii) a provision that prohibits cancellation or termination before the expiration date, denial of coverage upon renewal, or material modification without at least thirty (30) days prior written notice to Lender in each instance; and (iv) effective waivers by the insurer of all claims for Insurance Premiums against Lender. To the extent not specified above, the deductibles and loss payees under each policy shall be subject to Lender's reasonable approval. If the required insurance coverage is to be provided under a blanket policy covering the Property and other properties and assets not part of the Property, such blanket policy must specify the portion of the total coverage that is allocated to the Property and any sublimit in such blanket policy which is applicable to the Property and shall otherwise comply in all respects with the requirements of this Section 9.03.

          (d) Evidence of Insurance. Borrower must deliver to Lender on or before the Closing Date either (i) the original of each insurance policy required hereunder or (ii) a copy of such policy certified by the insurance agent to be a true, correct and complete copy of the original. Insurance binders or certificates will not be accepted. Evidence of the required coverage for the first year of the Loan (as well as proof of payment of the premium for the first year) must be delivered to Lender on or before the Closing Date and thereafter not less than thirty (30) days prior to the expiration date of each policy.

          (e) Lender's Right to Obtain Insurance for Borrower. If Borrower fails to deliver to Lender the evidence of insurance coverage required by this Loan Agreement and does not cure such deficiency within ten (10) days after Lender's notice of nondelivery, an Event of Default shall be deemed to have occurred (without further cure period or notice) and Lender may procure such insurance at Borrower's expense, without prejudice to Lender's rights upon an Event of Default. All amounts advanced by Lender to procure the required insurance shall be added to principal, secured by the Security Instrument and bear interest at the Default Rate. Lender shall not be responsible for, nor incur any liability for the insolvency of the insurer or other failure of the insurer to perform, even though Lender has caused the insurance to be placed with the insurer after Borrower's failure to furnish such insurance.

          (f) Additional Insurance. Borrower shall not obtain insurance for the Property in addition to that required by Lender without Lender's prior written consent, which consent will not be unreasonably withheld provided that (i) Lender is named insured on such insurance, (ii) Lender receives evidence of such insurance as required by subsection (d) above, and (iii) such insurance will not breach any requirements set forth in this Loan Agreement.

     9.04. Obligations upon Condemnation or Casualty. If the Property, or any portion thereof, shall be damaged or destroyed by a Casualty or become subject to any Condemnation, the following shall apply:

          (a) Generally. Borrower shall promptly notify Lender, in writing, of any actual or threatened Condemnation or of any Casualty that damages or renders unusable the

Property or any part thereof and, except as otherwise provided below, shall promptly and diligently pursue Borrower's claim for a Condemnation award or insurance proceeds, as applicable. Borrower shall not make any agreement in lieu of Condemnation or accept any Condemnation award without Lender's prior written consent (which Lender agrees not to unreasonably withhold or delay). Borrower shall not accept any settlement of insurance proceeds with respect to a Casualty without Lender's prior written consent (which Lender agrees not to unreasonably withhold or delay). If requested by Lender, Borrower agrees to provide copies to Lender of all notices or filings made or received by Borrower in connection with the Casualty or Condemnation or with respect to collection of the insurance proceeds or Condemnation award, as applicable. Notwithstanding that a Casualty or Condemnation has occurred, or that rights to a Condemnation award or insurance proceeds are pending, Borrower shall continue to pay the Loan at the time and in the manner provided in this Loan Agreement.

          (b) Lender Right to Pursue Claim. If the amount of any claim arising with respect to Casualty or Condemnation exceeds $250,000, Lender may elect, at Lender's option, either: (i) to settle and adjust any claim arising with respect to the Casualty or Condemnation without Borrower's consent, or (ii) to allow Borrower to settle and adjust such claim; provided that, in either case, the insurance proceeds or Condemnation award, as applicable, is paid directly to Lender. Borrower hereby appoints Lender its attorney-in-fact with full power of substitution (and which shall be deemed to be coupled with an interest and irrevocable until the Loan is paid and the Security Instrument is discharged of record, with Borrower hereby ratifying all that its said attorney shall do by virtue thereof) to endorse any agreements, instruments or drafts received in connection with a Casualty or Condemnation. If any portion of the insurance proceeds or Condemnation award, as applicable, should be paid directly to Borrower, Borrower shall be deemed to hold such amounts in trust for Lender and shall promptly remit such amounts to Lender. If the Property is sold, through foreclosure or otherwise, prior to the receipt of the Condemnation award, Lender shall have the right, whether or not a deficiency judgment on the Note shall have been sought, recovered or denied, to receive the proceeds of such sale in an amount sufficient to pay the Loan in full. All expenses reasonably incurred by Lender in the settlement and collection of amounts paid with respect to a Casualty or Condemnation (including, without limitation, reasonable legal fees and expenses) shall be deducted and reimbursed to Lender from the insurance proceeds or Condemnation award, as applicable, prior to any other application thereof. The insurance proceeds or Condemnation award paid or payable on account of a Casualty or Condemnation, as applicable (including all business interruption insurance proceeds paid as a result of such Casualty or Condemnation), less expenses to be reimbursed to Lender hereunder, is referred to herein as the "RESTORATION PROCEEDS."

          (c) Application of Restoration Proceeds; Restoration Obligations. Except as specifically hereafter provided in subsection (d) below, Lender may, in its sole discretion, either (i) apply the Restoration Proceeds to payment of the Loan, whether or not then due and payable, or (ii) hold and release the Restoration Proceeds to Borrower (A) for the costs of Restoration undertaken by Borrower in accordance with this Loan Agreement and (B) to cover any shortfall in Operating Income as a result of such Casualty or Condemnation that is necessary to pay in full the debt service payments due from Borrower on each Payment Due Date and other Operating Expenses falling due during the period until Restoration is completed; provided, however, that Lender shall have no obligation to release Restoration

Proceeds to fund amounts contemplated by clause (B) unless (1) Lender is satisfied that Restoration Proceeds are sufficient to pay in full the estimated cost to complete Restoration and (2) all Operating Expenses to be funded with Restoration Proceeds are approved by Lender. If Lender applies Restoration Proceeds to payment of the Loan and the Loan is still outstanding, interest will continue to accrue and be due on the unpaid principal at the Applicable Interest Rate. If Lender makes the Restoration Proceeds available to Borrower for Restoration, Borrower shall diligently pursue Restoration so as to restore the Property to at least equal value and substantially the same character as existed immediately prior to such Casualty or Condemnation. Provided the cost of Restoration exceeds $250,000, all plans and specifications for the Restoration and all contractors, subcontractors and materialmen to be engaged in the Restoration, as well as the contracts under which they have been engaged, shall be subject to Lender's prior review and approval, which Lender agrees not to unreasonably withhold or delay. Lender may engage, at Borrower's expense, an independent engineer or inspector to assist Lender in its review of the approvals requested of Lender in connection with the Restoration and to periodically inspect the Restoration in progress and upon substantial completion.

          (d) Condition to Release of Restoration Proceeds for Restoration. Lender agrees to make the Restoration Proceeds available to Borrower for Restoration as long as:

               (i) The Restoration Proceeds recovered are less than the outstanding principal balance of the Loan.

               (ii) No Event of Default exists.

               (iii) Borrower demonstrates to Lender's satisfaction that the
                    Restoration Proceeds are sufficient to pay in full the estimated cost to complete Restoration and any shortfalls in Operating Income as a result of such Casualty or Condemnation that are anticipated until Restoration is substantially completed, or, if the Restoration Proceeds are determined by Lender to be insufficient to pay such costs in full, Borrower deposits with Lender, in cash or by a cash equivalent acceptable to Lender, the additional amount estimated by Lender to be necessary to pay the full cost of Restoration ("RESTORATION DEFICIENCY DEPOSIT").

               (iv) Intentionally Omitted.

               (v)  Restoration can be completed not later than the earlier of
                    (A) twelve (12) months from the date the Casualty or Condemnation occurred, (B) the earliest date by which completion is required under the Requirements of Law to preserve the right to rebuild the Improvements as they existed prior to the Casualty or Condemnation, (C) the expiration of Borrower's business interruption insurance, or
                    (D) six (6) months prior to the Maturity Date (without taking into consideration any unexercised extension).

               (vi) If a Condemnation has occurred, (A) less than ten percent
                    (10%) of the Land is taken and the land taken is along the perimeter or periphery of the Land, and (B) no portion of any structural Improvements are taken which would have a Material Adverse Effect.

               (vii) If a Casualty has occurred, (A) less than 10% of the paved parking area of the Individual Property is damaged or rendered unusable by the Casualty, and (B) no portion of any structural Improvements are damaged or rendered unusable which would have a Material Adverse Effect.

               (viii) Intentionally Omitted.

               (ix) The Property and its use after completion of Restoration will be in compliance in all material respects with, and permitted under, all Requirements of Law.

          (e) Disbursement Procedure; Holdback. If the Restoration Proceeds will be made available by Lender to Borrower for Restoration and the estimated cost of Restoration approved by Lender (together with all other amounts then held by Borrower pursuant to this subsection (e)) is less than $250,000, Lender shall disburse the entire amount of the Restoration Proceeds to Borrower, and Borrower hereby covenants and agrees to use the Restoration Proceeds solely for Restoration performed in accordance with this Loan Agreement. If, however, the estimated cost of Restoration approved by Lender (together with all other amounts then held by Borrower pursuant to this subsection (e)) is $250,000 or more than $250,000, Lender may retain the Restoration Proceeds in an interest bearing escrow account and make periodic disbursements to Borrower as follows:

               (i)  Disbursements for Restoration.

                    (A) Lender will disburse Restoration Proceeds for the costs of Restoration to, or as directed by, Borrower from time to time during the course of the Restoration, upon receipt of evidence reasonably satisfactory to Lender that (1) all materials installed and work and labor performed in connection with the Restoration have been paid in full (except to the extent that they are to be paid out of the requested disbursement), and (2) there exist no notices of pendency, stop orders, mechanic's or materialmens' liens or notices of intention to file same, or any other Liens of any nature whatsoever on the Property arising out of the Restoration which have not either been fully bonded and discharged of record or, in the alternative, fully insured to Lender's reasonable satisfaction by the title company insuring the Lien of the Security Instrument.

                    (B) Lender may limit disbursements to not more than one (1) per month.

                    (C) Lender may hold-back from each requested disbursement an amount equal to the greater of (1) ten percent (10%) of the requested disbursement or (2) the amount which Borrower is permitted to withhold under its contract with the contractor or supplier to be paid with the proceeds of such disbursement (either, a "RESTORATION HOLDBACK"). Amounts held as the Restoration Holdback shall be disbursed once: (1) Lender receives satisfactory evidence that Restoration has been fully completed in accordance with all Requirements of Law; (2) Lender receives satisfactory evidence that all Restoration costs have been paid in full or will be fully paid from the remaining Restoration Proceeds and the Restoration Holdback; and (3) Lender receives, at Lender's option, a search of title to the Property, effective as of the date on which the Restoration Holdback is to be disbursed, showing no Liens other than the Permitted Encumbrances or an endorsement to its Title Insurance Policy which updates the effective date of such policy to the date on which the Restoration Holdback is to be disbursed and which shows no Liens since the date of recordation of the Security Instrument (other than the Permitted Encumbrances).

                    (D) Notwithstanding subsection I above, Lender may release from the Restoration Holdback payments to a contractor or supplier if: (1) Lender receives satisfactory evidence that such contractor has satisfactorily completed its contract with Borrower; (2) such contractor or supplier delivers to Lender an acceptable written waiver of its mechanic's lien, in recordable form; and (3) Borrower provides written consent from the surety company, if any, which has issued a payment or performance bond with respect to such contractor or supplier.

               (ii) Disbursements for Shortfalls in Operating Income. Provided
                    that Lender determines that the Restoration Proceeds are sufficient to pay in full the estimated cost to complete Restoration, Lender will disburse Restoration Proceeds not reserved for Restoration to pay the shortfall in Operating Income necessary to pay (A) first, the debt service payments due from Borrower on each Payment Due Date falling due from the date of the Casualty or Condemnation through the date on which Restoration is substantially completed and (B) then, any Operating Expenses approved by Lender. Lender may require satisfactory evidence that Operating Expenses to be paid have been incurred and may issue payments directly to the Person entitled to the payment claimed as an Operating Expense.

               (iii) Restoration Proceeds Deemed Insufficient. If, in Lender's
                    judgment, at any time during Restoration, the undisbursed portion of the Restoration Proceeds shall not be sufficient to pay the costs remaining for Restoration to be completed or to pay any shortfall in Operating Income needed to pay in full Borrower's debt service payments on the Loan and Operating Expenses anticipated to be incurred during the period of Restoration, Borrower shall deposit the deficiency with Lender, in cash or by a cash equivalent acceptable to Lender (also called a "RESTORATION DEFICIENCY DEPOSIT"), within ten (10) days after Lender's notice of such deficiency, and no further disbursement of the Restoration Proceeds will be made until such funds are deposited. Amounts held by Lender as the Restoration Deficiency Deposit shall be disbursed in accordance with this Section 9.04.

               (iv) Consequence of Event of Default. Lender shall not be
                    obligated to disburse Restoration Proceeds or amounts from the Restoration Holdback when an Event of Default exists, and upon the occurrence of an Event of Default, any undisbursed portion of the Restoration Proceeds (including the Restoration Deficiency Deposit and the Restoration Holdback) may, at Lender's option, be applied against the Loan, whether or not then due or accelerated, in such order and manner as Lender determines.

               (v) Surplus Restoration Proceeds After Restoration Completion. Any Restoration Proceeds remaining after full payment of Restoration costs and unpaid expenses due to Lender for which Lender is permitted reimbursement under this Section
                    9.04 shall be released to Borrower provided no Event of Default exists, and Borrower delivers evidence satisfactory to Lender that (i) Restoration has been fully completed in accordance with all Requirements of Law and (ii) the Property is free and clear of all Liens which may be asserted with respect to the Restoration.

     9.05. Inspections and Right of Entry. Lender and its agents may enter the Property upon prior notice to Borrower (notice to be given not less than two (2) Business Days prior to entry by Lender or its agents unless an Event of Default or an emergency exists, as determined by Lender in good faith) to inspect the Property and Borrower's books and records relating to the Property. In making such entry and inspection, Lender agrees to use reasonable efforts to minimize disturbance to Borrower and tenants of the Property. Lender and its agents shall have access, at all reasonable times, to the Property, including, without limitation, all contracts, plans and specifications, permits, licenses and approvals required or obtained in connection with the Property.

     9.06. Leases and Rents.

          (a) Right to Enter into New Leases. Borrower may enter into new Leases for space at the Property and renew or extend existing Leases only with Lender's prior written consent, which shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, Lender's approval shall not be required for leases ("PERMITTED LEASES") which (i) are for non-parking related uses, (ii) have a term of three (3) years or less, (iii) together with all other Leases affecting the operation of the Individual Property in question, do not generate in excess of five percent (5%) of the gross revenue attributable to such operation of the Individual Property, and (iv) do not contain provisions permitting tenant mortgages, options, rights of first refusal or offer, exclusivity, or extension options in favor of the tenant thereunder. Borrower shall promptly deliver to Lender a copy of each executed Lease. All subleases shall be in accordance with the terms and conditions of the applicable existing Leases.

          (b) Leasing Decisions. Other than Permitted Leases, Borrower may not, without Lender's prior written consent: (i) amend or supplement any Lease or waive any term thereof (including, without limitation, shortening the Lease term, reducing Rents, granting Rent abatements, or accepting a surrender of all or any portion of the leased space); (ii) cancel or terminate any Lease; (iii) consent to a tenant's assignment of its Lease or subleasing of space; or (iv) amend, supplement, waive or terminate any Lease Guaranty; provided that none of the foregoing actions (taking into account the planned alternative use of the affected space in the case of termination, rent reduction, surrender of space or shortening of term) will have a Material Adverse Effect on the value of the Property taken as a whole and such Lease, as amended, supplemented or waived, is otherwise in compliance with the requirements of Section 9.06(a) hereof. Termination of a Lease with a tenant who is in default beyond applicable notice and grace/cure periods shall not be considered an action which has a Material Adverse Effect on the value of the Property taken as a whole. Any action with respect to any Lease that does not satisfy the requirements set forth in this
Section 9.06 requires Lender's prior written approval, which may not be unreasonably withheld or delayed, at Borrower's expense (including reasonable legal fees). Borrower shall promptly deliver to Lender a copy of all instruments documenting the action taken, together with written certification from a Responsible Officer that (x) the copies delivered are true, complete and correct copies of the materials represented thereby and (y) Borrower has satisfied all conditions of this Section 9.06. Lender's acceptance of Borrower's certification or a copy of such Lease materials shall not be deemed a waiver of the requirements of this Section 9.06 if the action taken is not in compliance herewith.

          (c) Observance of Lessor Obligations. Borrower (i) shall observe and perform all obligations imposed upon the lessor under the Leases and shall not do or permit to be done anything to impair the value of any of the Leases as security for the Loan; (ii) upon Lender's request, shall promptly send copies to Lender of all notices of default which Borrower shall send or receive (or may have sent or received) under any non-residential Lease; (iii) shall enforce in a commercially reasonable manner all of the material terms, covenants and conditions contained in the Leases to be observed or performed by the tenant;
(iv) shall not collect any Rents more than one (1) month in advance which, in the aggregate, exceed $50,000 (and for this purpose a security deposit shall not be deemed Rent collected in advance); and (v) shall not execute any assignment or pledge of the lessor's interest in any of the Leases or the Rents (other than in connection with the Loan).

     9.07. Use of Property. Borrower shall not allow changes in the use of the Property without Lender's prior written consent, which shall not be unreasonably withheld, conditioned or delayed. Borrower shall not initiate, join in, or consent to any change in any private restrictive covenant or zoning or land use ordinance limiting or defining the uses which may be made of the Property as of the Closing Date. If use of all or any portion of the Property is or shall become a nonconforming use, Borrower will not cause or permit the nonconforming use to be discontinued or the nonconforming portion of the Property to be abandoned without Lender's prior written consent.

     9.08. Maintenance of Property. Borrower shall maintain the Property in a good and safe condition and repair. No portion of the Property shall be removed, demolished or materially altered (except for normal repair or replacement) without Lender's prior written consent.

Borrower shall promptly repair or replace any portion of the Property which may become damaged, worn or dilapidated. Borrower shall obtain and maintain all licenses, permits, registrations, certificates and other approvals, governmental and otherwise (including, without limitation, zoning, building code, land use and environmental), necessary for the use, occupancy and operation of the Property and the conduct of its business thereat.

     9.09. Waste. Borrower shall not commit or suffer any waste of the Property or do or permit to be done thereon anything that may in any way impair the value of the Property or invalidate the insurance coverage required hereunder to be maintained by Borrower. Borrower will not, without Lender's prior written consent, permit any drilling or exploration for or extraction, removal, or production of any minerals from the surface or the subsurface of the Property, regardless of the depth thereof or the method of mining or extraction thereof.

     9.10. Compliance with Laws.

          (a) Obligation to Perform. Borrower shall promptly and fully comply with all Requirements of Law now or hereafter affecting the Property. Borrower shall notify Lender promptly of Borrower's knowledge or receipt of any notice related to a violation of any Requirements of Law or of the commencement of any proceedings or investigations which relate to compliance with Requirements of Law. At Lender's request, Borrower shall provide Lender with copies of all notices, reports or other documents relating to any litigation or governmental investigation relating to Borrower or the Property.

          (b) Right to Contest. After prior written notice to Lender, Borrower, at its own expense, may contest by appropriate legal proceedings, promptly initiated and conducted in good faith and with due diligence, the Requirements of Law affecting the Property or alleged violation thereof, provided that: (i) no Event of Default exists; (ii) such proceeding shall not otherwise be prohibited by any, and shall be conducted in accordance with all Requirements of Law; (iii) the Property will not be in danger of being sold, forfeited, terminated, cancelled or lost; (iv) non-compliance with such Requirement of Law shall not impose any civil liability on Lender or Borrower which has not otherwise been accounted for by the reserve created under clause (v) below, or any criminal or environmental liability on Lender or Borrower; (v) Borrower deposits with Lender cash (or other security reasonably acceptable to Lender) in such amount as Lender deems sufficient to cover loss or damage that may result from Borrower's failure to prevail in such contest, provided that after a Securitization, one hundred twenty-five percent (125%) of the amount estimated by Lender is deposited; (vi) Borrower furnishes to Lender all other items reasonably requested by Lender; and (vii) upon a final determination thereof, Borrower promptly complies with the obligations, if any, determined to be applicable.

     9.11. Financial Reports, Books and Records.

          (a) Delivery of Financial Statements. Borrower shall keep adequate books and records of account with respect to its financial condition and the operation of the Property, in accordance with GAAP consistently applied (or such other method which is reasonably acceptable to Lender), and shall furnish the following to Lender, each prepared in such detail as reasonably required by Lender and certified by a Responsible Officer to be true, complete and correct:

               (i) if requested by Lender (but not more often than once per calendar quarter), a Rent Roll;

               (ii) as soon as available, but in any event within sixty (60)
                    days after the end of each fiscal quarter, a quarterly operating statement for Borrower detailing the Operating Income received, Operating Expenses incurred, the cost of all Capital Improvements/Deferred Maintenance and Replacements performed or paid during such quarter, and the Debt Service Coverage Ratio as of the end of such fiscal quarter;

               (iii) within sixty (60) days after the end of each fiscal
                    quarter, a quarterly, Compliance Certificate;

               (iv) as soon as available, but in any event within one hundred twenty (120) days after the close of Borrower's fiscal year,
                    (A) an annual operating statement for each Property presented on a basis consistent with the quarterly operating statements described above and audited by an independent certified public accountant; (B) an annual balance sheet and profit and loss statement for Borrower audited by an independent certified public accountant; and (C) a statement of change of financial position of Borrower, setting forth in comparative form the figures for the previous fiscal year;

               (v) if requested by Lender, an annual operating budget for Borrower presented on a monthly basis consistent with the information required in the quarterly operating statement described above which budget shall be subject to Lender's approval; and

               (vi) such other financial information or property management information (including, without limitation, copies of Borrower's state and federal tax returns, information on tenants under Leases to the extent such information is available to Borrower, and an accounting of security deposits) as may reasonably be required by Lender from time to time.

Notwithstanding the foregoing, (i) upon the request of Lender prior to a Securitization or syndication of the Loan, (ii) following the failure to meet the Performance Criteria on any Performance Test Date or (iii) following an Event of Default, Borrower shall promptly provide monthly statements consistent with the requirements of subsections (ii) and (iii) above, within twenty (20) days following the end of each calendar month.

          (b) Lender Audit Rights. Lender and its agents have the right, upon prior written notice to Borrower (notice to be given at least two (2) Business Days prior to such inspection unless an Event of Default exists), to examine the records, books and other papers which reflect upon Borrower's financial condition or pertain to the income, expense and management of the Property and to make copies and abstracts from such materials. Lender also shall have the right, from time to time (but, in the absence of an Event of Default existing, not more than annually) and upon prior notice to Borrower (notice to be given unless an Event of Default exists), to have an independent audit conducted of any of Borrower's financial information. Lender shall pay the cost of such audit unless Lender performed the audit following the occurrence of an Event of Default or if the results of Lender's audit disclose an error in the categories of total income, total expenses, total assets or total liabilities by more than ten percent (10%), in which case (and in addition to Lender's other remedies) Borrower shall pay the cost incurred by Lender with respect to such audit upon Lender's demand. Upon Borrower's failure to pay such amounts, and in addition to Lender's remedies for Borrower's failure to perform, the unpaid amounts shall be added to principal, shall bear interest at the Default Rate until paid in full, and payment of such amounts shall be secured by the Security Instrument and other collateral given to secure the Loan.

          (c) Financial Reports From Guarantors, Texas Equity Owner and Equity Owner. Borrower shall cause each Guarantor and, at Lender's request, the Texas Equity Owner and the Equity Owner, to provide to Lender (i) within ninety (90) days after the close of such party's fiscal year, such party's balance sheet and profit and loss statement (or if such party is an individual, within ninety (90) days after the close of each calendar year, such party's personal financial statements) in form reasonably satisfactory to Lender and certified by such party to be accurate and complete; and (ii) such additional financial information (including, without limitation, copies of state and federal tax returns) as Lender may reasonably require from time to time and in such detail as reasonably required by Lender.

          (d) Data Delivery Failure. If a Data Delivery Failure occurs, Borrower shall pay Lender, without demand, the applicable Data Delivery Failure Fee on the first Business Day following each occurrence of a Data Delivery Failure. If a Data Delivery Failure occurs on more than two (2) separate occasions during any twelve month period or on more than five (5) occasions while the Loan is outstanding, it shall be an immediate Event of Default hereunder. The collection of the Data Delivery Failure Fee shall be in addition to Lender's other rights and remedies under the Loan Documents and, until paid, shall be deemed added to the Debt, secured by the Security Instrument and shall bear interest at the Default Rate.

     9.12. Performance of Other Agreements. Borrower shall observe and perform in a timely manner each and every obligation to be observed or performed by Borrower pursuant to the terms of any agreement or recorded instrument affecting or pertaining to the Property or used in connection with the operation of the Property (including, without limitation, the Operating Agreements and the Parking Leases). Without limiting the foregoing, Borrower shall (a) give prompt notice to Lender of any notice received by Borrower with respect to any of the Operating Agreements and the Parking Leases which alleges a default or nonperformance by Borrower thereunder, together with a complete copy of any such notice; (b) enforce, short of termination, performance of the Operating Agreements and the Parking Leases to be performed or observed, and (c) not terminate or amend, or waive compliance with, any of the Operating Agreements and the Parking Leases without Lender's prior written consent, except as may be
(i) permitted pursuant to the respective terms thereof or (ii) absent the existence of an Event of Default, done in the ordinary course of business. If the absence of an Operating Agreement that has terminated will have a Material Adverse Effect on the value of the Property, Borrower agrees to use commercially reasonable efforts to enter into a new Operating Agreement in replacement of the terminated Operating Agreement, containing terms and conditions no less favorable to Borrower than the terminated Operating Agreement. Borrower shall notify Lender if Borrower does not replace any terminated Operating Agreement, the absence of which is likely to have a Material Adverse Effect.

     9.13. Existence; Change of Name; Location as a Registered Organization. Borrower shall continuously maintain (a) its existence and shall not dissolve or permit its dissolution, and (b) its rights and franchises to do business in each state where the Property is located. Borrower shall not change Borrower's name, legal entity, or its location as a registered organization within the meaning of the UCC, without notifying Lender of such change in writing at least thirty (30) days prior to its effective date. The notification requirements set forth in this Section are in addition to, and not in limitation of, the requirements of
Article 7. Borrower shall pay all costs and expenses incurred by Lender (including, without limitation, reasonable legal fees) in connection with any change described herein.

     9.14. Property Management.

          (a) Borrower shall cause the Property Manager to manage the Property in a manner consistent with Borrower's past practices. Borrower shall not remove or replace the Property Manager (which, with respect to a Property Manager which is an Affiliate of Borrower, shall be deemed to occur upon a change of Control of the Property Manager) or modify or waive any material terms of the Property Management Contract without Lender's prior written consent and, if requested by Lender, a Rating Confirmation. Upon replacement of the Property Manager, Borrower shall, and shall cause the new manager of the Property to, execute an Assignment of Property Management Contract in form and substance similar to the Assignment of Property Management Contract executed by the Property Manager. Borrower shall comply with all obligations of Borrower under the Assignment of Property Management Contract. The property management fee and all other fees payable under the Property Management Contract shall not exceed 3.5% of Operating Income.

          (b) Termination of Property Manager. Borrower agrees, that, if (i) irrespective of whether an Event of Default exists, Lender, in its reasonable discretion, determines that the Property is not being properly managed in accordance with management practices customarily employed for properties similar to the Property, (ii) an Event of Default exists, (iii) a default or event of default exists under the Property Management Contract, or (iv) Property Manager becomes insolvent, Lender may direct Borrower to terminate the Property Management Contract and to replace Property Manager with a management company acceptable to Lender, provided that, with respect to Section 9.14(b)(i) only, prior to requiring the termination of the Property Management Contract, Lender shall deliver written notice to Borrower and Property Manager, which notice shall specify in reasonable detail the grounds for Lender's determination. If Lender reasonably determines that the conditions specified in Lender's notice are not remedied to Lender's reasonable satisfaction by Borrower or Property Manager within thirty (30) days from receipt of such notice or if Borrower or Property Manager have failed to diligently undertake correcting such conditions within such thirty (30) day period, Lender may direct Borrower to terminate the Property Management Contract and to replace Property Manager with a management company acceptable to Lender.

     9.15. ERISA. Borrower shall not engage in any transaction which would cause any obligation or action taken or to be taken hereunder by Borrower (or the exercise by Lender of any of its rights under any of the Loan Documents) to be a non-exempt (under a statutory or administrative class exemption) prohibited transaction under ERISA. Borrower agrees to deliver to Lender such certifications or other evidence throughout the term of the Loan as requested by Lender in its sole discretion to confirm compliance with Borrower's obligations under this Section 9.15 or to confirm that Borrower's representations and warranties regarding ERISA remain true.

     9.16. Compliance with Anti-Terrorism, Embargo, Sanctions and Anti-Money Laundering Laws. Borrower shall comply in all material respects with all Requirements of Law relating to money laundering, anti-terrorism, trade embargos and economic sanctions, now or hereafter in effect. Upon Lender's request from time to time during the term of the Loan, Borrower shall certify in writing to Lender that Borrower's representations, warranties and obligations under Section
8.28 and this Section 9.16 remain true and correct in all material respects and have not been breached. Borrower shall immediately notify Lender in writing if any of such representations, warranties or covenants are no longer true or have been breached or if Borrower has a reasonable basis to believe that they may no longer be true or have been breached in any material respect. In connection with such an event, Borrower shall comply in all material respects with all Requirements of Law and directives of Governmental Authorities and, at Lender's request, provide to Lender copies of all notices, reports and other communications exchanged with, or received from, Governmental Authorities relating to such an event. Borrower shall also reimburse Lender any reasonable expense incurred by Lender in evaluating the effect of such an event on the Loan and Lender's interest in the collateral for the Loan, in obtaining any necessary license from Governmental Authorities as may be necessary for Lender to enforce its rights under the Loan Documents, and in complying with all Requirements of Law applicable to Lender as the result of the existence of such an event and for any penalties or fines imposed upon Lender as a result thereof

     9.17. Equity Contribution. On the Closing Date, the equity owners of Borrower shall provide satisfactory evidence to Lender that they have, as of the Closing Date, an aggregate equity investment in Borrower in an amount not less than $64,500,000 in a manner which is satisfactory to Lender.

     9.18. Net Worth Covenant. Until the Loan is paid in full, Guarantor shall maintain at all times a Net Worth at least equal to $40,000,000, and, within ten
(10) Business Days of Lender's request, Borrower shall demonstrate in writing and to Lender's reasonable satisfaction, compliance with this Section.

     9.19. Liquidity Covenant. Until the Loan is paid in full, Guarantor shall maintain at all times a Liquidity (exclusive of any direct or indirect interest in the Property) at least equal to $3,000,000, and, within ten (10) Business Days of Lender's request, Borrower shall demonstrate in writing and to Lender's reasonable satisfaction, compliance with this Section.

     9.20. Parking Lease Covenants.

          (a) Borrower covenants and agrees as follows: (i) promptly and faithfully to observe, perform and comply in all material respects with all of the terms, covenants and provisions of the Parking Leases; (ii) to refrain from doing anything and not do or permit any act, event or omission, as a result of which, there is likely to occur a default or breach under any Parking Lease;
(iii) to promptly give Lender notice of any default under any Parking Lease upon learning of such default and immediately deliver to Lender a copy of each notice of default and all responses to such notice of default and all other material instruments, notices or demands received or delivered by Borrower under or in connection with any Parking Lease; (iv) to promptly notify Lender in writing in the event of the initiation of any litigation or arbitration proceeding affecting Borrower or the Property under or in connection with any Parking Lease; (v) within ten (10) Business Days of each request by Lender to furnish to Lender an estoppel certificate from Borrower in such form as Lender may reasonably request from time to time concerning Borrower's due observance, performance and compliance in all material respects with the terms, covenants and provisions of any Parking Lease; (vi) subject to Section 9.06 and 9.20(b), it will not voluntarily or involuntarily, directly or indirectly, assign, transfer or convey the Property or the Leasehold Estate, nor surrender, terminate or cancel any Parking Lease nor, without the prior written consent of Lender, fail to exercise in a timely manner any purchase option(s) or renewal option(s) contained in the Parking Leases, if applicable, nor, without the prior written consent of Lender; and (vii) shall not modify, alter or amend any material term in any Parking Lease, either orally or in writing. Any assignment, transfer, conveyance, surrender, termination, cancellation, modification, alteration or amendment of any Parking Lease in contravention of the foregoing shall be void and of no force and effect.

          (b) Additional Covenants. Borrower further covenants and agrees that it will not fail to exercise in a timely manner any renewal option(s) contained in each Parking Lease, if reasonably required by Lender, nor, without the prior written consent of Lender, modify, alter or amend any Parking Lease, either orally or in writing, which consent (a) with respect to monetary or material non-monetary provisions, may be granted, conditioned or withheld in Lender's sole discretion and (b) with respect to non-monetary, non-material provisions, may not be unreasonably withheld, conditioned or delayed. Any assignment, transfer, conveyance, surrender, termination, cancellation, modification, alteration or amendment of any Parking Lease in contravention of the foregoing sentence shall be void and of no force and effect. For the purposes of this
Section 9.20(b), the phrase "material non-monetary" shall mean provisions with respect to any of the following: (i) the term of any Parking Lease, (ii) any economic matter (including costs passed through to Borrower) that would affect the rent or any other charge thereunder, (iii) any security deposit, if any,
(iv) defaults, events of default and remedies, (v) termination or cancellation,
(vi) disposition of casualty or condemnation proceeds, (vii) transfer of the leased premises, (viii) tenant mortgages, (ix) assignment and subletting (other than as otherwise permitted in such lease and this Loan Agreement) or (x) options, rights of first refusal or offer and extension options. Notwithstanding the provisions set forth in Section 9.20(a) and 9.20(b), provided no Event of Default then exists, Borrower shall have the right to modify, alter or terminate overflow parking lot leases set forth on Schedule 9.20(b), provided that Borrower shall provide to

Lender prompt notice of any material modification or alteration to, and any termination of, any overflow parking lease.

          (c) Notwithstanding anything to contrary in this Loan Agreement, Borrower may terminate the Parking Lease for the property located at 50 Ella Grasso Turnpike, Windsor Locks, Connecticut (the "50 ELLA GRASSO PROPERTY") at any time upon prior written notice to Lender.

          (d) Default. In the event of a default by Borrower under any Parking Lease, then, in each and every such case, Lender may (but shall not be obligated to), in its sole discretion and without notice to Borrower, cause such default or defaults by Borrower to be remedied and otherwise take or perform such other actions as Lender may reasonably deem necessary or desirable as a result thereof or in connection therewith. Borrower shall, on demand, reimburse Lender for all advances reasonably made and expenses reasonably incurred by Lender in curing any such default(s) (including, without limitation, reasonable attorneys' fees), together with interest thereon from the date if different until the same is paid in full to Lender and all such sums so advanced shall be secured hereby. The provisions of this subsection are in addition to any other right or remedy given to or allowed Lender under each Parking Lease or otherwise.

          (e) Cancellation or Termination. If any Parking Lease is cancelled or terminated, Lender or its nominee shall acquire an interest in any new lease of the Leasehold Estate by Borrower.

          (f) Parking Lease Estoppel Certificate. Borrower shall from time to time within ten (10) Business Days of Lender's request use its best efforts to obtain and deliver (or cause to be delivered) to Lender, an estoppel certificate, in a form reasonably acceptable to Lender, from each Parking Lease Lessor.

          (g) No Liability. Notwithstanding anything contained herein or otherwise to the contrary, Lender shall not have any liability or obligation under any Parking Lease, by virtue of its acceptance of this Security Instrument. Borrower acknowledges and agrees that Lender shall be liable for the obligations of the Borrower arising under each Parking Lease, as applicable, for only that period of time, if any, during which Lender is in possession of the Leasehold Estate, as applicable, or has acquired, by foreclosure, power of sale or otherwise, and is holding, all of Borrower's right, title and interest as tenant in either or both of the applicable Leasehold Estate.

          (h) Bankruptcy. Notwithstanding anything contained herein or otherwise to the contrary, Borrower hereby assigns, transfers and sets over to Lender any and all rights and interests that may arise in favor of Borrower in connection with or as a result of the bankruptcy or insolvency of the Parking Lease Lessor, as applicable, including, without limitation, all of Borrower's right, title and interest in, to and under Section 365 of the Bankruptcy Code (11 U.S.C. Section
365), as the same may be amended, supplemented or modified from time to time.

          (i) Taxes. In the event that it is claimed by any governmental agency, authority or subdivision that any tax or governmental charge or imposition is due, unpaid or payable by Borrower upon or in connection with any Parking Lease, Borrower shall promptly either (i) pay such tax, charge or imposition when due and deliver to Lender reasonably satisfactory proof of payment thereof or (ii) contest such tax in accordance with the applicable provisions of this Loan Agreement. If liability for such tax is asserted against Lender, Lender will give to Borrower prompt notice of such claim, and Borrower, upon complying with the provisions of this Loan Agreement shall have full right and authority to contest such claim of taxability.

     9.21. JFK Lease. Borrower acknowledges that it occupies and operates parking operations located at (i) 129th and 52nd Avenue, New York, New York (the "129 LOCATION") and (ii) 149-05 131st Street, New York, New York (the "131 LOCATION" together with the 129 Location, the "JFK LOCATION"), adjacent to JFK Airport. Borrower agrees to notify Lender within ten (10) days following any termination of either Parking Lease at the JFK Location by the applicable landlord and covenants not to terminate either Parking Lease at the JFK Location without Lender's prior written consent. Any notice delivered by Borrower to Lender pursuant to the preceding sentence shall include evidence, reasonably satisfactory to Lender, regarding the impact which the loss of Borrower's right to use and occupy the applicable portion of the JFK Location is expected to have on Borrower's Operating Income. If Lender is satisfied, in its reasonable discretion, based on evidence submitted by Borrower, that the loss of the applicable porition of the JFK Location will have no Material Adverse Effect on Borrower's Operating Income, Borrower shall not be required to take any further action as a result of the loss of the JFK Location. If, however, Lender concludes that the loss of the applicable portion of the JFK Location can reasonably be expected to have a Material Adverse Effect on Borrower's Operating Income, Lender shall so notify Borrower, at which time (i) Borrower may elect to lease additional overflow lots in order to increase Borrower's parking capacity at such properties in a manner reasonably satisfactory to Lender to recoup the loss in Operating Income or (ii) in the event Borrower fails to so elect, or fails to lease such additional overflow lots within a reasonable period following its election, the termination shall be deemed a Partial Release pursuant to Section 10.03(a) hereof, and the Allocated Loan Amount shall, solely for the purposes of this Section 9.21, be (a) $3,462,000.00 with regard to the 129 Location, and (b) $1,154,000.00 with regard to the 131 Location. If Borrower leases additional overflow lots in a manner which Lender reasonably believes will recoup any loss in Operating Income resulting from the termination of the applicable Parking Lease at the JFK Location, Borrower shall not be treated as having experienced a Parking Lease termination pursuant to Section 10.03(a), and shall not be required to repay any portion of the Loan.

     9.22. LGA Lease. Borrower acknowledges that it occupies and operates parking operations located at (i) 25-85 87th Street New York, New York (the "87 LOCATION") and (ii) 77-15 19th Street New York, New York (the "19 LOCATION" together with the 87 Location, the "LGA LOCATION"), in the vicinity of LaGuardia Airport. Borrower agrees to notify Lender within ten (10) days following any termination of either Parking Lease at the LGA Location by the applicable landlord and covenants not to terminate either Parking Lease at the LGA Location without Lender's prior written consent. Any notice delivered by Borrower to Lender pursuant to the preceding sentence shall include evidence, reasonably satisfactory to Lender, regarding the impact which the loss of Borrower's right to use and occupy the applicable portion of the LGA


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

Location is expected to have on Borrower's Operating Income. If Lender is satisfied, in its reasonable discretion, based on evidence submitted by Borrower, that the loss of the applicable portion of the LGA Location will have no Material Adverse Effect on Borrower's Operating Income, Borrower shall not be required to take any further action as a result of the loss of the applicable portion of the LGA Location. If, however, Lender concludes that the loss of the applicable portion of the LGA Location can reasonably be expected to have a Material Adverse Effect on Borrower's Operating Income, Lender shall so notify Borrower, at which time: (i) may elect to lease additional overflow lots in order to increase Borrower's parking capacity at such property in a manner reasonably satisfactory to Lender to recoup the loss in Operating Income or (ii) in the event Borrower fails to so elect, or fails to lease such additional overflow lots within a reasonable period following its election, the termination shall be deemed a Partial Release pursuant to Section 10.03(a) hereof, and the Allocated Loan Amount shall, solely for the purposes of this Section 9.22, be
(a) $509,000.00 with regard to the 87 Location, and (b) $509,000.00 with regard to the 19 Location. If Borrower leases additional overflow lots in a manner which Lender reasonably believes will recoup any loss in Operating Income resulting from the termination of the applicable Parking Lease at the LGA Location, Borrower shall not be treated as having experienced a Parking Lease termination pursuant to Section 10.03(a), and shall not be required to repay any portion of the Loan.

     9.23. PCAA 7750 Property Lease. Borrower acknowledges that the Parking Lease pursuant to which Borrower currently leases the PCAA 7750 Property shall expire on October 31, 2006. In the event that Lender, in its sole discretion, determines that on October 31, 2006 Lender no longer has a valid first priority leasehold mortgage on the PCAA 7750 Property, within five (5) days of Lender's notice, Borrower shall provide to Lender evidence, reasonably satisfactory to Lender, regarding the impact which the loss of Borrower's right to use and occupy the PCAA 7750 Property is expected to have on Borrower's Operating Income. If Lender is satisfied, in its reasonable discretion, based on evidence submitted by Borrower, that the loss of the PCAA 7750 Property will have no Material Adverse Effect on Borrower's Operating Income, Borrower shall not be required to take any further action as a result of the loss of the PCAA 7750 Property. If, however, Lender concludes that the loss of the PCAA 7750 Property can reasonably be expected to have a Material Adverse Effect on Borrower's Operating Income, Lender shall so notify Borrower, at which time: (i) Borrower may elect to lease three hundred (300) additional parking spaces in Philadelphia, Pennsylvania in a manner reasonably satisfactory to Lender to recoup the loss in Operating Income relating to the PCAA 7750 Property, and shall enter such lease(s) and grant to Lender such security interest therein as reasonably required by Lender within thirty (30) days of such election, or (ii) in the event Borrower fails to so elect, or fails to lease such additional parking spaces within such thirty (30) day period following its election, the expiration of the lease shall be deemed a Partial Release pursuant to Section 10.03(a) hereof, and the Allocated Loan Amount shall, solely for the purposes of this Section 9.23, be $1,275,000. If Borrower leases additional overflow lots within such thirty (30) day period, in a manner which Lender reasonably believes will recoup any loss in Operating Income resulting from the termination of the Parking Lease at the PCAA 7750 Property, Borrower shall not be treated as having experienced a Parking Lease termination pursuant to Section 10.03(a), and shall not be required to repay any portion of the Loan.

     9.24. Rate Swap Covenants.


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

          (a) Borrower shall comply with all provisions contained in the Rate Swap Agreement.

          (b) Borrower shall not, without first obtaining Lender's written consent: (i) sell, assign, grant a security interest in, or otherwise encumber or transfer (directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, and whether or not for consideration) any of its rights, title or interest under the Rate Swap Agreement; (ii) modify, terminate or waive any material term of the Rate Swap Agreement; or (iii) consent to any assignment or transfer by Rate Swap Provider of the Rate Swap or Rate Swap Agreement.

          (c) Borrower shall not change the payment instructions delivered to Rate Swap Provider for its use in sending payments to Borrower under the Rate Swap Agreement, without Lender's prior written consent to each new payment instruction.

          (d) Borrower, at Borrower's expense, shall take all actions reasonably requested by Lender to enforce Borrower's rights under the Rate Swap Agreement in the event of a default by Rate Swap Provider thereunder.

     9.25. Capital Improvements/Deferred Maintenance. Borrower covenants and agrees to complete the Capital Improvements/Deferred Maintenance set forth on Exhibit C in accordance with the terms of this Loan Agreement not later than nine (9) months from the date hereof

     9.26. Environmental Remediation. Borrower covenants and agrees to complete the Environmental Remediation set forth on Exhibit I in accordance with the terms of this Loan Agreement, not later than the time frames set forth on
Exhibit I.

                                   ARTICLE 10

                    NO TRANSFERS OR ENCUMBRANCES; DUE ON SALE

     10.01. Prohibition Against Transfers. Borrower shall not permit any Transfer to be undertaken or cause any Transfer to occur other than a Permitted Transfer. Any Transfer made in violation of this Loan Agreement shall be void.

     10.02. Lender Approval. Except as otherwise provided in this Section 10.02, Lender's decision to approve any Transfer proposed by Borrower shall be made in Lender's sole discretion and Lender shall not be obligated to approve any Transfer. Notwithstanding the foregoing, Lender will not unreasonably withhold its consent one (1) time during the term of the Loan to a transfer or sale (but not a pledge, mortgage, assignment, encumbrance or other transfer as security for an obligation) of the Property and Borrower's obligations under the Loan Documents to a Qualified Transferee, provided Borrower satisfies all of the conditions set forth in this Section 10.02. Borrower agrees to supply all information Lender may request to evaluate a Transfer, including, without limitation, information regarding the proposed transferee's ownership structure, financial condition and management experience for comparable properties. Borrower acknowledges that Lender may impose conditions to its approval of a Transfer, including, without limitation, (i) no Event of Default, or an event which with the giving of notice or lapse of time or both could become an Event of Default, has occurred and is continuing, (ii)


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

approval of the proposed transferee's ownership structure, financial condition and management experience for comparable properties, (iii) payment of an assumption fee equal to one-half of one percent (0.50%) of the outstanding principal balance of the Loan, (iv) replacing the Guarantors with substitute guarantors reasonably acceptable to Lender, (v) assumption in writing by the transferee and a guarantor acceptable to Lender in its sole discretion of all obligations of the transferor and Guarantor under the Loan Documents and execution and delivery of such other documentation as may be required by Lender and the Rating Agencies, (vi) delivery of a new substantive nonconsolidation opinion, and other applicable opinions as required by Lender and the Rating Agencies, (vii) adjusting amounts required for the Reserve Accounts, and (viii) obtaining Rating Confirmations if a Securitization has occurred. Borrower agrees to pay all of Lender's reasonable expenses incurred in connection with reviewing and documenting a Transfer (including, without limitation, the costs of obtaining Rating Confirmations if required), which amounts must be paid by Borrower whether or not the proposed Transfer is approved. Upon Borrower's failure to pay such amounts, and in addition to Lender's remedies for Borrower's failure to perform, the unpaid amounts shall be added to principal, shall bear interest at the Default Rate until paid in full, and payment of such amounts shall be secured by the Security Instrument and other collateral given to secure the Loan. Lender acknowledges that Macquarie Infrastructure Company, Inc. ("MIC"), which is the parent of Macquarie Americas Parking Corporation ("MAPC"), which is the parent of Parking Company of America Airports Holdings, LLC, which is the parent of Equity Owner, is currently a borrower under that certain Amended and Restated Credit Agreement (the "ARCA"), dated May 9, 2006 and as amended from time to time, by and among MIC, as borrower, Macquarie Infrastructure Company, LLC, the other lenders and issuers party thereto and Citigroup North America, Inc., as administrative agent ("CITI"), pursuant to which, MIC has pledged its equity interests in MAPC and may, in the future, seek other credit facilities from other Comparable Financial Institutions (collectively, the "CREDITORS"), including without limitation, replacements, extensions, modifications, increases, amendments of existing credit facilities and/or any new credit facilities (collectively and together with the ARCA, the "CREDIT FACILITIES"). Notwithstanding any provision of this Loan Agreement to the contrary, Lender consents to any existing or future pledge of MIC's (or any of the Macquarie Group's) equity interest in MAPC to the Creditors to secure any one or more such Credit Facilities, which consent does not include any transfer of MIC's (or any of the Macquarie Group's) equity interest in MAPC to the Creditors pursuant to any enforcement of such pledge or otherwise.

     10.03. Borrower Right to Partial Releases for Partial Release Price.

          (a) Right to Release. Borrower shall have the right, from time to time, to obtain a partial release ("PARTIAL RELEASE") of a Release Property from the Security Instrument, Assignment of Leases and Rents and related UCC financing statements. Borrower must provide not less than forty-five (45) days prior written notice to Lender requesting a Partial Release and identifying the Release Property and date upon which Borrower intends to have the Release Property released ("PARTIAL RELEASE DATE"). Lender shall permit a Partial Release, upon satisfaction to Lender's reasonable satisfaction of each of the following conditions:

               (i) No Event of Default shall exist at the time Borrower requests a Partial Release or on the Partial Release Date.


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

               (ii) On or before the Partial Release Date, Borrower shall deliver to Lender 125% of the applicable Allocated Loan Amount (together with evidence, satisfactory to Lender, that the applicable Swap Breakage (if any) has been paid to the Rate Swap Provider) (the "PARTIAL RELEASE PRICE") allocated to the Release Property under this Loan Agreement.

               (iii) Borrower pays to Lender a release fee equal to (A) one percent (1.00%) of the Partial Release Price for the applicable Property during the first twelve (12) months of the term of the Loan; (B) one-half of one percent (0.50%) of the Partial Release Price for the applicable Property during the thirteenth (13th) through the eighteenth (18th) months of the term of the Loan; or (C) no release fee thereafter. Such release fee is in lieu of any Prepayment Fee that might otherwise be payable in connection with such Partial Release Price under Section 2.05 of this Loan Agreement.

               (iv) As of the Partial Release Date, and, after giving effect to the Partial Release to occur on such date, (i) the Debt Service Coverage Constant Ratio is at least 1.10:1.00, (ii) the Debt Service Coverage Ratio is at least 1.60:1.00 and
                    (iii) the Loan to Value Ratio is at least 75%; each as determined by Lender.

               (v) The Property remaining after the Partial Release (and all prior Partial Releases) continues to be in material compliance with all Requirements of Law (including, without limitation, all zoning and subdivision laws, setback requirements, parking ratio requirements and use requirements), has direct access to a public right of way and is subject to no material encroachments from the Release Property and the applicable requirements of any Leases, and shall be assessed for real estate tax purposes as one or more wholly independent tax lot or lots, separate from any other property (including, without limitation, the Release Property).

               (vi) Borrower has delivered to Lender forms of all documents necessary to release the Release Property from the liens created by the Security Instrument, Assignment of Rents and Leases and related UCC financing statements, each in appropriate form required by the state in which the Release Property is located and otherwise reasonably satisfactory to Lender in all respects.

               (vii) Borrower has obtained a Rating Confirmation.

               (viii) Borrower has delivered a Compliance Certificate along with a certificate from a Responsible Officer certifying that the requirements set forth in this Section 10.03 have been satisfied in all material respects.


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

               (ix) Borrower has paid all amounts then due and payable under the
                    Loan Documents through (and including) the Release Date and in connection with the Partial Release.

               (x) Lender shall have received a copy of a deed conveying all of the Borrower's right, title and interest in and to the Release Property to a Person and a letter from Borrower countersigned by a title insurance company acknowledging receipt of such deed and agreeing to record such deed in the real estate records of the appropriate recording office in which the Release Property is located.

          (b) Reimbursement of Lender Expenses. Borrower agrees to pay all of Lender's reasonable, out-of-pocket expenses incurred in connection with reviewing and documenting such Partial Release (including, without limitation, the costs of obtaining Rating Confirmations if required by Lender), which amounts must be paid by Borrower whether or not the proposed Partial Release is approved or executed. Upon Borrower's failure to pay such amounts, and in addition to Lender's remedies for Borrower's failure to perform, the unpaid amounts shall be added to principal, shall bear interest at the Default Rate until paid in full and payment of such amounts shall be secured by the Security Instrument and other collateral given to secure the Loan.

          (c) Liens of Security Instrument Otherwise Unaffected. No Partial Release granted by Lender shall, in any way, impair or affect the lien or priority of the Security Instrument relating to the portion of the Property not included in the Partial Release (or any prior Partial Release) or improve the position of any subordinate lienholder with respect thereto, except to the extent that the obligations hereunder shall have been reduced by the actual monetary consideration, if any, received by Lender for such Partial Release. This Security Instrument shall continue as a Lien and security interest on the portion of the Property not included in a Partial Release (or any prior Partial Releases).

          (d) Following a Partial Release under this Section 10.03 or an Outparcel Release under Section 10.04, all references in the Loan Documents shall be deemed to refer to the Property remaining after the Partial Release and/or Outparcel Release, as applicable. Subject to the provisions of Sections 9.21, 9.22 and 9.23 hereof, any transfer or termination of any Parking Lease (whether by expiration of the stated term or otherwise), or the loss of any license or permit or zoning designation necessary to operate the Individual Property as a parking lot (unless Borrower proves to Lender's reasonable satisfaction that such license or permit can be obtained within a reasonable period of time, or, in the alternative, such loss will not have a material adverse impact on Borrower's Operating Income) shall be deemed a Partial Release of such Property, and Borrower shall comply with all of the obligations set forth in this Section 10.03 within five (5) days of such transfer or termination.

     10.04. Right to Release Outparcels.

          (a) Borrower shall have the right, from time to time, to obtain an outparcel release ("OUTPARCEL RELEASE") of a portion of the Oklahoma City Property is excess land that is not being used by the Borrower, as shown on Exhibit H hereto (the "OUTPARCEL") from the liens created by the Security Instrument, Assignment of Rents and Leases and related UCC financing statements. Borrower must provide not less than forty-five (45) days prior written notice to Lender requesting such Outparcel Release and identifying the Outparcel and date upon which it desires to have the Outparcel released ("OUTPARCEL RELEASE DATE"). Prior to Lender's agreement to an Outparcel Release, each of the following conditions must be satisfied to Lender's reasonable satisfaction:

               (i) No Event of Default shall exist at the time Borrower requests an Outparcel Release or on the Outparcel Release Date.

               (ii) No material portion of the Improvements (other than paved parking surface) shall be located on the Outparcel, and no material portion of the Operating Income of the Property shall be derived from the Outparcel, and Lender determines that the use of the Outparcel following the Outparcel Release will not materially and adversely affect the use, operation and value of, or the Operating Income from, the Property remaining after the Outparcel Release or Borrower's ability to perform its obligations under this Loan Agreement and the other Loan Documents.

               (iii) The Property remaining after the Outparcel Release
                    continues to be in compliance with all Requirements of Law (including, without limitation, all zoning and subdivision laws, setback requirements, parking ratio requirements and use requirements), and the applicable requirements of any Leases affecting such remaining Property.

               (iv) Borrower has delivered to Lender an endorsements to the
                    Title Insurance Policy amending the legal description and insuring the continuing priority of the Lien of this Security Instrument, subject only to the Permitted Encumbrances.

               (v) Borrower has delivered to Lender evidence that as of the Outparcel Release Date, the Property remaining after the Outparcel Release shall be assessed for real estate tax purposes as one or more wholly independent tax lot or lots, separate from any other property (including, without limitation, the Outparcel).

               (vi) As of the Outparcel Release Date, the Property remaining after the Outparcel Release shall have a legal description that is separate from that of Outparcel and shall be "self-contained" meaning that such legal description shall not be in a form such that it refers to the legal description of the Property prior to such Outparcel Release "less and except" the Outparcel.


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

               (vii) Borrower has delivered to Lender an ALTA survey complying with the then current survey requirements for the Property remaining after the Outparcel Release, reflecting the new legal description as set forth in clause (vi) above and satisfactory to the title insurance company providing the coverage required pursuant to subsection (v) above.

               (viii) Borrower has delivered to Lender forms of all documents necessary to release the Outparcel from the liens created by the Security Instrument, Assignment of Rents and Leases and related UCC financing statements, each in appropriate form required by the state in which the Outparcel is located and otherwise satisfactory to Lender in all respects.

               (ix) Borrower has delivered a Compliance Certificate along with a certificate from a Responsible Officer certifying that the requirements set forth in this Section 10.04 have been satisfied in all material respects.

               (x) Borrower has paid all amounts then due and unpaid under the Loan Documents through (and including) amounts due on the Outparcel Release Date and in connection with the Outparcel Release.

               (xi) Lender shall have received a copy of a deed conveying all of the Borrower's right, title and interest in and to the Outparcel to a Person and a letter from Borrower countersigned by a title insurance company acknowledging receipt of such deed and agreeing to record such deed in the real estate records of the appropriate recording office in which the Outparcel is located.

               (xii) Borrower has delivered evidence to Lender that access to the Property remaining after the Outparcel Release will not be impaired.

          (b) Reimbursement of Lender Expenses. Borrower agrees to pay all of Lender's reasonable, out-of-pocket expenses incurred in connection with reviewing and documenting such Outparcel Release (including, without limitation, the costs of obtaining Rating Confirmations if required by Lender), which amounts must be paid by Borrower whether or not the proposed Outparcel Release is approved or executed. Upon Borrower's failure to pay such amounts, and in addition to Lender's remedies for Borrower's failure to perform, the unpaid amounts shall be added to principal, shall bear interest at the Default Rate until paid in full and payment of such amounts shall be secured by the Security Instrument and other collateral given to secure the Loan.

          (c) Liens of Security Instrument Otherwise Unaffected. No Outparcel Release granted by Lender shall, in any way, impair or affect the lien or priority of the Security Instrument relating to the portion of the Property not included in the Outparcel

Release (or any prior Outparcel Release) or improve the position of any subordinate lienholder with respect thereto, except to the extent that the obligations hereunder shall have been reduced by the actual monetary consideration, if any, received by Lender for such Outparcel Release. This Security Instrument shall continue as a Lien and security interest on the portion of the Property not included in an Outparcel Release (or any prior Outparcel Releases).

     10.05. Other Releases of the Mortgaged Property. In addition to the rights granted to Borrower under Section 10.03 with respect to the Release Properties and under Section 10.04 with respect to Outparcels, Lender may release any other portions of the Property for such consideration and upon such conditions as Lender may require without, as to the remainder of the Property, in any way impairing or affecting the Lien or priority of the Security Instrument or improving the position of any subordinate lienholder with respect thereto, except to the extent that the obligations hereunder shall have been reduced by the actual monetary consideration, if any, received by Lender for such release, and Lender may accept by assignment, pledge or otherwise any other property in place thereof as Lender may require without being accountable for so doing to any other lienholder. Notwithstanding anything to the contrary herein, Borrower shall have no right to request and Lender shall have no obligation to grant its consent to any release pursuant this Section 10.05.

     10.06. OFAC Compliance; Substantive Consolidation Opinion. Notwithstanding anything to the contrary contained in this Article 10 (but without any Transfers deemed permitted by solely this Section 10.06), (a) no transfer (whether or not such transfer shall constitute a Transfer) shall be made to any Person on the OFAC List and (b) in the event any transfer (whether or not such transfer shall constitute a Transfer) results in any Person owning in excess of forty-nine percent (49%) of the ownership interest in Borrower, Texas Equity Owner or Equity Owner (if such Person has not owned at least forty-nine percent (49%) of the ownership interest in Borrower, Texas Equity Owner, or Equity Owner, as applicable, prior to such transfer), Borrower shall, prior to such transfer, deliver a new substantive consolidation opinion letter (if one was delivered in connection with the closing of the Loan) with respect to the new equity owners which is acceptable in all respects to Lender and to the Rating Agencies if a Securitization has occurred.

                                   ARTICLE 11

                           EVENTS OF DEFAULT; REMEDIES

     11.01. Events of Default. The occurrence of any one or more of the following events shall, at Lender's option, constitute an "EVENT OF DEFAULT" hereunder:

          (a) If any payment of interest is not paid in full within five (5) days after the Payment Due Date on which such payment is due;

          (b) If any monthly payment required to be made to a Reserve Account is not paid within five (5) days after the Payment Due Date on which such payment is due;

          (c) If unpaid principal, accrued but unpaid interest and all other amounts outstanding under the Loan Documents are not paid in full on or before the Maturity Date;

          (d) Intentionally Omitted;

          (e) If the Prepayment Fee is not paid in full when required;

          (f) If any representation or warranty made by Borrower, Texas Equity Owner, Equity Owner or Guarantor herein, in the Guaranty, in the Environmental Indemnity or in any other Loan Document, or in any certificate, report, financial statement or other instrument or document furnished to Lender in connection herewith or hereafter, or in connection with any request for consent by Lender made during the term of the Loan shall have been false or misleading in any material respect as of the date made;

          (g) If Borrower, Texas Equity Owner, Equity Owner or Guarantor shall
(i) make an assignment for the benefit of creditors; (ii) generally not be paying its debts as they become due; or (iii) admit in writing its inability to pay its debts as they become due;

          (h) If (i) Borrower, Texas Equity Owner, Equity Owner or Guarantor shall commence any case, proceeding or other action under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, conservatorship or relief of debtors (A) seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets; or (ii) there shall be commenced against Borrower, Texas Equity Owner, Equity Owner or Guarantor any case, proceeding or other action of a nature referred to in clause (i) above by any party other than Lender which (A) results in the entry of an order for relief or any such adjudication or appointment, or (B) remains undismissed, undischarged or unbonded for a period of ninety (90) days; or (iii) there shall be commenced against Borrower, Texas Equity Owner, Equity Owner or Guarantor any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of any order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within ninety (90) days from the entry thereof; or (iv) Borrower, Texas Equity Owner, Equity Owner or Guarantor shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above;

          (i) If Guarantor repudiates or revokes the Guaranty or Environmental Indemnity;

          (j) If any judgment for monetary damages is entered against Borrower, Equity Owner or Guarantor which, in Lender's sole judgment, has a Material Adverse Effect or is not covered to Lender's satisfaction by collectible insurance proceeds;

          (k) If Borrower or Equity Owner violates or fails to comply in any material respect with any provision of Article 7 of this Loan Agreement (captioned: Single Purpose Entity Requirements);

          (l) If Borrower violates or fails to comply with any of the provisions of Section 9.03 (captioned: Insurance), Section 9.06 (captioned: Leases and Rents), Section 9.13 (captioned: Existence, Change of Name or Location as a Registered Organization) or Section 9.22 (captioned: Rate Swap Covenants);

          (m) If a Transfer (other than a Permitted Transfer) occurs without Lender's prior written consent or in violation of the terms of Lender's consent;

          (n) If Borrower abandons or ceases work on any Capital Improvement or Replacement for a period of more than twenty (20) days, unless such cessation results from causes beyond the reasonable control of Borrower and Borrower is diligently pursuing reinstitution of such work or such cessation occurs in the ordinary course of business and will not have a Material Adverse Effect;

          (o) If a Lien (other than a Permitted Encumbrance or a Lien granted to Lender) is filed against the Property, unless such Lien is promptly contested in good faith by Borrower as permitted in accordance with Section 9.02 (b);

          (p) If a Data Delivery Failure occurs as described in Section 9.11(d);

          (q) If any of the material assumptions contained in the substantive nonconsolidation opinion delivered to Lender in connection with the Loan, or in any update thereof or in any additional substantive nonconsolidation opinion delivered subsequent to the closing of the Loan, is or shall become untrue in any material respect;

          (r) If (i) any Rate Cap or Rate Swap is terminated for any reason by Borrower or the Rate Cap Provider or Rate Swap Provider, or (ii) the Rate Cap Provider or Rate Swap Provider defaults in the performance of its monetary obligations under the Rate Cap or Rate Swap or (iii) the rating of the Rate Cap Provider or Rate Swap Provider is subject to any downgrade, withdrawal or qualification by a Rating Agency, and Borrower does not within ten (10) days (A) replace such Rate Cap or Rate Swap with a replacement Rate Cap or Rate Swap which satisfies all of the requirements of Section 2.07 of this Loan Agreement, and is otherwise in the same notional amount and Strike Rate as the Rate Cap or, with respect to any Rate Swap, has the same notional amount and Fixed Rate, it is replacing and (b) deliver to Lender, in form and substance reasonably satisfactory to Lender (x) an assignment of such Rate Cap or Rate Swap from the replacement Rate Cap Provider or Rate Swap Provider, (y) an acknowledgment and consent from such replacement Rate Cap Provider or Rate Swap Provider in substantially the same form as the Rate Cap Provider Consent or Rate Swap Provider Consent delivered to Lender as of the Closing Date and (z) any other opinions or documents required pursuant to Section 2.07 of this Loan Agreement;

          (s) if Borrower fails to make any Swap Payment on the date such payment is due;

          (t) if Borrower fails to make any Excess Cash Flow payment in accordance with Section 4.09(a) of this Loan Agreement;


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          (u) If Borrower fails to provide or revise, to Lender's reasonable satisfaction, the Excess Cash Flow calculations and/or the supporting information delivered in connection with any Excess Cash Flow Payment within ten
(10) days after written notice by Lender;

          (v) If there is an event of default under any Parking Lease that continues beyond any applicable grace period or, except as expressly permitted herein, if any Parking Lease is amended, modified or terminated without Lender's prior written consent; or

          (w) Except for the specific defaults set forth in this Section 11.01, if Borrower fails to perform fully and timely any obligation hereunder or under any other Loan Document, or any other default occurs hereunder or under any other Loan Document, in either case, which is not cured (i) in the case of any failure or default which can be cured by the payment of a sum of money, within five (5) days after written notice from Lender to Borrower, or (ii) in the case of any other failure or default, within thirty (30) days after written notice from Lender to Borrower; provided that if a failure or default under clause (ii) cannot reasonably be cured within such thirty (30) day period and Borrower has responsibly commenced to cure such failure or default promptly upon notice thereof from Lender and thereafter diligently proceeds to cure same, such thirty
(30) day period shall be extended for so long as necessary to permit Borrower, in the exercise of due diligence, to cure such failure or default, but in no event shall the entire cure period be more than sixty (60) days.

     Notwithstanding the foregoing, a Guarantor's actions in subsections (g),
(h), (i) and (j) shall not result in an Event of Default hereunder, if (i) Borrower provides a replacement Guarantor within ninety (90) days of the occurrence of any event described in such subsections who satisfies Lender's requirements as to creditworthiness, net worth and liquidity substantially similar to those imposed by Lender on the existing Guarantor.

     11.02. Remedies. If an Event of Default occurs, Lender may, at its option, and without prior notice or demand, do and hereby is authorized and empowered by Borrower so to do, any or all of the following:

          (a) Acceleration. Lender may declare the entire unpaid principal balance of the Loan to be immediately due and payable.

          (b) Recovery of Unpaid Sums. Lender may, from time to time, take legal action to recover any sums as the same become due, without regard to whether or not the Loan shall be accelerated and without prejudice to Lender's right thereafter to accelerate the Loan or exercise any other remedy, if such sums remain uncollected.

          (c) Foreclosure. Lender may institute proceedings, judicial or otherwise, for the complete or partial foreclosure of the Security Instrument or the complete or partial sale of the Property under power of sale or under any applicable provision of law. In connection with any such proceeding, Lender may sell the Property as an entirety or in parcels or units and at such times and place (at one or more sales) and upon such terms as it may deem expedient unless prohibited by law from so acting.


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

          (d) Receiver. Lender may apply for the appointment of a receiver, trustee, liquidator or conservator of the Property, without regard for the adequacy of the security for the Debt or a showing of insolvency, fraud or mismanagement on the part of Borrower. Any receiver or other party so appointed has all powers permitted by law which may be necessary or usual in such cases for the protection, possession, control, management and operation of the Property. Borrower hereby consents, to the extent permitted under applicable law, to the appointment of a receiver or trustee of the Property upon Lender's request if an Event of Default has occurred. At Lender's option, such receiver or trustee shall serve without any requirement of posting a bond.

          (e) Recovery of Possession. Lender may enter into or upon the Property, either personally or by its agents, and dispossess and exclude Borrower and its agents and servants therefrom (without liability for trespass, damages or otherwise), and take possession of all books, records and accounts relating to the Property, and Borrower agrees to surrender possession of the Property and all Personal Property, including without limitation, all documents, books, records and accounts relating to the Property, to Lender upon demand. As a mortgagee-in-possession of the Property, Lender shall have all rights and remedies permitted by law or in equity to a mortgagee-in-possession, including, without limitation, the right to charge Borrower the fair and reasonable rental value for Borrower's use and occupation of any part of the Property that may be occupied or used by Borrower and the right to exercise all rights and powers of Borrower with respect to the Property, whether in the name of Borrower or otherwise (including, without limitation, the right to make, cancel, enforce or modify Leases, obtain and evict tenants, and demand, sue for, collect and receive all Rents of the Property).

          (f) UCC Remedies. Lender may exercise with respect to the Property, each right, power or remedy granted to a secured party under the UCC, including, without limitation, (i) the right to take possession of the Property and to take such other measures as Lender deems necessary for the care, protection and preservation of the Property, and (ii) the right to require that Borrower, at its expense, assemble the Property and make it available to Lender at a convenient place acceptable to Lender. Any notice of sale, disposition or other intended action by Lender with respect to the Property sent to Borrower in accordance with the provisions hereof at least ten (10) days prior to such action, shall constitute reasonable notice to Borrower. Lender shall not have any obligation to clean-up or otherwise prepare the Property for sale.

          (g) Apply Funds in Reserve Accounts. Lender may apply any funds then deposited in any or all of the Reserve Accounts and or otherwise held in escrow or reserve by Lender under the Loan Documents (including without limitation Restoration Proceeds) as a credit on to Loan, in such priority and proportion as Lender deems appropriate.

          (h) Insurance Policies. Lender may surrender any or all insurance policies maintained as required by this Loan Agreement, collect the unearned Insurance Premiums and apply such sums as a credit on the Loan, in such priority and proportion as Lender deems appropriate. Borrower hereby appoints Lender its attorney-in-fact with full power of substitution (and which shall be deemed to be coupled with an interest and irrevocable until the Loan is paid and the Security Instrument is discharged of record, with Borrower hereby


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

ratifying all that its said attorney shall do by virtue thereof) to surrender such insurance policies and collect such Insurance Premiums.

          (i) Application of Letter of Credit. Lender may draw on the Letter of Credit, without prior notice to Borrower, and apply such amounts as a credit on the Loan, in such priority and proportion as Lender deems appropriate.

          (j) Protection of Lender's Security and Right to Cure. Lender may, without releasing Borrower from any obligation hereunder or waiving the Event of Default, perform the obligation which Borrower failed to perform in such manner and to such extent as Lender deems necessary to protect and preserve the Property and Lender's interest therein, including without limitation (i) appearing in, defending or bringing any action or proceeding with respect to the Property, in Borrower's name or otherwise; (ii) making repairs to the Property or completing improvements or repairs in progress; (iii) hiring and paying legal counsel, accountants, inspectors or consultants; and (iv) paying amounts which Borrower failed to pay. Amounts disbursed by Lender shall be added to the Loan, shall be immediately due and payable, and shall bear interest at the Default Rate from the date of disbursement until paid in full.

          (k) Violation of Laws. If the Property is not, in any material respect, in compliance with all Requirements of Laws, Lender may impose additional requirements upon Borrower in connection with such Event of Default including, without limitation, monetary reserves or financial equivalents.

          (l) Purchase of Rate Cap by Lender. If the Loan has been accelerated following an Event of Default and the Rate Cap obtained by Borrower expires prior to Lender's receipt of full payment of the Loan or completion of a foreclosure action (or acceptance of a deed-in-lieu of foreclosure), Lender may purchase, at Borrower's expense, a Rate Cap upon such terms as Lender deems necessary to guard against fluctuations of the interest rate of the Loan until the Loan is paid in full or a foreclosure action (or acceptance of a deed-in-lieu of foreclosure) is completed.

     11.03. Cumulative Remedies; No Waiver; Other Security. Lender's remedies under this Loan Agreement are cumulative (whether set forth in this Article 11 or in any other section of this Loan Agreement) with those in the other Loan Documents and otherwise permitted by law or in equity and, to the extent permitted by applicable law, may be exercised independently, concurrently or successively in Lender's sole discretion and as often as occasion therefor shall arise. Lender's delay or failure to accelerate the Loan or exercise any other remedy upon the occurrence of an Event of Default shall not be deemed a waiver of such right as remedy. No partial exercise by Lender of any right or remedy will preclude further exercise thereof. Notice or demand given to Borrower in any instance will not entitle Borrower to notice or demand in similar or other circumstances (except where notice is expressly required by this Loan Agreement to be given) nor constitute Lender's waiver of its right to take any future action in any circumstance without notice or demand. Lender may release security for the Loan, may release any party liable therefor, may grant extensions, renewals or forbearances with respect thereto, may accept a partial or past due payment or grant other indulgences, or may apply any other security held by it to payment of the Loan, in each case without prejudice to its rights under


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

the Loan Documents and without such action being deemed an accord and satisfaction or a reinstatement of the Loan. Lender will not be deemed as a consequence of its delay or failure to act, or any forbearance granted, to have waived or be estopped from exercising any of its rights or remedies.

     11.04. Enforcement Costs. Borrower shall pay, on written demand by Lender all costs incurred by Lender in (a) collecting any amount payable under the Loan Documents, or (b) enforcing its rights under the Loan Documents, in each case whether or not legal proceedings are commenced or whether legal action is pursued to final judgment. Such fees and expenses include, without limitation, reasonable fees for attorneys, paralegals, law clerks and other hired professionals, a reasonable assessment of the cost of services performed by Lender's default management staff, court fees, costs incurred in connection with pre-trial, trial and appellate level proceedings, including discovery, and costs incurred in post-judgment collection efforts or in any bankruptcy proceeding. Amounts incurred by Lender shall be added to principal, shall be immediately due and payable, shall bear interest at the Default Rate from the date of disbursement until paid in full, if not paid in full within five (5) days after Lender's written demand for payment, and such amounts shall be secured by the Security Instrument and other collateral given to secure the Loan.

     11.05. Application of Proceeds. The proceeds from disposition of the Property shall be applied by Lender as a credit to the Loan and to recovery or reimbursement of the costs of enforcement (contemplated by Section 11.04 above) in such priority and proportion as Lender determines appropriate.

     11.06. Cross-Default; Cross-Collateralization; Waiver of Marshalling of Assets.

          (a) Borrower acknowledges that Lender has made the Loan to Borrower upon the security of its collective interest in the Property and in reliance upon the aggregate of the Property taken together being of greater value as collateral security than the sum of each Individual Property taken separately. Borrower agrees that the Security Instruments are and will be cross-collateralized and cross-defaulted with each other so that (i) an Event of Default under any of the Security Instruments shall constitute an Event of Default under each of the other Security Instrument which secure the Note; (ii) an Event of Default under the Note or this Agreement shall constitute an Event of Default under each Security Instrument; (iii) each Security Instrument shall constitute security for the Note as if a single blanket lien were placed on all of the Properties as security for the Note; and (iv) such cross-collateralization shall in no event be deemed to constitute a fraudulent conveyance.

          (b) To the fullest extent permitted by law, Borrower, for itself and its successors and assigns, waives all rights to a marshalling of the assets of Borrower, Borrower's partners and others with interests in Borrower, and of the Property, or to a sale in inverse order of alienation in the event of foreclosure of all or any of the Security Instruments, and agrees not to assert any right under any laws pertaining to the marshalling of assets, the sale in inverse order of alienation, homestead exemption, the administration of estates of decedents, or any other matters whatsoever to defeat, reduce or affect the right of Lender under the Loan Documents to a sale of the Property for the collection of the Debt without any prior or different resort for collection or of the right of Lender to the payment of the Debt out


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of the net proceeds of the Property in preference to every other claimant whatsoever. In addition, to the extent permitted by applicable law. Borrower, for itself and its successors and assigns, waives in the event of foreclosure of any or all of the Security Instruments, any equitable right otherwise available to Borrower which would require the separate sale of the Property or require Lender to exhaust its remedies against any Individual Property or any combination of the Property before proceeding against any other Individual Property or combination of Property; and further in the event of such foreclosure Borrower does hereby expressly consents to and authorizes, at the option of Lender, the foreclosure and sale either separately or together of any combination of the Property.

                                   ARTICLE 12

                 NONRECOURSE - LIMITATIONS ON PERSONAL LIABILITY

     12.01. Nonrecourse Obligation. Except as otherwise provided in this Article 12, in Section 15.05 or as expressly stated in any of the other Loan Documents, Lender shall enforce the liability of Borrower to perform and observe the obligations contained in this Loan Agreement and in each other Loan Document only against the Property and other collateral given by Borrower as security for payment of the Loan and performance of Borrower's obligations under the Loan Documents and not against Borrower or any of Borrower's principals, directors, officers or employees. Notwithstanding the foregoing, this Section 12.01 is not applicable to the Environmental Indemnity or to any Guaranty executed in connection herewith.

     12.02. Full Personal Liability. Section 12.01 above shall BECOME NULL AND VOID and the Loan FULLY RECOURSE to Borrower and Guarantor if: (a) the Property or any part thereof becomes an asset in a voluntary bankruptcy or other voluntary insolvency proceeding; (b) an involuntary bankruptcy or other involuntary insolvency proceeding is commenced against Borrower, Texas Equity Owner or Equity Owner (by a party other than Lender) but only if Borrower, Texas Equity Owner or Equity Owner has failed to use commercially reasonable efforts to cause such proceeding to be dismissed or has consented to such proceeding;
(c) if Borrower, Texas Equity Owner, Equity Owner, Guarantor or any Affiliate or agent of Borrower, Texas Equity Owner, Equity Owner or any Guarantor has acted in concert with, colluded or conspired with any party to cause the filing of any involuntary bankruptcy or other involuntary insolvency proceeding; or (d) Borrower fails to comply with the financial reporting and budget approval covenants of Section 9.11.

     12.03. Personal Liability for Certain Losses. Section 12.01 above SHALL NOT APPLY and Borrower shall be PERSONALLY LIABLE for all losses, claims, expenses or other liabilities incurred by Lender arising out of, or attributable to, any of the following:

          (a) Fraud or intentional misrepresentation or failure to disclose a material fact by Borrower or any other agent or representative of Borrower in connection with (i) the application for the Loan or the execution and delivery of the Loan Documents or making of the Loan, (ii) any financial statement or any other material certificate, report or document required to be furnished by Borrower to Lender herewith or hereafter, or (iii) any request for Lender's consent made during the term of the Loan;


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

          (b) A violation of any provision of Article 10 (captioned: No Transfers or Encumbrances; Due On Sale);

          (c) Any material breach by Borrower or the Equity Owner of Article 7 (captioned; Single Purpose Entity Requirements).

          (d) Failure by Borrower, Texas Equity Owner or Equity Owner to comply with any of the provisions of Section 9.13 (captioned: Existence, Change of Name or Location as a Registered Organization) of the Loan Agreement;

          (e) Misapplication or misappropriation of (i) insurance proceeds or condemnation awards payable to Lender in accordance with the Loan Agreement;
(ii) Rent or other Operating Income received by Borrower, (iii) Rent paid in advance by tenants under the Leases; (iv) tenant security deposits or other refundable deposits held by or on behalf of Borrower in connection with Leases; or (v) collateral, including but not limited to (x) removal of all or any portion of the Personal Property in violation of the Loan Documents and (y) fees or commissions paid by Borrower, after the occurrence and during the continuance of an Event of Default, to any Guarantor, any Affiliate, or any principal of Borrower, any Guarantor or Affiliate, in violation of the Loan Documents;

          (f) Damage to or loss of all or any part of the Property as a result of intentional, affirmative waste by Borrower, its agents or the affiliates of Borrower or its agents;

          (g) Criminal acts or gross negligence of Borrower, any principal of Borrower, or any Affiliate resulting in the seizure, forfeiture or loss of all or any part of the Property;

          (h) Failure by Borrower to purchase and maintain a Rate Cap or Rate Swap in accordance with the terms of this Loan Agreement;

          (i) All amounts contemplated under Section 11.04; and any real estate or other transfer tax incurred to transfer title to the Property in connection with any foreclosure, deed in lieu of foreclosure or non-judicial sale of the Property following the occurrence of an Event of Default

          (j) All amounts expended by Lender to protect its interest in the Property or other collateral;

          (k) All amounts expended by Lender for any real estate or other transfer tax incurred to transfer title to the Property in connection with any foreclosure, deed in lieu of foreclosure or non-judicial sale of the Property following the occurrence of an Event of Default; and

          (l) any liability arising under the Environmental Indemnity.

     12.04. No Impairment. Nothing contained in this Article 12 shall impair, release or otherwise adversely affect: (a) any lien, assignment or security interest created by the Loan


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

Documents; (b) any indemnity, personal guaranty, master lease or similar instrument now or hereafter made in connection with the Loan (including, without limitation, the Environmental Indemnity and Guaranty); (c) Lender's right to have a receiver or trustee appointed for the Property; (d) Lender's right to name Borrower as a defendant in any foreclosure action or judicial sale under the Security Instrument or other Loan Documents or in any action for specific performance or otherwise to enable Lender to enforce obligations under the Loan Documents or to realize upon Lender's interest in any collateral given to Lender as security for the Loan; or (e) Lender's right to a judgment on the Note against Borrower if necessary (i) to enforce any guaranty or indemnity provided in connection with the Note, (ii) preserve or enforce its rights or remedies against any Individual Property or (iii) or to obtain any insurance proceeds or condemnation awards to which Lender would otherwise be entitled under this Loan Agreement; provided, however, that any judgment obtained against Borrower shall, except to the extent otherwise expressly provided in this Article 12, be enforceable against Borrower only to the extent of Borrower's interest in the Property and other collateral securing payment of the Loan and performance of Borrower's obligations under the Loan Documents.

     12.05. No Waiver of Certain Rights. Nothing contained in this Article 12 shall be deemed a waiver of any right which Lender may have under the Bankruptcy Code or applicable law to protect and pursue its rights under the Loan Documents including, without limitation, its rights under Sections 506(a) or any other provision of the Bankruptcy Code to file a claim for the full amount of the Loan or to require that the collateral continues to secure all of the Obligations of Borrower to Lender under Loan Documents.

                                   ARTICLE 13

                                 INDEMNIFICATION

     13.01. Indemnification Against Claims. Borrower shall indemnify, defend, release and hold harmless Lender and each of the other Indemnified Parties from and against any and all Losses (other than, with respect to any Individual Property, those Losses arising solely from a state of facts that first came into existence after the date that Lender acquired title to such Individual Property by foreclosure or deed in lieu of foreclosure) directly or indirectly arising out of, or in any way relating to, or as a result of (a) accident, injury to or death of Persons, or loss of, or damage to, property occurring in, on or with respect to the Property or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways or otherwise arising with respect to the use of the Property; (b) failure of the Property to be in compliance with any Requirements of Law; (c) breach or default of Borrower's representations or obligations under Sections 8.27, 8.28 or 9.16 of this Loan Agreement; (d) any and all claims and demands whatsoever which may be asserted against Lender by reason of any alleged obligations or undertakings on its part to perform or discharge the lessor's agreements contained in any Lease; (e) breach or default under the ERISA obligations set forth in Sections 8.26 and 9.15 of this Loan Agreement (including, without limitation, legal fees and costs incurred in the investigations, defense and settlement of Losses incurred in correcting any prohibited transaction or in the sale of a prohibited loan, and in obtaining any individual prohibited transaction exemption under ERISA that may be required, in Lender's sole discretion); or (f) any claim, litigation, investigation or proceeding commenced or threatened relating to any of the foregoing, whether


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

or not Indemnified Party is a party thereto; provided, however, any such indemnity shall not apply to any Indemnified Party to the extent any such Losses arise from Indemnified Party's gross negligence or willful misconduct (collectively, "INDEMNIFIED CLAIMS").

     13.02. Duty to Defend. If an Indemnified Party claims indemnification under this Loan Agreement, the Indemnified Party shall promptly notify Borrower of the Indemnified Claim. After notice by any Indemnified Party, Borrower shall defend such Indemnified Party against such Indemnified Claim (if requested by any Indemnified Party, in the name of the Indemnified Party) by attorneys and other professionals reasonably approved, in writing, by the Indemnified Party. Notwithstanding the foregoing, any Indemnified Party may, in its sole discretion and at the expense of Borrower, engage its own attorneys and other professionals to defend or assist it if such Indemnified Party reasonably determines that the strategic approach of the defense proposed or conducted by Borrower is unsatisfactory or that a conflict of interest exists between any of the parties represented by Borrower's counsel in such action or proceeding. Within five (5) Business Days of Indemnified Party's demand, Borrower shall pay or, in the sole discretion of the Indemnified Party, reimburse, the Indemnified Party for the payment of Indemnified Party's costs and expenses (including, without limitation, reasonable attorney fees, engineer fees, environmental consultant fees, laboratory fees and the fees of other professionals in connection therewith) in connection with the Indemnified Claim. Payment not made timely shall bear interest at the Default Rate until paid in full and payment of such amounts shall be secured by the Security Instrument and other collateral given to secure the Loan.

                                   ARTICLE 14

                        SUBROGATION; NO USURY VIOLATIONS

     14.01. Subrogation. If the Loan is used to pay, satisfy, discharge, extend or renew any indebtedness secured by a pre-existing mortgage, deed of trust or other Lien encumbering the Property, then to the extent of funds so used, Lender shall automatically, and without further action on its part, be subrogated to all rights, including lien priority, held by the holder of the indebtedness secured by such prior Lien, whether or not the prior Lien is released, and such former rights are not waived but rather are continued in full force and effect in favor of Lender and are merged with the Liens created in favor of Lender as security for payment of the Loan and performance of the Obligations.

     14.02. No Usury. At no time is Borrower required to pay interest on the Loan or on any other payment due hereunder or under any of the other Loan Documents (or to make any other payment deemed by law or by a court of competent jurisdiction to be interest) at a rate which would subject Lender either to civil or criminal liability as a result of being in excess of the maximum interest rate which Borrower is permitted by applicable law to pay. If interest (or such other amount deemed to be interest) paid or payable by Borrower is deemed to exceed such maximum rate, then the amount to be paid immediately shall be reduced to such maximum rate and thereafter computed at such maximum rate. All previous payments in excess of such maximum rate shall be deemed to have been payments of principal (in inverse order of maturity) and not on account of interest due hereunder. For purposes of determining whether any applicable usury law has been violated, all payments deemed by law or a court of competent


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jurisdiction to be interest shall, to the extent permitted by applicable law, be deemed to be amortized, prorated, allocated and spread over the full term of the Loan in such manner so that interest is computed at a rate throughout the full term of the Loan which does not exceed the maximum lawful rate of interest.

                                   ARTICLE 15

                         SALE OR SECURITIZATION OF LOAN

     15.01. Splitting the Note. Lender has the right from time to time to sever the Note into one or more separate promissory notes in such denominations as Lender determines in its sole discretion (including the creation of a mezzanine loan secured by a collateral assignment of the Equity Interests in Borrower, Texas Equity Owner and Equity Owner), which promissory notes may be included in separate sales or securitizations undertaken by Lender. In conjunction with any such action, Lender may redefine the interest rate; provided, however, that if Lender redefines the interest rate, the weighted average of the interest rates contained in the severed promissory notes taken in the aggregate shall equal the Applicable Interest Rate. Subject to the foregoing, each severed promissory note, and the Loan evidenced thereby, shall be upon all of the terms and provisions contained in this Loan Agreement and the Loan Documents which continue in full force and effect, except that Lender may allocate specific collateral given for the Loan as security for performance of specific promissory notes, in each case with or without cross-default provisions. Borrower, at Borrower's expense, agrees to cooperate with all reasonable requests of Lender to accomplish the foregoing, including, without limitation, execution and prompt delivery to Lender of a severance agreement and such other documents as Lender shall reasonably require. Borrower hereby appoints Lender its attorney-in-fact with full power of substitution (and which shall be deemed to be coupled with an interest and irrevocable until the Loan is paid and the Security Instrument is discharged of record, with Borrower hereby ratifying all that its said attorney shall do by virtue thereof) to make and execute all documents necessary or desirable to effect the aforesaid severance; provided, however, Lender shall not make or execute any such documents under such power until five (5) days after written notice has been given to Borrower by Lender of Lender's intent to exercise its rights under such power. Borrower's failure to deliver any of the documents requested by Lender hereunder for a period of ten (10) Business Days after such notice by Lender shall, at Lender's option, constitute an Event of Default hereunder. Notwithstanding the foregoing, any costs or expenses incurred by Lender in connection with Borrower's cooperation with any restructuring of the Loan shall be borne solely by Lender, to the extent that such costs exceed $5,000.

     15.02. Lender's Rights to Sell or Securitize. Borrower acknowledges that Lender, and each successor to Lender's interest, may (without prior notice to Borrower or Borrower's prior consent), sell or grant participations in the Loan (or any part thereof), sell or subcontract the servicing rights related to the Loan, Securitize the Loan or include the Loan as part of a Securitization and, in connection therewith, assign Lender's rights hereunder to a securitization trustee. Borrower, at its expense, agrees to cooperate with all reasonable requests of Lender in connection with any of the foregoing including, without limitation, (i) providing additional information regarding the Property, Borrower, or any of its Affiliates (such information to include additional appraisals, environmental reports, engineering reports and similar due


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diligence materials and updates, and verifications and consents with respect to such materials that were delivered at closing), (ii) delivering additional landlord and/or tenant estoppel letters, subordination agreements or similar agreements (subject, in all instances, to the terms and conditions of the applicable leases), (iii) participating in meetings and presentations (including the senior management of Borrower) to the Rating Agencies and prospective investors (in each case as required by the Rating Agencies or prospective investors), (iv) executing any financing statements or other documents deemed necessary by Lender or its transferee to create, perfect or preserve the rights and interest to be acquired by such transferee, (v) provide any updated financial information with appropriate verification through auditors letters,
(vi) deliver revised organizational documents and counsel opinions satisfactory to the Rating Agencies, (viii) execute amendments to the Loan Documents, and
(ix) review information contained in a preliminary or final private placement memorandum, prospectus, prospectus supplements or other disclosure document, providing a mortgagor estoppel certificate and such other information about Borrower, Equity Owner, any Guarantor or the Property as Lender may require for Lender's offering materials provided that no such modification, revision, additional documents, or other action in connection with such cooperation shall materially increase the obligations or materially decrease the rights of Borrower pursuant to the Loan Documents. At the request of Lender, Borrower shall make such representations and warranties as of the date of the securitization as are customary in securitization transactions involving properties of the same nature as the subject properties. Nothwithstanding the foregoing, Borrower's obligation to obtain landlord estoppels with respect to the Parking Leases shall be limited as follows: Borrower shall (i) obtain estoppels for those Individual Properties listed on Schedule 15.02 and (ii) use commerically resonable efforts to obtain estoopels for the remaining of the Individal Properites. Notwithstanding the foregoing, any costs or expenses incurred by Borrower or Lender in connection with Borrower's cooperation with any restructuring of the Loan shall be borne solely by Lender, to the extent that such costs exceed $5,000.

     15.03. Dissemination of Information. Provided that Lender follows existing customary confidentiality agreements or enters into customary confidentiality agreements, other than with respect to information that is otherwise publicly available, with such third parties, Borrower acknowledges that Lender may provide to third parties with an existing or prospective interest in the servicing, enforcement, evaluation, performance, ownership, purchase, participation or Securitization of the Loan, including, without limitation, any Rating Agency and any entity maintaining databases on the underwriting and performance of commercial mortgage loans, any and all information which Lender now has or may hereafter acquire relating to the Loan, the Property, Borrower, Equity Owner or any Guarantor, as Lender determines necessary or desirable and that such information may be included in disclosure documents in connection with a Securitization or syndication of participation interests, including, without limitation, a prospectus, prospectus supplement, offering memorandum, private placement memorandum or similar document (each, a "DISCLOSURE DOCUMENT") and also may be included in any filing with the Securities and Exchange Commission pursuant to the Securities Act or the Securities Exchange Act. To the fullest extent permitted under applicable law, Borrower irrevocably waives all rights, if any, to prohibit such disclosure, including, without limitation, any right of privacy.

     15.04. Reserve Accounts. If the Loan is made a part of a Securitization, Borrower acknowledges that all funds held by Lender in the Reserve Accounts in accordance with this


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Loan Agreement or the other Loan Documents shall be deposited in "eligible accounts" at "eligible institutions" or invested in "permitted investments" as then defined and required by the Rating Agencies, and this Loan Agreement will automatically be amended to so provide.

     15.05. Securitization Indemnification. Each of Borrower and Guarantor agrees to provide in connection with each Disclosure Document provided by Lender to such parties, an indemnification certificate: (a) certifying that Borrower and such Guarantor have reviewed such Disclosure Document, including, without limitation, the sections entitled "Special Considerations," and/or "Risk Factors," and "Certain Legal Aspects of the Mortgage Loan," or similar sections, and all sections relating to Borrower, Texas Equity Owner, Equity Owner, Guarantors, Property Manager, if any, their respective Affiliates, the Loan, the Loan Documents and the Property, and any risks or special considerations relating thereto, and that, to the best of such indemnitor's knowledge, such sections (and any other sections reasonably requested) do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading; (b) indemnifying Lender (and for purposes of this Section 15.05, Lender shall include its officers and directors) and the Affiliate of Lender that (i) has filed the registration statement, if any, relating to the Securitization and/or (ii) which is acting as issuer, depositor, sponsor and/or a similar capacity with respect to the Securitization (any Person described in (i) or (ii), an "ISSUER PERSON"), and each director and officer of any Issuer Person, and each Person or entity who controls any Issuer Person within the meaning of Section 15 of the Securities Act or Section 20 of the Securities Exchange Act (collectively, "ISSUER GROUP"), and each Person which is acting as an underwriter, manager, placement agent, initial purchaser or similar capacity with respect to the Securitization, each of its directors and officers and each Person who controls any such Person within the meaning of Section 15 of the Securities Act or Section 20 of the Securities Exchange Act which is acting as an underwriter, manager, placement agent, initial purchaser or similar capacity with respect to the Securitization, each of its directors and officers and each Person who controls any such Person within the meaning of Section 15 of the Securities Act and Section 20 of the Securities Exchange Act (collectively, "UNDERWRITER GROUP") for any Losses to which Lender, the Issuer Group or the Underwriter Group may become subject insofar as the Losses arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such section or arise out of are based upon the omission or alleged omission to state therein a material fact required to be stated in such sections necessary in order to make the statements in such sections or in light of the circumstances under which they were made, not misleading (collectively, "SECURITIES LIABILITIES"); and (c) agreeing to reimburse Lender, the Issuer Group and the Underwriter Group for any legal or other expenses reasonably incurred by Lender, the Issuer Group and the Underwriter Group in investigating or defending the Securities Liabilities; provided, however, that indemnitor will be liable under clauses (b) or (c) above only if and to the extent that (a) such misstatement or omission is material and (b) Borrower, each Guarantor and their respective Affiliates knew, or reasonably should have known after due inquiry, at the time that Borrower, each Guarantor and their respective Affiliates approved the Disclosure Document, that the Disclosure Document contained a material misstatement or omission.. This indemnity is in addition to any liability which Borrower may otherwise have and shall be effective whether or not an indemnification certificate described in (a) above is provided and shall be applicable based on information previously provided by or on behalf of Borrower or a Guarantor if the indemnification certificate is not provided.


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     15.06. Additional Financial Information for Large Loans.

          (a) If required by law in connection with a Securitization, Borrower, at Borrower's expense, shall provide Lender with all financial statements and other financial, statistical or operating information, to the extent required pursuant to Regulation S-X of the Securities Act or any other Requirements of Law in connection with any Disclosure Document or Securities Filing. All financial statements provided by Borrower pursuant to this Section shall be prepared in accordance with GAAP and shall meet the requirements of Regulation S-X and other applicable Requirements of Law. All financial statements reporting for a full operating year (i) shall be audited by independent accountants in accordance with generally accepted auditing standards, Regulation S-X and all other applicable Requirements of Law, (ii) shall be accompanied by the manually executed report of the independent accountants thereon, which report shall meet the requirements of Regulation S-X and all other applicable Requirements of Law, and (iii) shall be accompanied by a manually executed written consent of the independent accountants, acceptable to Lender, that authorizes the inclusion of such financial statements in any Disclosure Document or Securities Filing and permits the use of the name of such independent accountants and reference to such independent accountants as "experts" in any Disclosure Document and Securities Filing, all of which shall be provided, at Borrower's expense, at the same time as the related financial statements are required to be provided. All other financial statements shall be certified by the chief financial officer of Borrower, which certification shall state that such financial statements meet the requirements set forth in the first sentence of this paragraph.

          (b) If requested by Lender, Borrower shall provide Lender, promptly upon request, with any other or additional financial statements or financial, statistical or operating information as Lender determines to be required pursuant to Regulation S-X or other legal requirements in connection with any Disclosure Document or any filing under or pursuant to the Securities Exchange Act in connection with or relating to a Securitization.

          (c) If Lender determines in connection with a Securitization, that the financial statements required in order to comply with Regulation S-X or other legal requirements are other than as provided herein, then notwithstanding the provisions of this Section, Lender may request, and Borrower shall promptly provide, such combination of Acquired Property Statement and/or Large Loan Statements or such other financial statements as Lender determines to be necessary or appropriate for such compliance

                                   ARTICLE 16

            BORROWER FURTHER ACTS AND ASSURANCES PAYMENT OF SECURITY
                                RECORDING CHARGES

     16.01. Further Acts. Borrower, at Borrower's expense, agrees to take such further actions and execute such further documents as Lender reasonably may request to carry out the intent of the Loan Documents or to establish and protect the rights and remedies created or intended to be created in favor of Lender under the Loan Documents or to protect the value of the Property and Lender's security interest or liens therein. Borrower agrees to pay all filing,


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registration or recording fees or taxes, and all expenses incident to the preparation, execution, acknowledgement, or filing/recording of the Security Instrument, the Assignment of Leases and Rents, financing statements or any such instrument of further assurance, except where prohibited by law so to do.

     16.02. Replacement Documents. Upon receipt of an affidavit from an officer of Lender as to the loss, theft, destruction or mutilation of the Note or any other Loan Document which is not of public record, and, in the case of any such mutilation, upon surrender and cancellation of such document, Borrower will issue a replacement original in lieu thereof in the same original principal amount and otherwise on the same terms and conditions as the original.

     16.03. Borrower Estoppel Certificates.

          (a) Borrower Information. Borrower, within ten (10) days of Lender's written request, but in any event not more than four (4) times annually, except following an Event of Default, in which case such limitation shall not apply), shall furnish to Lender or Lender's designee a statement, duly acknowledged and certified by a Responsible Officer, setting forth: (i) the Loan Amount and the amount of principal advanced as of the certificate date; (ii) the unpaid principal amount of the Loan; (iii) the calculation of the rate of interest accruing on the Loan, including the then Applicable Interest Rate; (iv) the Payment Due Date, the Maturity Date, any unexercised rights to extend the Maturity Date and any exercised extension of the Maturity Date, if any; (v) the date installments of interest and/or principal were last paid; (vi) that, except as provided in such statement, no defaults or events exists which would be an Event of Default with the giving of any applicable notice or the expiration of any applicable grace or cure period or both; (vii) that the Loan Documents are valid, legal and binding obligations and have not been modified or, if modified, giving the particulars of such modification; (viii) whether any offsets or defenses exist against Borrower's obligation to pay the Loan and perform the Obligations and, if any are alleged to exist, a detailed description thereof;
(ix) that all Leases are in full force and effect, and for Leases other than residential Leases, have not been modified or if modified, setting forth all modifications; (x) if requested, a current Rent Roll for the Property, (xi) the date to which Rents under the Leases have been paid; (xii) whether or not, to the best knowledge of Borrower, any of the tenants under the Leases are in default under the Leases, and, if any of the tenants are in default, setting forth the specific nature of all such defaults; and (xiii) such other matters reasonably requested by Lender and reasonably related to the Leases or the Property, including Borrower's due observance, performance and compliance with the terms and conditions of the Parking Leases.

          (b) Tenant Estoppels. Subject to the terms and conditions of the applicable leases, Borrower shall deliver to Lender, promptly upon Lender's written request (but in any event no later than fifteen (15) Business Days following Lender's request, but in any event not more often than twice annually, except following an Event of Default, in which case such limitation shall not apply), duly executed estoppel certificates from tenants identified by Lender which are paying $50,000 or more annually to Borrower under their respective leases, attesting to such facts regarding a tenant's non-residential Lease as Lender may require, including, without limitation: (i) that the Lease is in full force and effect with no defaults thereunder on the part of any party, and no event exists that would be an event of default


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thereunder with giving of any applicable notice or the expiration of any applicable grace or cure period or both; (ii), that none of the Rents have been paid more than one month in advance, except as a security deposit; and (iii) that the tenant claims no defense or offset against the full and timely performance of its obligations under the Lease.

          (c) Lender Statement of Loan Information. After written request by Borrower not more than twice annually, Lender shall furnish Borrower a statement setting forth: (i) the original Loan Amount and the amount of principal advanced by Lender as of the certificate date; (ii) the unpaid principal amount of the Loan; (iii) the rate of interest accruing on the Loan, including the then Applicable Interest Rate; and (iv) the balance of amounts held in the Reserve Accounts, if any.

     16.04. Recording Costs. Except as otherwise required by law, Borrower will pay all transfer taxes, filing, registration, recording or similar fees, and all expenses incident to the preparation, execution, acknowledgment, recording, filing and/or release or discharge of the Note, the Security Instrument and each of the other Loan Documents, and all modifications, extensions, consolidations, or restatements of the same, except where prohibited by law so to do.

     16.05. Publicity. Borrower acknowledges and agrees that Lender may release publicity articles concerning the financing or servicing of the Loan, subject, however, to the terms of any confidentiality agreement between Borrower and Lender.

                                   ARTICLE 17

                                 LENDER CONSENT

     17.01. No Joint Venture; No Third Party Beneficiaries. Borrower and Lender intend that the relationships created hereunder and under each of the other Loan Documents are solely those of borrower and lender. Nothing herein or in any of the other Loan Documents is intended to create, nor shall it be construed as creating anything but a debtor-creditor relationship between Borrower and Lender nor shall they be deemed to confer on anyone other than Lender, and its successors and assigns, any right to insist upon or to enforce the performance or observance of any of the obligations contained herein or therein.

     17.02. Lender Approval. Wherever pursuant to a Loan Document (a) Lender exercises any right to approve or disapprove or to grant or withhold consent;
(b) any arrangement or term is to be satisfactory to Lender; (c) a waiver is requested from Lender, or (d) any other decision is to be made by Lender, all shall be made in Lender's sole discretion, unless expressly provided otherwise in such Loan Document. By approving or granting consent, accepting performance from Borrower, or releasing funds from a Reserve Account, Lender shall not be deemed to have warranted or affirmed the sufficiency, completeness, legality or effectiveness of the subject matter or of Borrower's compliance with Requirements of Laws. Notwithstanding any provision under the Loan Documents which provide Lender the opportunity to approve or disapprove any action or decision by Borrower, Lender is not undertaking the performance of any obligation of Borrower under any of the Loan Documents or any of the other documents and agreements in connection with this transaction (including, without limitation, the Leases).


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

     17.03. Performance at Borrower's Expense. Borrower acknowledges and agrees that in connection with each request by Borrower to: (a) modify or waive any provision of the Loan Documents; (b) release or substitute Property; (c) obtain Lender's approval or consent whenever required by the Loan Documents including, without limitation, review of a Transfer request, matters affecting a Major Lease, improvements or alterations to the Property, and easements or other additions to Permitted Encumbrances; or (d) provide a subordination, non-disturbance and attornment agreement, Lender reserves the right to collect a review or processing fee from Borrower based on a reasonable estimate of the administrative costs which Lender will incur to connection therewith. Borrower agrees to pay such fee along with all reasonable legal fees and expenses incurred by Lender and the fees required for a Rating Confirmation or approval from the trustee if the Loan has been Securitized, as applicable, irrespective of whether the matter is approved, denied or withdrawn (provided, however, that Lender shall only charge review or processing fees which Lender typically and customarily charges to similarly situated Borrowers). Any amounts payable by Borrower hereunder, shall be deemed a part of the Loan, shall be secured by this Loan Agreement and shall bear interest at the Default Rate if not fully paid within ten (10) days of written demand for payment.

     17.04. Non-Reliance. Borrower agrees that any diligence or investigation performed by or on behalf of Lender in underwriting or servicing the Loan (including, without limitation, information obtained about the Property the Borrower or its equity investors or Affiliates) does not in any respect limit or excuse any of Borrower's representations, warranties, covenants or agreements set forth in this Loan Agreement or any of the other Loan Documents. The fact that Lender has performed diligence does not affect Lender's ability or right to rely fully upon the representations, warranties, covenants and agreements made by Borrower in the Loan Documents or to pursue any available remedy for a breach thereof. If Lender delivers or has delivered to Borrower (or to Borrower's agents, equity investors or representatives) any information obtained or developed by Lender relating to the Loan, the Property or Borrower, Borrower acknowledges and agrees that such information has been delivered for informational purposes only and Lender has no liability of responsibility to Borrower with respect to such information, including, without limitation, the completeness or accuracy of any such information. No due diligence consultant engaged by Lender is or shall be deemed an agent of Lender.

                                   ARTICLE 18

                            MISCELLANEOUS PROVISIONS

     18.01. Notices. All notices and other communications under this Loan Agreement are to be in writing and addressed to each party as set forth below. Default or demand notices shall be deemed to have been duly given upon the earlier of: (a) actual receipt; (b) one (1) Business Day after having been timely deposited for overnight delivery, fee prepaid, with a reputable overnight courier service, having a reliable tracking system; or (c) three (3) Business Days after having been deposited in any post office or mail depository regularly maintained by the U.S. Postal Service and sent by certified mail, postage prepaid, return receipt requested, and in the case of clause (b) and (c) irrespective of whether delivery is accepted. A new address for notice may be established by written notice to the other; provided, however, that no change of address will be


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

effective until written notice thereof actually is received by the party to whom such address change is sent. Borrower and Lender hereby acknowledge and agree that any notice and other communication under this Loan Agreement given to PCAA Parent shall be deemed to have been given to each Indivudal Borrower. Notice to outside counsel or parties other than the named Borrower and Lender, now or hereafter designated by a party as entitled to notice, are for convenience only and are not required for notice to a party to be effective in accordance with this section. Notice addresses are as follows:

Address for Lender:   Capmark Finance Inc.
                      200 Witmer Road
                      Horsham, PA 19044
                      Attn.: Servicing Accounting - Manager
                      Fax: 215-328-3478

                      With required copies to:

                      Capmark Finance Inc.
                      200 Witmer Road
                      Horsham, PA 19044
                      Attn.: PLG Asset Manager
                      Fax: 215-328-1190

and                   Dechert LLP
                      Cira Center
                      2929 Arch Street
                      Philadelphia, PA 19104-2808
                      Attn: Richard D. Jones
                      Fax: 215-655-2501

Address for Borrower: PCAA Parent, LLC
                      8225 Firestone Boulevard, Suite 502
                      Downey, CA 90241
                      Attn.: Gregory Andrews
                      Fax: 562-287-1334

and                   PCAA Parent, LLC
                      125 West 55th Street, 22nd Floor
                      New York, NY 10019
                      Attention: General Counsel

and                   Dykema Gossett PLLC
                      39577 Woodward Avenue.
                      Bloomfield Hills, MI 48304
                      Attn : Adam M. Fishkind
                      Fax : 248-203-0763

     18.02. Entire Agre ement; Modifications; Time of Essence. This Loan Agreement, together with the other Loan Documents, contain the entire agreement between Borrower and


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Lender relating to the Loan and supersede and replace all prior discussions, representations, communications and agreements (oral or written). If the terms of any of the Loan Documents are in conflict, this Loan Agreement shall control over all of the other Loan Documents unless otherwise expressly provided in such other Loan Document. No Loan Document shall be modified, supplemented or terminated, nor any provision thereof waived, except by a written instrument signed by the party against whom enforcement thereof is sought, and then only to the extent expressly set forth in such writing. Time is of the essence with respect to all of Borrower's obligations under the Loan Documents.

     18.03. Binding Effect; Joint and Several Obligations. This Loan Agreement and each of the other Loan Documents shall be binding upon and inure to the benefit of Borrower and Lender and their respective successors and assigns, whether by voluntary action of the parties or by operation of law. (The foregoing does not modify any conditions regulating Transfers.) If Borrower consists of more than one party, each shall be jointly and severally liable to perform the obligations of Borrower under the Loan Documents.

     18.04. Duplicate Originals; Counterparts. This Loan Agreement and each of the other Loan Documents may be executed in any number of duplicate originals, and each duplicate original shall be deemed to be an original. This Loan Agreement and each of the other Loan Documents (and each duplicate original) also may be executed in any number of counterparts, each of which shall be deemed an original and all of which together constitute a fully executed agreement even though all signatures do not appear on the same document.

     18.05. Unenforceable Provisions. Any provision of this Loan Agreement or any other Loan Documents which is determined by a court of competent jurisdiction or government body to be invalid, unenforceable or illegal shall be ineffective only to the extent of such holding and shall not affect the validity, enforceability or legality of any other provision, nor shall such determination apply in any circumstance or to any party not controlled by such determination.

     18.06. Governing Law. This Loan Agreement and each of the other Loan Documents shall be interpreted and enforced according to the laws of the State of New York (without giving effect to rules regarding conflict of laws), provided, however, that the creation, perfection and enforcement of the lien of each Security Instrument and Assignment of Leases and Rents shall instead be governed by the laws of the state in which the Individual Property encumbered by such Security Instrument and Assignment of Leases and Rents is located.

     18.07. Consent to Jurisdiction. Borrower hereby consents and submits to the exclusive jurisdiction and venue of any state or federal court sitting in the county and state of New York with respect to any legal action or proceeding arising with respect to the Loan Documents and waives all objections which it may have to such jurisdiction and venue. Nothing herein shall, however, preclude or prevent Lender from bringing actions against Borrower in any other jurisdiction as may be necessary to enforce or realize upon the security for the Loan provided in any of the Loan Documents.

     18.08. WAIVER OF TRIAL BY JURY. BORROWER AND LENDER EACH WAIVE THEIR RESPECTIVE RIGHT, TO THE FULLEST EXTENT PERMITTED BY LAW, AND AGREE NOT TO ELECT A TRIAL BY JURY WITH RESPECT TO ANY


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

ISSUE ARISING OUT OF THIS LOAN AGREEMENT, ANY OTHER LOAN DOCUMENT, OR THE RELATIONSHIP BETWEEN THE PARTIES AS BORROWER AND LENDER.

     18.09. Good Faith. All decisions, consents and approvals required of Lender under the Loan Documents, whether exercised in Lender's sole discretion or in its reasonable discretion, shall be made in good faith by Lender.

                                   ARTICLE 19

                              LIST OF DEFINED TERMS

     19.01. Definitions. The following words and phrases shall have the meaning specified below.

          "19 LOCATION" shall have the meaning set forth in Section 9.21 a of this Loan Agreement.

          "87 LOCATION" shall have the meaning set forth in Section 9.21 a of this Loan Agreement.

          "129 LOCATION" shall have the meaning set forth in Section 9.22 a of this Loan Agreement.

          "131 LOCATION" shall have the meaning set forth in Section 9.22 a of this Loan Agreement.

          "50 ELLA GRASSO PROPERTY" shall have the meaning set forth in Section
9.20 a of this Loan Agreement.

          "2003 ASSUMPTION AGREEMENT" shall have the meaning set forth in the Recitals of this Loan Agreement.

          "2003 BORROWERS" shall have the meaning set forth in the Recitals of this Loan Agreement.

          "2003 LOAN" shall have the meaning set forth in the Recitals of this Loan Agreement.

          "2003 LOAN AGREEMENT" shall have the meaning set forth in the Recitals of this Loan Agreement.

          "2003 NOTE" shall have the meaning set forth in the Recitals of this Loan Agreement.

          "2005 ASSUMPTION AGREEMENT" shall have the meaning set forth in the Recitals of this Loan Agreement.

          "2005 LOAN" shall have the meaning set forth in the Recitals of this Loan Agreement.

          "2005 LOAN AGREEMENT" shall have the meaning set forth in the Recitals of this Loan Agreement.

          "2005 NOTE" shall have the meaning set forth in the Recitals of this Loan Agreement.

          "2005 NOTE A-1" shall have the meaning set forth in the Recitals of this Loan Agreement.

          "2005 NOTE A-2" shall have the meaning set forth in the Recitals of this Loan Agreement.

          "2006 LOAN" shall have the meaning set forth in the Recitals of this Loan Agreement.

          "2006 NOTE" shall mean the Gap Note.

          "ADDITIONAL OVERFLOW PARKING LOTS" shall mean any property acquired or leased by Borrower following the Closing Date to be used in connection with any Parking Lot Operation existing as of the Closing Date provided that: (i) the Parking Lot Operation in connection with which such Additional Overflow Parking Lot remains the primary Parking Lot Operation at that location, (ii) such Additional Overflow Parking Lot may not be subject to a lease term greater than
(5) years, and (iii) Borrower's rental obligation for such Additional Overflow Parking Lot cannot exceed five percent (5%) of the then current Operating Income of the related Parking Lot Operation.

          "AFFILIATE" of any Person means (a) any other Person which, directly or indirectly, is in Control of, is Controlled by or is under common Control with, such Person; (b) any other Person who is a director or officer of (i) such Person, (ii) any subsidiary of such Person, or (iii) any Person described in clause (a) above; or (c) any corporation, limited liability company or partnership which has as a director any Person described in clause (b) above.

          "ALLOCATED LOAN AMOUNT" means, for each Release Property, the amount set forth on Exhibit E hereto.

          "APPLICABLE INTEREST RATE" has the meaning set forth in Section 2.02(b) of this Loan Agreement. It is the interest rate from time to time accruing on the Loan.

          "APPROVED BUDGET" has the meaning set forth in Section 9.11(a)(v) of this Loan Agreement.

          "ARCA" has the meaning set forth in Section 10.02 of this Loan Agreement.

          "ASSIGNMENT OF INTEREST RATE CAP" means the Assignment of Interest Rate Cap Agreement dated as of the Closing Date from Borrower, as assignor, to Lender, as assignee, assigning to Lender all of Borrower's rights, title and interest in and to the Rate Cap Agreement.

          "ASSIGNMENT OF INTEREST RATE SWAP" means the Assignment of Interest Rate Swap Agreement dated as of the Closing Date from Borrower, as assignor, to Lender, as assignee, assigning to Lender all of Borrower's rights, title and interest in and to the Rate Cap Swap Agreement.

          "ASSIGNMENT OF LEASES AND RENTS" means the Assignment of Leases and Rents dated as of the Closing Date from Borrower, as assignor, to Lender, as assignee, assigning to Lender all of Borrower's right, title and interest in and to the Leases and the Rents with respect to the Property.

          "ASSIGNMENT OF PROPERTY MANAGEMENT CONTRACT" means an Assignment of Property Management Contract and Subordination of Management Fees dated as of the Closing Date from Borrower, as assignor, to Lender, as assignee, and acknowledged by Property Manager or as applicable, any other Assignment of Property Management Contract executed pursuant to Section 9.14.

          "BANK" shall have the meaning set forth in the Recitals of this Loan Agreement.

          "BANKRUPTCY CODE" means the Bankruptcy Reform Act of 1978 codified as 11 U.S.C. Section 101 et. seq., and the regulations issued thereunder, both as hereafter modified from time to time.

          "BORROWER" has the meaning set forth in the introductory paragraph of this Loan Agreement.

          "BUSINESS DAY" or "BUSINESS DAY" means any day other than a Saturday, a Sunday, or days when Federal Banks located in the State of New York or Commonwealth of Pennsylvania are closed for a legal holiday or by government directive. When used with respect to the Interest Rate Adjustment Date, "Business Day" shall mean a day upon which United States dollar deposits may be dealt in on the London and New York City interbank markets and commercial banks and foreign exchange markets are open in London and New York City.

          "CAPITAL IMPROVEMENTS/DEFERRED MAINTENANCE" means the capital improvements to be made to the Property which are identified on Exhibit C hereto.

          "CAPITAL IMPROVEMENTS/DEFERRED MAINTENANCE DEPOSIT" has the meaning set forth in Section 4.04(b) of this Loan Agreement, subject to adjustment as set forth in Section 4.04(d).

          "CAPITAL IMPROVEMENTS/DEFERRED MAINTENANCE ESCROW ACCOUNT" means an account held by Lender, or Lender's designee, in which the Capital Improvements/Deferred Maintenance Deposit will be held, which shall not constitute a trust fund.


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          "CASH FLOW AVAILABLE FOR DEBT SERVICE" means, for a specified period,
(a) actual Operating Income normalized for the following twelve (12) month period less (b) actual Operating Expenses normalized for the following twelve
(12) month period less (c) reserves for Replacements underwritten at $10.00 per parking stall. Operating Income and Operating Expenses will be normalized (i) in accordance with the guidelines delivered to Borrower prior to the Closing Date, provided that Lender shall have the right, in its sole and absolute discretion, to amend or discontinue such guidelines from time to time, and (ii) based upon information available to Lender at the time of such calculation which are expected to effect such calculation, including but not limited to (x) termination of a Lease or a Parking Lease, (y) changes in Borrower's obligations under any Parking Lease or (z) receipt of a current tax bill.

          "CASH FLOW TRIGGER CURE" shall occur in the event the Performance Criteria are met on any applicable Performance Test Date.

          "CASUALTY" means the occurrence of damage or destruction to the Property, or any part thereof, by fire, flood, vandalism, windstorm, hurricane, earthquake, acts of terrorism or any other casualty.

          "CITI" has the meaning set forth in Section 10.02 of this Loan Agreement.

          "CLOSING DATE" means September, 1 2006.

          "COLLECTION ACCOUNT" has the meaning set forth in the Lockbox
Agreement.

          "COLLECTION ACCOUNT BANKS" has the meaning set forth in Lockbox Agreement.

          "COMPARABLE FINANCIAL INSTITUTIONS" shall mean (a) any lender under the ARCA, an Affiliate of any lender under the ARCA, or an approved fund of any lender under the ACRA, (b) a commercial bank having total assets in excess of $5,000,000,000, (c) a finance company, insurance company or any other financial institution or fund, in each case reasonably acceptable to CITI and regularly engaged in making purchasing or investing in loans and having a net worth, determined in accordance with GAAP, in excess of $250,000,000 (or, to the extent net worth is less than such amount, a finance company, insurance company, other financial institution or fund, reasonable acceptable to CITI and MIC) or (d) a savings and loan association or savings bank organized under the laws of the United States or any State thereof having a net worth, determined in accordance with GAAP, in excess of $250,000,000; provided, that no Affiliate of MIC shall constitute a Comparable Financial Institution at any time when the sale, transfer, negotiation or assignment of loans or commitments to such Person would result in Affiliates of MIC that are lenders under the ARCA holding, collectively, greater than or equal to 50% of the outstanding loans or commitments, as the case may be, under the ARCA.

          "COMPLIANCE CERTIFICATE" means a compliance certificate substantially in the form of Exhibit A hereto, signed by a Responsible Officer of Borrower.

          "CONDEMNATION" means the taking by any Governmental Authority of the Property or any part thereof through eminent domain or otherwise (including, without limitation, any transfer made in lieu of or in anticipation of the exercise of such taking).


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          "CONSOLIDATED NOTE" shall have the meaning set forth in the Recitals of this Loan Agreement.

          "CONTROL" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person whether through ownership of voting securities, beneficial interests, by contract or otherwise. The definition is to be construed to apply equally to variations of the word "Control" including "Controlled," "Controlling" or "Controlled by."

          "CREDIT CARD ISSUERS" has the meaning set forth in the Lockbox Agreement.

          "CREDIT CARD ISSUER LETTERS" has the meaning set forth in the Lockbox Agreement

          "DATA DELIVERY FAILURE" means, without reference to any cure period under Article 11, each instance that any of the following occur: (a) failure to deliver any of the reports, information, statements or other materials required under Section 9.11 after Lender giving of two written notices, the first written notice to provide Borrower with thirty (30) days to cure, Borrower's failure and the second notice to provide Borrower with an additional thirty (30) days to cure, (b) failure to provide the Compliance Certificate within five (5) Business Days after written notice from Lender, or (c) failure to permit Lender or its representatives to inspect or copy books and records within two (2) Business Days of Lender's written request. Notwithstanding anything in this Loan Agreement to the contrary, Borrower's failure to deliver any of the reports, information, statements or other materials required under Section 9.11 on a timely basis shall be excused by, and the respective dates by which Borrower shall be required to provide such reports, information, statements or other materials shall be extended for the period of any delay caused by any Force Majeure Event.

          "DATA DELIVERY FAILURE FEE" means an amount of Five Thousand Dollars ($5,000.00) for the first failure, Ten Thousand ($10,000.00) for the second failure, Twenty-five Thousand Dollars ($25,000.00) for the third failure and each failure thereafter.

          "DEBT" means the aggregate of all principal and interest payments that accrue or are due and payable in accordance with the Loan Agreement, together with any other amounts due under the Loan Documents. The terms "Debt" and "Loan" have the same meaning whenever used in the Loan Documents.

          "DEBT SERVICE COVERAGE RATIO" means, as to a specific period, the ratio of (a) the Cash Flow Available for Debt Service, to (b) the principal, if any, and interest that would be due and payable under the Note for the corresponding period, based on the then current Applicable Interest Rate but giving effect to the Rate Cap and/or Rate Swap.

          "DEBT SERVICE COVERAGE CONSTANT RATIO" means, as to a specific period, the ratio obtained by dividing (a) the Cash Flow Available for Debt Service, by
(b) a debt service payment obtained using the Loan Constant.

          "DEPOSIT ACCOUNT" has the meaning set forth in the Lockbox Agreement.


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          "DEFAULT RATE" has the meaning set forth in Section 2.04(e) of this
Loan Agreement.

          "DISBURSEMENT REQUEST" means a written request substantially in the form of Exhibit B from Borrower delivered to Lender, signed by a Responsible Officer of Borrower and requesting Lender to disburse funds from a Reserve Account. Each Disbursement Request shall describe in reasonable detail the use of the funds requested by the Disbursement Request and shall have attached to it, as applicable: (a) the original invoices for all items or materials purchased or services performed which are to be funded by the Disbursement Request, and (b) copies of all permits, licenses and approvals, if any, by any Governmental Authority confirming completion of the Reserve Items. If an original invoice is not available, Borrower shall be required to evidence, to Lender's satisfaction, the amounts expended for which reimbursement is requested.

          "DISCLOSURE DOCUMENTS" has the meaning set forth in Section 15.03 of this Loan Agreement.

          "ENVIRONMENTAL INDEMNITY" means the Environmental Indemnity Agreement dated as of the Closing Date from Borrower and the other "Indemnitors" named therein to Lender.

          "ENVIRONMENTAL REMEDIATION" means the environmental remediation to be made to the Property which are set forth on Exhibit I hereto.

          "EQUITY INTERESTS" means (a) partnership interests (whether general or limited) in an entity which is a partnership; (b) membership interests in an entity which is a limited liability company; or (c) the shares or stock interests in an entity which is a corporation.

          "EQUITY OWNER" means PCAA Parent.

          "ERISA" means the Employee Retirement Income Security Act of 1974, and the regulations issued thereunder, all as amended or restated from time to time.

          "EXCESS CASH FLOW" shall mean, with respect to any calendar month, all Operating Income plus Swap Gain in such month less Operating Expenses, Capital Improvements approved by Lender, Swap Payments and debt service on the Loan and reserve payments required under the Loan Documents.

          "EXCESS CASH FLOW RESERVE ACCOUNT" means an account held by Lender, or Lender's designee, in which the excess cash flow deposited in accordance with the provisions of Section 4.09 of this Loan Agreement will be held, which shall not constitute a trust fund.

          "EVENT OF DEFAULT" means any of the events specified in Section 11.01 of this Loan Agreement.

          "EXTENSION TERM" has the meaning set forth in Section 2.03(d) of this Loan Agreement.


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          "FIRST EXTENDED MATURITY DATE" has the meaning set forth in Section
2.03(d) of this Loan  Agreement.

          "FIRST EXTENSION TERM" has the meaning set forth in Section 2.03(d) of this Loan Agreement.

          "FORCE MAJEURE EVENT" means any act of God, act of war, insurrection, terrorist activity, governmental restriction or any other cause beyond Borrower's reasonable control.

          "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time.

          "GOVERNMENTAL AUTHORITY" means any nation or government, any state or other political subdivision thereof, and any Person exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to such government.

          "GUARANTOR" means PCAA Parent, who is executing the Guaranty as the guarantor, or, pursuant to the terms and conditions of this Loan Agreement and the Guaranty, a replacement guarantor who satisfies Lender's requirements as to creditworthiness, net worth and liquidity substantially similar to those imposed by Lender on the foregoing named guarantor.

          "GUARANTY" means the Guaranty (Exceptions to Nonrecourse Liability) dated as of the Closing Date from Guarantor to Lender.

          "IMPROVEMENTS" has the meaning set forth in the Security Instrument.

          "INDEMNIFIED CLAIM" means the basis for the Indemnified Party's claim for indemnification under Article 13 hereof.

          "INDEMNIFIED PARTIES" means Lender, together with its successors and assigns, which shall include, without limitation, any owner or prior owner or holder of the Note, any servicer of the Loan, any investor, or holder of a full or partial interest in the Loan, any receiver or other fiduciary appointed in a foreclosure or other proceeding under any Requirements of Law regarding creditors' rights, any officers, directors, shareholders, partners, members, employees, agents, servants, representatives, contractors, subcontractors, Affiliates of any and all of the foregoing, in all cases whether during the term of the Loan or as part of, or following, a foreclosure of the Security Instrument.

          "INDEPENDENT DIRECTOR/MANAGER" means an individual who shall not have been at the time of such individual's initial appointment, and may not have been at any time during the preceding five years, and shall not be at any time while serving as an Independent Director/Manager of the Texas Equity Owner, Equity Owner or Borrower if a single member limited liability company or, if applicable, either (a) a shareholder of, or an officer, director, partner or employee of, Borrower, Texas Equity Owner or Equity Owner or any of their respective shareholders, partners, members, subsidiaries or Affiliates, (b) a customer of, or supplier to, Borrower, Texas Equity Owner or Equity Owner or any of their respective shareholders, partners, members, subsidiaries or Affiliates,
(c) a person or other entity Controlling or under common Control with any such shareholder, officer, director, partner,


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

member, employee, supplier or customer, or (d) a member of the immediate family of any such shareholder, officer, director, partner, member, employee, supplier or customer.

          "INDIVIDUAL BORROWER" means each of the following: PCAA, PCAA Phoenix, PCAA SP, and PCAA Texas.

          "INDIVIDUAL PROPERTY" means fee title to, or a leasehold interest in, as the case may be, of any of the properties described in Exhibit G.

          "INSURANCE PREMIUM ESCROW ACCOUNT" means an account held by Lender, or Lender's designee, in which Borrower's initial deposit for Insurance Premiums paid on the Closing Date and the Monthly Insurance Deposits will be held, pursuant to the provisions of Section 4.03 of this Loan Agreement.

          "INSURANCE PREMIUMS" means the premiums for the insurance Borrower is required to provide pursuant to Section 9.03 of this Loan Agreement.

          "INTEREST ACCRUAL PERIOD" shall mean, with respect to any Payment Due Date, the period beginning on the fifteenth (15th) day of the month prior to such Payment Due Date, through and including the fourteenth (14th) day of the month of such Payment Due Date. By way of example, for a Payment Due Date of February 9, the Interest Accrual Period would run from January 15 through and including February 14.

          "INTEREST RATE ADJUSTMENT DATE" means the first day of any Interest Accrual Period.

          "INTEREST RATE INDEX" means the weekly average yield on United States Treasury Securities adjusted to a constant maturity of one year, as made available by the Federal Reserve Board forty-five (45) days prior to each Interest Rate Adjustment Date.

          "ISSUER GROUP" has the meaning set forth in Section 15.05 of this Loan Agreement.

          "ISSUER PERSON" has the meaning set forth in Section 15.05 of this Loan Agreement.

          "JFK LOCATION" has the meaning set forth in Section 9.21 of this Loan Agreement.

          "LAND" has the meaning set forth in the Security Instrument.

          "LARGE LOAN STATEMENTS" has the meaning provided in Section 15.06 of this Loan Agreement.

          "LEASE" has the meaning set forth in the Security Instrument.

          "LEASE GUARANTY" has the meaning set forth in the Security Instrument.


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

          "LEASEHOLD ESTATE" shall have the meaning set forth in the Security Instrument.

          "LEASEHOLD PAYMENT RESERVE ACCOUNT" means an account held by Lender, or Lender's designee, in which the Leasehold Payment Reserve Deposit will be held, which shall not constitute a trust fund.

          "LEASEHOLD PAYMENT RESERVE DEPOSIT" has the meaning set forth in
Section 4.08(b) of this Loan Agreement, subject to adjustment as set forth in
Section 4.08(d).

          "LENDER" has the meaning in the introductory paragraph of this Loan Agreement.

          "LETTER OF CREDIT" has the meaning set forth in Section 6.07 of this Loan Agreement.

          "LGA LOCATION" has the meaning set forth in Section 9.22 of this Loan Agreement.

          "LIBOR RATE" means the average of London Interbank Offered Rates (in U.S. dollar deposits) for a term of one month determined solely by Lender as of the date that is two (2) Business Days prior to the first day of the applicable Interest Accrual Period. On each Interest Rate Adjustment Date, Lender will obtain the close-of-business LIBOR Rate from "Page 3750" on the Telerate Service (or such other page as may replace Page 3750 on that service) on the date that is two (2) Business Days prior to the first day of the applicable Interest Accrual Period. If Telerate Service ceases publication or ceases to publish the LIBOR Rate, Lender shall select a comparable publication to determine the LIBOR Rate and provide notice thereof to Borrower. The LIBOR Rate may or may not be the lowest rate based upon the market for U.S. dollar deposits in the London Interbank Eurodollar Market at which Lender prices loans on the date on which the LIBOR Rate is determined by Lender as set forth above.

          "LIEN" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, the filing of any financing statement under the UCC or comparable law of any jurisdiction in respect of any of the foregoing and a mechanics' or materialman's lien).

          "LIQUIDITY" means cash and unencumbered, marketable securities.

          "LLC BORROWERS" has the meaning set forth in Section 7.01(g) of this Loan Agreement.

          "LOAN" means the aggregate of all principal and interest payments that accrue or are due and payable in accordance with the Loan Agreement, together with any other amounts due under the Loan Documents. The terms "Loan" and "Debt" have the same meaning whenever used in the Loan Documents.

          "LOAN AGREEMENT" means this Loan Agreement.


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

          "LOAN AMOUNT" means the principal amount of $195,000,000.00 (as increased pursuant to the terms hereunder), in lawful money of the United States of America, to be advanced to Borrower pursuant to this Loan Agreement. Reference in the Loan Agreement to "Loan Amount" mean the maximum principal amount, irrespective of actual principal amount outstanding or actually advanced to Borrower during the term of the Loan.

          "LOAN CONSTANT" means 10.09%.

          "LOAN DOCUMENTS" means, collectively, this Loan Agreement, the Note, the Security Instrument, the Assignment of Leases and Rents, the Assignment of Property Management Contract, the Environmental Indemnity, the Guaranty, the Lockbox Agreement, the Assignment of Interest Rate Cap Agreement, the Rate Cap Provider Consent, the Assignment of Interest Rate Swap Agreement, the Rate Swap Provider Consent and any and all other documents and agreements executed in connection with the Loan, as each such agreement may be modified, supplemented, consolidated, extended, restated or reinstated from time to time.

          "LOAN TO VALUE RATIO" means with respect to the specified period, the ratio obtained by dividing (a) the Outstanding Loan Amount, by (b) either, as selected in Lender's discretion, the "as-is" or "as-stabilized" value of the Property as set forth in the appraisal obtained by Lender in connection with its underwriting of the Loan or any update thereto, whichever is most recent.

          "LOCKBOX AGREEMENT" means the Lockbox - Deposit Account and Control Agreement dated as of the Closing Date between Borrower, PNC Bank and Lender.

          "LOSSES" means any and all claims, suits, liabilities (including, without limitation, strict liabilities and liabilities under federal and state securities laws), actions, proceedings, obligations, debts, damages, losses, costs, expenses, fines, penalties, charges, fees, judgments, awards, and amounts paid in settlement of whatever kind or nature (including without limitation reasonable legal fees and other costs of defense).

          "MACQUARIE BANK LIMITED" shall mean Macquarie Bank Limited.

          "MACQUARIE GROUP" shall mean Macquarie Bank Limited, its direct or indirect subsidiaries and any fund or entity that is managed or advised by any direct or indirect subsidiary of Macquarie Bank Limited or another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with Macquarie Bank Limited, or any direct or indirect subsidiary of any such legal entity, provided however, the term "advised" shall mean advice in relation to the management of investments of such legal entity which (other than in relation to actually making decision to implement such advice) is substantially the same as the services which would be provided by a fund manager of the relevant activity.

          "MAJOR LEASE" means any Lease covering ten percent (10%) or more rentable square feet of any Individual Property including any expansion options years including any extension or options to renew. Lender may, in Lender's sole discretion, aggregate any and all Leases to Affiliated to determine whether such Leases should be treated as a Major Lease.


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

          "MARGIN" has the meaning set forth in Section 2.02(b) of this Loan Agreement.

          "MATERIAL ADVERSE EFFECT" means, with respect to any circumstance, act, condition or event of whatever nature (including any adverse determination in any litigation, arbitration, or governmental investigation or proceeding), whether singly or in conjunction with any other event, act, condition circumstances, whether or not related, in Lender's reasonable judgment, a material adverse change in, or a materially adverse effect upon (a) the business, operations, prospects or financial condition of Borrower or Guarantor;
(b) the ability of Borrower or Guarantor to perform its obligations under any Loan Document to which it is a party; (c) the value or condition of the Property; (d) compliance of the Property with any Requirements of Law; (e) the validity, priority or enforceability of any Loan Document or the liens, rights (including, without limitation, recourse against the Property) or remedies of Lender hereunder or thereunder; or (f) the occupancy rate of the Property.

          "MATURITY DATE" has the meaning set forth in Section 2.03(c) of this Loan Agreement. If Borrower has extended the Maturity Date in accordance with this Loan Agreement, references thereafter in this Loan Agreement shall mean the Maturity Date as so extended, unless the context otherwise requires.

          "MONTHLY INSURANCE DEPOSIT" means, with respect to the specified period, an amount equal to one-twelfth (1/12) of the Insurance Premiums that Lender estimates will be payable during the next ensuing twelve (12) months, subject to adjustment as set forth in Section 4.03(d) of this Loan Agreement.

          "MONTHLY REPLACEMENT RESERVE DEPOSIT" has the meaning set forth in
Section 4.05(b) of this Loan Agreement, subject to adjustment as set forth in
Section 4.05(d).

          "MONTHLY TAX DEPOSIT" means, with respect to the specified period, an amount equal to one-twelfth (1/12) of the Taxes that Lender estimates will be payable during the next ensuing twelve (12) months, subject to adjustment as set forth in Section 4.02(d) of this Loan Agreement.

          "MOODY'S" means Moody's Investors Service, Inc. and any successor thereto.

          "NET WORTH" means, as of a given date, a Person's equity calculated in conformance with GAAP by subtracting total liabilities from the total market value of total tangible assets.

          "NOTE" means, collectively, Note A and Note B.

          "NOTE A" means, collectively, Note A-1, Note A-2 and Note A-3.

          "NOTE A-1" means that certain Replacement Promissory Note A-1 dated as of the Closing Date from Borrower payable to the order of Lender evidencing $49,000,000.00 of the Loan Amount.


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

          "NOTE A-2" means that certain Replacement Promissory Note A-2 dated as of the Closing Date from Borrower payable to the order of Lender evidencing $49,000,000.00 of the Loan Amount.

          "NOTE A-3" means that certain Replacement Promissory Note A-3 dated as of the Closing Date from Borrower payable to the order of Lender evidencing $49,000,000.00 of the Loan Amount.

          "NOTE B" means, collectively, Note B-1 and Note B-2.

          "NOTE B-1" means that certain Replacement Promissory Note B-1 dated as of the Closing Date from Borrower payable to the order of Lender evidencing $24,000,000.00 of the Loan Amount.

          "NOTE B-2" means that certain Replacement Promissory Note B-2 dated as of the Closing Date from Borrower payable to the order of Lender evidencing $24,000,000.00 of the Loan Amount.

          "OBLIGATIONS" means the Loan, and all other obligations and liabilities of the Borrower to Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with the Loan the Loan Documents, whether on account of principal, interest, fees, indemnities, costs, expenses (including, without limitation, all reasonable fees and disbursements of legal counsel) or otherwise.

          "OFAC LIST" means the list of specially designated nationals and blocked persons subject to financial sanctions that is maintained by the U.S. Treasury Department, Office of Foreign Assets Control and any other similar list maintained by the U.S. Treasury Department, Office of Foreign Assets Control pursuant to any Requirements of Law, including, without limitation, trade embargo, economic sanctions, or other prohibitions imposed by Executive Order of the President of the United States. The OFAC List is accessible through the internet website www.treas.gov/ofac/t11sdn.pdf.

          "OPERATING AGREEMENTS" has the meaning set forth in the Security Instrument.

          "OPERATING EXPENSES" means all cash expenses actually incurred by or charged to Borrower (appropriately pro-rated for any expenses that, although actually incurred in a particular period, also relate to other periods), with respect to the ownership, operation, leasing and management of the Property in the ordinary course of business, determined in accordance with GAAP, including, without limitation: (A) personal property taxes and real estate taxes; (B) sales taxes or any tax on rents (unless netted against Operating Income); (C) wages, salaries, payroll taxes and employee benefits; (D) costs of utility services;
(E) maintenance, repair and custodial costs; (F) premiums payable for insurance carried on or with respect to the Property; (G) office supplies, other administrative expenses and professional fees; (H) costs of advertising and marketing for the Property; (I) costs of telephone service; (J) costs of garbage removal; (K) an allowance for income items that are determined to be uncollectible; (L) if a property or asset manager has been engaged by Borrower, any compensation, fees or reimbursements paid to such property or asset manager; if a property or asset manager has not been engaged by Borrower, all management related and head office expenses and salaries incurred by Borrower (but not less than 1.75% of Operating Income) and (M) ground rents. Notwithstanding the foregoing, Operating Expenses specifically exclude (1) capital expenditures, (2) depreciation and amortization, (3) payments made in connection with the payment of the outstanding principal balance of the Loan,
(4) costs of Restoration following a Casualty or Condemnation, (5) funds disbursed from any Reserve Account, (6) any other non-cash items, including without limitation, allocation of rent in excess of scheduled lease payments and corporate allocation of expenses amongst the Macquarie Group, (7) interest expense and (8) all income tax expenses. Solely for purposes of calculating the Debt Service Coverage Ratio under Sections 2.03(d)(ii)(F) and 10.03(a)(iv) and the Debt Service Coverage Constant Ratio under Section 2.03(d)(ii)(D) and 10.03(a)(iv), Operating Expenses under clause (L) above shall be deemed capped at the higher of (x) the actual management fee paid to any third party property manager and (y) 1.75% of Operating Income.

          "OPERATING INCOME" means all gross cash income, revenues and consideration received or paid to or for the account or benefit of Borrower resulting from or attributable to the operation or leasing of the Property determined in accordance with GAAP, including, without limitation: (A) parking revenues, rents from tenants, assignees, subtenants, ground lessee, or parties to walkway agreements, provided such tenants, assignees or subtenants are in actual occupancy pursuant to valid leases and paying rent; (B) amounts (to the extent included in Operating Expenses) payable by tenants to Borrower on account of maintenance or service charges, taxes, assessments, utilities and maintenance of the Property; (C) rents and receipts from licenses, service contracts, concessions, vending machines and similar items located at or operated from the Property; (D) any Swap Gain, provided, however, Swap Gain shall not be included in the calculation of Operating Income for purposes of calculating the Debt Service Coverage Constant Ratio; and (E) interest income; but excluding any income or revenues from a sale, refinancing, Casualty or Condemnation, payment of rents more than one (1) month in advance, lease termination payments, or payments from any other events not related to the ordinary course of operations of the Property.

          "OPERATING PERMITS" has the meaning set forth in Section 8.10 of this Loan Agreement.

          "ORGANIZATIONAL CHART" means the chart attached hereto as Exhibit D which shows all persons or entities having an ownership interest in Borrower and in the Equity Owner.

          "ORIGINAL 2005 NOTE" shall have the meaning set forth in the Recitals of this Loan Agreement.

          "OTHER CHARGES" means all ground rents, maintenance charges, impositions (other than Taxes) and similar charges (including, without limitation, vault charges and license fees for the use of vaults, chutes and similar areas adjoining the Property), now or hereafter assessed or imposed against the Property, or any part thereof, together with any penalties thereon.

          "OUTPARCEL" has the meaning set forth in Section 10.04 of this Loan Agreement.

          "OUTPARCEL RELEASE" has the meaning set forth in Section 10.04 of this Loan Agreement.

          "OUTPARCEL RELEASE DATE" has the meaning set forth in Section 10.04 of this Loan Agreement.

          "OUTSTANDING LOAN AMOUNT" means the principal amount of the Loan outstanding from time to time.

          "PARKING LEASES" means Borrower's leasehold interest in the leases set forth on Exhibit J hereto and any modifications, amendments, and supplements thereto.

          "PARKING LEASE LESSOR" has the meaning set forth in Section 8.32(a) of this Loan Agreement.

          "PARKING LOT OPERATIONS" means, collectively, the off-airport parking lot businesses described on attached Exhibit K, which are operated on the respective Individual Properties set forth opposite the names of the respective Parking Lot Operations. Each off-airport parking lot business described on attached Exhibit K is referred to as a "Parking Lot Operation."

          "PARTIAL RELEASE" has the meaning set forth in Section 10.03 of this Loan Agreement.

          "PARTIAL RELEASE DATE" has the meaning set forth in Section 10.03 of this Loan Agreement.

          "PARTIAL RELEASE PRICE" has the meaning set forth in Section 10.03 of this Loan Agreement.

          "PAYMENT DUE DATE" has the meaning set forth in Section 2.03(b) of this Loan Agreement. It is the date that a regularly scheduled payment of principal and interest (or interest if the loan payments are interest-only) is due.

          "PCAA" has the meaning set forth in the introductory paragraph of this Loan Agreement.

          "PCAA 7750 PROPERTY" has the meaning set forth in Section 8.34 of this Loan Agreement.

          "PCAA PARENT" shall mean PCAA Parent, LLC, a Delaware limited liabilty company.

          "PCAA PHOENIX" has the meaning set forth in the introductory paragraph of this Loan Agreement.

          "PCAA SP" has the meaning set forth in the introductory paragraph of this Loan Agreement.

          "PCAA SP 7060 PROPERTY" has the meaning set forth in Section 8.34 of this Loan Agreement.

          "PCAA TEXAS" has the meaning set forth in the introductory paragraph of this Loan Agreement.

          "PERFORMANCE CRITERIA" has the meaning set forth in Section 4.09(a) of this Loan Agreement.

          "PERFORMANCE TEST DATE" has the meaning set forth in Section 4.09 of this Loan Agreement.

          "PERMITTED ENCUMBRANCES" means each of the following:

          (a) Those exceptions shown in the Title Insurance Policy and each other Lien which has been approved in writing by Lender.

          (b) Liens for taxes or other governmental charges not at the time delinquent or thereafter payable without penalty or being contested in good faith by appropriate proceedings and, in each case, for which Borrower maintains adequate reserves.

          (c) Liens arising in the ordinary course of business (such as (1) Liens of carriers, warehousemen, mechanics and materialmen and other similar Liens imposed by law and (2) Liens incurred in connection with worker's compensation, unemployment compensation and other types of social security (excluding Liens arising under ERISA) or in connection with surety bonds, bids, performance bonds and similar obligations) for sums not overdue or being contested in good faith by appropriate proceedings and not involving any deposits or advances or borrower money or the deferred purchase price of property or services and, in each case, for which Borrower maintains adequate reserves.

          (d) Liens arising in connection with capital leases (and attaching only to the property being leased), subject to the limitations of Section 7.02(a)(xiii); and

          (e) easements, rights of way, restrictions, minor defects or irregularities in title and other similar Liens arising after the date hereof which will not interfere in any material respect with the value, use or ordinary conduct of the business of the Borrower.

          "PERMITTED LEASE" has the meaning set forth in Section 9.06(a) of this Loan Agreement.

          "PERMITTED TRANSFER" means each of the following:

          (a) Transfers of Equity Interests which, in the aggregate over the term of the Loan (i) do not exceed forty-nine percent (49%) of the total interests in Borrower or in Texas Equity Owner or in Equity Owner or in Guarantor, as applicable; (ii) do not result in any Person holding an Equity Interest in Borrower or in Texas Equity Owner or in Equity Owner, as applicable, which exceeds forty-nine percent (49%) of the total Equity Interests in

Borrower or in Texas Equity Owner or in Equity Owner, as applicable; and (iii) do not result in a change of Control.

          (b) Transfers which have been approved by Lender in accordance with
Section 10.02 of this Loan Agreement.

          (c) Permitted Encumbrances.

          (d) All Transfers of worn out or obsolete furnishings, fixtures or equipment that are promptly replaced with property of equivalent value and functionality.

          (e) All Major Leases which have been approved by Lender in accordance with this Loan Agreement.

          (f) All Leases which are not Major Leases and which have been approved by the Lender pursuant to Section 9.06 or that not require Lender's approval pursuant to Section 9.06.

          (g) If the transferor is an individual, Transfers of Equity Interests of such transferor to such transferor's immediate family members or trusts established for the benefit of such family members for estate planning purposes, provided that (i) Borrower provides prior written notice of such Transfers to Lender, together with all supporting information and documentation required by Lender in connection with such Transfers, (ii) Borrower pays any and all Lender's costs in connection with the review of any such Transfer, and (iii) no such Transfer results in a change of Control.

          (h) Transfers of Equity Interests to any member of the Macquarie Group, without the payment of any fee, provided that (i) Borrower provides prior written notice of such Transfers to Lender, together with all supporting information and documentation required by Lender in connection with such Transfers, (ii) Borrower pays any and all Lender's reasonable out of pocket expenses in connection with the review of any such Transfer, and (iii) no such Transfer results in a change of Control.

          "PERSON" means an individual, partnership, limited partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

          "PERSONAL PROPERTY" has the meaning set forth in the Security Instrument.

          "PNC BANK" means PNC Bank, National Association.

          "PREPAYMENT FEE" has the meaning set forth in Section 2.05(b) of this Loan Agreement.

          "PROPERTY" means collectively, all Individual Properties securing the Loan, as described on Exhibit G attached hereto, or one or more of the Individual Properties, as the context requires.

          "PROPERTY MANAGEMENT CONTRACT" means that certain Operations Agreement between Borrower and Property Manager which provides for the management of the Property for Borrower by Property Manager.

          "PROPERTY MANAGER" means Airport Parking Management, Inc., a Delaware corporation or any third party property manager retained by Borrower at Lender's direction or with Lender's approval, all as set forth in this Loan Agreement.

          "QUALIFIED TRANSFEREE" shall mean one or more of the following:

          (i) a real estate investment trust, bank, saving and loan association, investment bank, insurance company, trust company, commercial credit corporation, pension plan, pension fund or pension advisory firm, mutual fund, government entity or plan, provided that any such Person referred to in this clause (i) satisfies the Eligibility Requirements;

          (ii) an investment company, money management firm or "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended, or an institutional "accredited investor" within the meaning of Regulation D under the Securities Act of 1933, as amended, provided that any such Person referred to in this clause (ii) satisfies the Eligibility Requirements;

          (iii) an institution substantially similar to any of the foregoing entities described in clauses (i) or (ii) that has total assets (in name or under management) in excess of $600,000,000 and (except with respect to a pension advisory firm or similar fiduciary) capital/statutory surplus or shareholder's equity of $250,000,000 satisfies the Eligibility Requirements;

          (iv) any entity controlled by any of the entities described in clauses
(i), (ii) or (iii) above; or

          (v) an investment fund, limited liability company, limited partnership or general partnership where a Permitted Fund Manager or an entity that is otherwise a Qualified Transferee under clauses (i), (ii), (iii) or (iv) of this definition acts as the general partner, managing member or fund manager and at least 50% of the equity interests in such investment vehicle are owned, directly or indirectly, by one or more entities that are otherwise Qualified Transferees under clauses (i), (ii), (iii) or (iv) of this definition.

which entity also either satisfies or engages a property manager or employs a management team which satisfies the following:

     1) has at least five (5) years' experience in the management of off-airport parking operations similar to the operation of the Property.

     2) operates at least ten (10) off-airport parking facilities which (i) are located at a minimum of six (6) different airports nationally;
          (ii) contain a minimum of 12,000 parking spaces in aggregate, and
          (iii) generate a minimum revenue of $25 million annually.

          "RATE CAP" means an interest rate cap in the notional amount of the Outstanding Loan Amount obtained by Borrower as protection against interest rate fluctuations under the Loan, which interest rate cap shall remain in effect until the Maturity Date.

          "RATE CAP AGREEMENT" means the written agreement evidencing the financial and performance terms of the Rate Cap purchased by Borrower from Rate Cap Provider which satisfies all requirements of Section 2.07 of this Loan Agreement.

          "RATE CAP PROVIDER" means the counterparty issuing a Rate Cap to Borrower.

          "RATE CAP PROVIDER CONSENT" means the Rate Cap Provider Consent and Acknowledgement to Assignment of Rate Cap with respect to the assignment of the Rate Cap from Borrower to Lender, executed by the Rate Cap Provider in favor of Lender.

          "RATE SWAP" means an interest rate swap in the notional amount of the Outstanding Loan Amount obtained by Borrower as protection against interest rate fluctuations under the Loan, which interest rate swap shall remain in effect until the Maturity Date.

          "RATE SWAP AGREEMENT" means the written agreement evidencing the financial and performance terms of the Rate Swap purchased by Borrower from Rate Swap Provider which satisfies all requirements of Section 2.07 of this Loan Agreement. Such Rate Swap Agreement will require Borrower to pay a fixed interest rate on a monthly, actual/360 basis and receive the Applicable Interest Rate on the same basis, which payments will be paid and received on a net basis.

          "RATE SWAP PROVIDER" means the counterparty issuing a Rate Cap to Borrower.

          "RATE SWAP PROVIDER CONSENT" means the Rate Swap Provider Consent and Acknowledgement to Assignment of Rate Swap with respect to the assignment of the Rate Swap from Borrower to Lender, executed by the Rate Swap Provider in favor of Lender.

          "RATING AGENCIES" means Fitch, Inc., Moody's Investors Service, Inc. and S & P, or any successor entity of the foregoing, or any other nationally recognized statistical rating organization to the extent that any of the foregoing have been or will be engaged by Lender or its designees in connection with or in anticipation of Securitization or any other sale or grant of participation interests in the Loan (or any part thereof).

          "RATING CONFIRMATION" means a written confirmation from each of the Rating Agencies (unless otherwise agreed by Lender) that an action shall not result in a downgrade, withdrawal or qualification of any securities issued in connection with a Securitization.

          "RELEASE PROPERTY" means any group of Individual Properties assigned one (1) Allocated Loan Amount as listed on Exhibit E. For the avoidance of doubt, Borrower may only obtain a partial release of an Individual Property if each Individual Property in the related Allocated Loan Amount group listed on Exhibit E is also simultaneously released (for example, in order to effectuate a release of the Property located at 2731 Airways, Memphis, TN, the Property located 2303 Democrat, Memphis, TN must also be simultaneously be released).

          "RENT ROLL" means a statement from Borrower, in a form reasonably acceptable to Lender, detailing the names of all tenants of the Property, the portion of Property occupied by each tenant, the base rent and any other charges payable under each Lease, the term of each Lease, the beginning date and expiration date of each Lease, whether any tenant is in default under its Lease (and detailing the nature of such default), and any other information as is reasonably required by Lender, all certified by a Responsible Officer to be true, correct and complete.

          "RENTS" has the meaning set forth in the Security Instrument.

          "REPLACEMENT RESERVE ACCOUNT" means an account held by Lender, or Lender's designee, in which the Monthly Replacement Reserve Deposits will be held, which shall not constitute a trust fund.

          "REPLACEMENT RESERVE CAP" has the meaning set forth in Section
4.05(b).

          "REPLACEMENTS" means the scheduled repairs and replacements to the Property identified on Exhibit F hereto.

          "REQUIREMENTS OF LAW" means (a) the organizational documents of an entity, and (b) any law, regulation, ordinance, code, decree, treaty, ruling or determination of an arbitrator, court or other Governmental Authority, or any Executive Order issued by the President of the United States, in each case applicable to or binding upon such Person or to which such Person, any of its property or the conduct of its business is subject including, without limitation, laws, ordinances and regulations pertaining to the zoning, occupancy and subdivision of real property.

          "RESERVE ACCOUNTS" means, individually and collectively, as the context requires, the Tax Escrow Account, the Insurance Premium Escrow Account, the Replacement Reserve Account, the Capital Improvements/Deferred Maintenance Escrow Account, the Leasehold Payment Reserve Account, the Excess Cash Flow Reserve Account and the Swap Payments Reserve Account.

          "RESERVE ITEM" means, individually and collectively, as the context requires, the Replacements and the Capital Improvements/Deferred Maintenance.

          "RESPONSIBLE OFFICER" means, as to any Person, an individual who is a managing member, a general partner, the chief executive officer, the president or any vice president of such Person or, with respect to financial matters, the chief financial officer or treasurer of such Person or any other officer authorized by such Person to deliver documents with respect to financial matters pursuant to this Loan Agreement.

          "RESTORATION" means the repairs, replacements, improvements, or rebuilding of or to the Property following a Casualty or Condemnation.

          "RESTORATION DEFICIENCY DEPOSIT" has the meaning set forth in Section 9.04(d) of this Loan Agreement. All amounts deposited by Borrower with Lender as the Restoration Deficiency Deposit shall become a part of the Restoration Proceeds and disbursed by Lender for

Restoration on the same conditions applicable to disbursement of Restoration Proceeds and, until so disbursed, are pledged to Lender as security for the Loan and Obligations.

          "RESTORATION HOLDBACK" has the meaning set forth in Section 9.04(e) of this Loan Agreement.

          "RESTORATION PROCEEDS" has the meaning set forth in Section 9.04(b) of this Loan Agreement.

          "S & P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and any successor thereto.

          "SECOND EXTENDED MATURITY DATE" has meaning set forth in Section 2.03(d) of this Loan Agreement.

          "SECOND EXTENSION TERM" has meaning set forth in Section 2.03(d) of this Loan Agreement.

          "SECURITIES ACT" means the Securities Act of 1933 and any successor statute thereto and the related regulations issued thereunder, all as amended from time to time.

          "SECURITIES EXCHANGE ACT" means the Securities Exchange Act of 1934, and any successor statute thereto and the related regulations issued thereunder, all as amended from time to time.

          "SECURITIES LIABILITIES" has the meaning provided in Section 15.05 of this Loan Agreement.

          "SECURITIZATION" or "SECURITIZE" means the sale of the Loan, by itself or as part of pool with other loans, in a transaction whereby mortgage pass-through certificates or other securities evidencing a beneficial interest, backed by the Loan or such pool of loans, will be sold as a rated or unrated public offering or private placement.

          "SECURITY INSTRUMENT" means those certain Mortgages, Assignment of Rents and Leases, Security Agreement and Fixture Filing, or the Deed of Trust, Assignment of Rents and Leases, Security Agreement and Fixture Filing, as applicable, encumbering the Property and executed by Borrower to Lender or to a trustee for the benefit of Lender, as the case may be, to secure Borrower's payment of the Loan and performance of the Obligations.

          "SEVERANCE AGREEMENT" shall have the meaning set forth in the Recitals of this Loan Agreement.

          "SINGLE PURPOSE ENTITY" has the meaning set forth in Section 7.02 of this Loan Agreement.

          "STANDARD LEASE FORM" means, as applicable, the standard form of lease agreement used by Borrower for the rental of commercial units at the Property and the standard form of lease agreement used by Borrower for the rental of residential units at the Property, in each case in the form certified to Lender as of the Closing Date or subsequently approved by Lender in writing.

          "STRIKE RATE" means with respect to the period from and including the Closing Date through the end of the Interest Accrual Period in which the Maturity Date falls, six and five tenths percent (6.50%) or less. The Strike Rate for any Extension Term shall be determined by Lender in accordance with
Section 2.03(d) hereof.

          "SWAP BREAKAGE" means any breakage or termination charges or amounts due from Guarantor in connection with any full or partial termination under any Rate Swap Agreement.

          "SWAP FIXED RATE" means six and five tenths percent (6.50%) or less.

          "SWAP GAIN" means any (i) payment due Borrower pursuant to the Rate Swap Agreement and (ii) net hedge gain due to Borrower in connection with any full or partial termination under any Rate Swap Agreement.

          "SWAP PAYMENT RESERVE ACCOUNT" means an account held by Lender, or Lender's designee, in which the Swap Payments will be held, which shall not constitute a trust fund.

          "SWAP PAYMENTS" mean any payments required to be paid to the applicable Rate Swap Provider pursuant to the Rate Swap Agreement.

          "TAX CODE" means the Internal Revenue Code of 1986 and the related Treasury Department regulations issued thereunder, including temporary regulations, all as amended from time to time.

          "TAX ESCROW ACCOUNT" means an account held by Lender, or Lender's designee, in which Borrower's initial deposit for Taxes made on the Closing Date and the Monthly Tax Deposits will be held, which shall not constitute a trust fund.

          "TAXES" means all real estate taxes, government assessments or impositions, lienable water charges, lienable sewer rents, assessments due under owner association documents, ground rents, vault charges and license fees for the use of vault chutes and all other charges (other than the Other Charges), now or hereafter levied or assessed against the Land and Improvements.

          "TEXAS EQUITY OWNER" means PCAA GP, LLC, a Delaware limited liability company.

          "TITLE INSURANCE POLICY" means the mortgagee title insurance policy obtained by Lender in connection with the Loan, and, until the issuance of such policy, the commitment for title insurance as marked-up as of the Closing Date, in either case in form and substance (with such endorsements and affirmative coverages) as is satisfactory to Lender, insuring that the Security Instrument constitutes a perfected first Lien against the Property in the Loan Amount, subject only to Permitted Encumbrances.

          "TRADEMARKS" means those trademarks listed on Schedule 7.02(a)(xx).

          "TRANSFER" means any action other than a Permitted Transfer by which either (a) the legal or beneficial ownership of the Equity Interests in Borrower or in Texas Equity Owner or in Equity Owner or, if the Guarantor is an entity, in the Guarantor (b) the legal or equitable title to the Property, or any part thereof, or (c) the cash flow from the Property or any portion thereof, are sold, assigned, transferred or disposed of, in each case (a), (b) or (c) whether undertaken, directly or indirectly, or occurring by operation of law or otherwise, including, without limitation, each of the following actions:

               (i) the sale, conveyance, assignment, grant of an option with respect to, mortgage, deed in trust, pledge, grant of a security interest in, or any other transfer, as security or otherwise, of the Property or with respect to the Leases or Rents (or any thereof);

               (ii) the grant of an easement across the Property (other than minor easements not having a Material Adverse Effect) or any other agreement granting rights in or restricting the use or development of the Property (including, without limitation, air rights);

               (iii) an installment sale wherein Borrower agrees to sell the
                    Property for a price to be paid in installments;

               (iv) an agreement by Borrower leasing all or a substantial part of the Property for other than actual occupancy by a space tenant thereunder; or

               (v) the issuance of additional partnership, membership or other equity interests, as applicable.

          "TRANSFEREE" has the meaning provided in Section 6.08 of this Loan Agreement.

          "TRUST" shall have the meaning set forth in the Recitals of this Loan Agreement.

          "UCC" means the Uniform Commercial Code in effect in the State where the Property is located, as from time to time amended or restated. For purposes of the UCC's application to the Reserve Accounts, the parties agree that the Reserve Accounts shall be deemed located in the laws of the State of New York.

          "UNDERWRITER GROUP" has the meaning provided in Section 15.05 of this Loan Agreement.

ATTACHMENTS:

Schedule 2.02(b)     Margins
Schedule 7.02(a)(xx) Trademarks
Schedule 8.01        Exceptions to Required Approvals
Schedule 8.04        Litigation
Schedule 8.08        Condemnation Proceedings
Schedule 8.09        Exceptions to Compliance with Requirements of Law
Schedule 8.10        Exceptions to Required Licenses and Permits
Schedule 8.11        Exceptions to Separate Tax Lots
Schedule 8.15        Encroachments
Schedule 8.19(a)     Leases
Schedule 8.19(d)     Leases to Related Persons
Schedule 8.32(a)     Leases for which no memorandum has been recorded and
                     Changes since Memorandum of Lease; Overflow Parking Leases
Schedule 8.32(c)     Overflow Parking Leases That Do Not Permit Assignment
Schedule 8.32(d)     Parking Lease Defaults
Schedule 8.32(e)     Exceptions to Notice Requirement under Parking Leases
Schedule 8.32(f)     Exceptions to Cure Provisions under Parking Leases
Schedule 8.32(g)     Term and Extension Options of Parking Leases
Schedule 8.32(h)     Restriction on New Lease
Schedule 8.32(i)     Exceptions to Insurance/Condemnation Proceeds Application
                     under Parking Leases
Schedule 8.32(j)     Restrictions to Subletting under Parking Leases
Schedule 9.20(b)     Overflow Parking Leases for Which Modification or
                     Termination is Permitted
Schedule 15.02       Required Estoppels
Exhibit A            Compliance Certificate Form
Exhibit B            Disbursement Request Form
Exhibit C            Capital Improvements/Deferred Maintenance
Exhibit D            Organizational Chart
Exhibit E            Allocated Loan Amount
Exhibit F            Replacements
Exhibit G            List of Properties
Exhibit H            Outparcel [Oklahoma City Outparcel]
Exhibit I            Environmental Remediation
Exhibit J            Parking Leases
Exhibit K            Parking Lot Operations

          [REMAINDER OF PAGE IS BLANK; SIGNATURES APPEAR ON NEXT PAGE.]

          IN WITNESS WHEREOF, Lender and Borrower hereby sign, seal and deliver this Loan Agreement. By signing below on behalf of PCAA Texas, Texas Equity Owner also consents, in its individual capacity, to the obligations of Texas Equity Owner set forth in Sections 7.02(b), 7.02(d), 9.11(c), 8.21 and Article 15 of this Loan Agreement. By signing below on behalf the LLC Borrowers, Equity Owner also consents, in its individual capacity, to the obligations of Equity Owner set forth in Sections 7.02(c), 7.02(d), 9.11(c), 8.21 and Article 15 of this Loan Agreement.

                                        LENDER:

                                        CAPMARK FINANCE INC., a California
                                        Corporation


                                        By: /s/ Philip Long
                                            ------------------------------------
                                        Name: Philip Long
                                        Title: Vice President

                     [Signatures continue on following page]

                       [Signature Page to Loan Agreement]

BORROWER:

PARKING COMPANY OF AMERICA AIRPORTS,    PARKING COMPANY OF AMERICA AIRPORTS
LLC, a Delaware limited liability       PHOENIX, LLC, a Delaware limited
company                                 liability company

By: PCAA Parent, LLC, a Delaware        By: PCAA Parent, LLC, a Delaware limited
    limited liability company, its          liability company, its sole member
    sole member

    By: Parking Company of America          By: Parking Company of America
        Airports Holdings, LLC, a               Airports Holdings, LLC, a
        Delaware limited liability              Delaware limited liability
        company, its Managing Member            company, its Managing Member

        By: Macquarie Americas                  By: Macquarie Americas
            Parking Corporation, a                  Parking Corporation, a
            Delaware corporation, its               Delaware corporation, its
            Managing Member                         Managing Member


            By: /s/ Greg Andrews                    By: /s/ Greg Andrews
                ---------------------                   ------------------------
            Name: Greg Andrews                      Name: Greg Andrews
            Title: President                        Title: President

State Identification Number: 3561583    State Identification Number: 3561638

Tax Identification Number: 55-0799249   Tax Identification Number: 73-1678343


PCAA SP, LLC, a Delaware limited        PCA AIRPORTS, LTD., a Texas limited
liability company                       partnership

By: PCAA Parent, LLC, a Delaware        By: PCAA GP, LLC, a Delaware limited
    limited liability company, its          liability company, its general
    sole member                             partner

    By: Parking Company of America          By: PCAA Parent, LLC, a Delaware
        Airports Holdings, LLC, a               limited liability company,
        Delaware limited liability              its sole member
        company, its Managing Member
                                                By: Parking Company of
        By: Macquarie Americas                      America Airports
            Parking Corporation, a                  Holdings, LLC, a Delaware
            Delaware corporation, its               limited liability
            Managing Member                         company, its Managing
                                                    Member

            By: /s/ Greg Andrews                    By: Macquarie Americas
                ---------------------                   Parking Corporation,
            Name: Greg Andrews                          a Delaware
            Title: President                            corporation, its
                                                        Managing Member


                                                        By: /s/ Greg Andrews
                                                            --------------------
                                                        Name: Greg Andrews
                                                        Title: President

State Identification Number: 4005464    State Identification Number: 800143785

Tax Identification Number: 20-3223465   Tax Identification Number: 73-1678348

                       [Signature Page to Loan Agreement]

                                SCHEDULE 2.02(B)

                                     MARGINS

                                             FIRST EXTENSION TERM   SECOND EXTENSION
  NOTE         AMOUNT       INITIAL MARGIN          MARGIN             TERM MARGIN
  ----     --------------   --------------   --------------------   ----------------
NOTE A-1   $49,000,000.00         1.00%               1.11%                1.21%
NOTE A-2   $49,000,000.00         1.00%               1.11%                1.21%
NOTE A-3   $49,000,000.00         1.00%               1.11%                1.21%
NOTE B-1   $24,000,000.00       4.6563%             5.1319%              5.6381%
NOTE B-2   $24,000,000.00       4.6563%             5.1319%              5.6381%